Exhibit 10.2

CREDIT AGREEMENT
Dated as of January 5, 2010
Among
TARGA RESOURCES, INC.,
as the Borrower,
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Administrative Agent,
DEUTSCHE BANK SECURITIES INC. and
CREDIT SUISSE SECURITIES (USA) LLC,
as Joint Lead Arrangers,
CREDIT SUISSE SECURITIES (USA) LLC and
CITADEL SECURITIES LLC,
as the Co-Syndication Agents,
DEUTSCHE BANK SECURITIES INC.,
CREDIT SUISSE SECURITIES (USA) LLC,
CITADEL SECURITIES LLC,
BANC OF AMERICA SECURITIES LLC and
BARCLAYS CAPITAL
as Joint Book Runners,
BANK OF AMERICA, N.A.,
BARCLAYS BANK PLC and
ING CAPITAL LLC
as the Co-Documentation Agents,
and
The Other Lenders Party Hereto

-i-

-ii-

-iii-

-iv-

SCHEDULES
1.01A	Certain Permitted Hedging Parties
1.01B	Excluded Subsidiaries
1.01C	Unrestricted Subsidiaries
1.01D	Existing Letters of Credit
1.01E	Closing Date Secured Hedge Agreement
2.01	Commitments and Pro Rata Shares
4.01	Security Documents
5.12	Subsidiaries; Equity Interests; Taxpayer Identification Number
5.19	Material Real Property
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.09	Affiliate Transactions
7.10	Burdensome Agreements
10.02	Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS
Form of
A	Borrowing Notice
B	Swing Line Loan Notice
C-1	Term Note
C-2	Revolving Credit Note
C-3	Swing Line Note
D	Compliance Certificate
E	Assignment and Assumption
F	Guaranty
G	Mortgage
H	Intercreditor Agreement
I	Pledge and Security Agreement
J	OMR Notice
K	Lender Participation Notice
L	Open Market Repurchase Notice
M	Legal Opinions
N-1	Non-Bank Tax Certificate (For Foreign Lenders That Are Not Partnerships For U.S.
Federal Income Tax Purposes)
N-2	Non-Bank Tax Certificate (For Foreign Lenders That Are Partnerships For U.S.
Federal Income Tax Purposes)
N-3	Non-Bank Tax Certificate (For Foreign Participants That Are Not Partnerships For
U.S. Federal Income Tax Purposes)
N-4	Non-Bank Tax Certificate (For Foreign Participants That Are Partnerships For U.S.
Federal Income Tax Purposes)
O	Letter of Credit Request
P	Officer’s Certificate

-v-

CREDIT AGREEMENT
     This CREDIT AGREEMENT (“Agreement”) is entered into as of January 5, 2010, among Targa Resources, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Deutsche Bank Trust Company Americas, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer and Credit Suisse AG, Cayman Islands Branch as an L/C Issuer.
     The Borrower has requested that the Revolving Credit Lenders provide a Revolving Credit Facility, and the Revolving Credit Lenders are willing to do so on the terms and conditions set forth herein.
     The Borrower has requested that the Term Lenders provide a term credit facility, and the Term Lenders are willing to do so on the terms and conditions set forth herein.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Acceptable Price” has the meaning specified in Section 2.05(c)(iii).
     “Acceptance Date” has the meaning specified in Section 2.05(c)(ii).
     “Acquired Entity or Business” means any Person, property, business or asset acquired by or invested in by the Borrower or any Restricted Subsidiary (but not any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently Disposed by the Borrower or such Restricted Subsidiary.
     “Additional Debt” means Indebtedness for borrowed money that is either (a) incurred under Section 7.03(p) or (b) not permitted by Section 7.03.
     “Administrative Agent” means Deutsche Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Agent-Related Person” means, with respect to any Agent, such Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors and attorneys-in-fact of such Agent and its Affiliates.
     “Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers named on the cover page hereto, the Joint Book Runners named on the cover page hereto, the Co-Syndication Agents named on the cover page hereto and the Co-Documentation Agents named on the cover page hereto.
     “Aggregate Commitments” means the Revolving Credit Commitments of all the Revolving Credit Lenders.
     “Agreement” means this Credit Agreement.
     “Applicable Period” has the meaning specified in the definition of “Applicable Rate.”
     “Applicable Rate” means a percentage per annum equal to:
     (a) with respect to Term Loans, (i) until delivery of financial statements for the fiscal quarter ending March 31, 2010, (A) for Eurodollar Rate Loans, 4.00% and (B) for Base Rate Loans, 3.00%, and (ii) thereafter, the percentages per annum set forth in the table below, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a);
     (b) with respect to Revolving Credit Loans, (i) until delivery of financial statements for the fiscal quarter ending March 31, 2010, (A) for Eurodollar Rate Loans, 4.00 and (B) for Base Rate Loans, 3.00%, and (ii) thereafter, the percentages per annum set forth in the table below, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a); and
     (c) with respect to commitment fees (“Commitment Fees”) payable pursuant to Section 2.09(a) with respect to the Revolving Credit Facility, (i) until delivery of financial statements for the fiscal quarter ending March 31, 2010, 0.75%, and (ii) thereafter, the percentages per annum set forth in the table below, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a).

Applicable Rate
		Eurocurrency	Base Rate for
		Rate for Term	Term Loans
	Consolidated	Loans and	and
	Leverage	Revolving	Revolving Credit
Pricing Level	Ratio	Credit Loans	Loans	Commitment Fee
1	>1.75:1	4.00%	3.00%	0.75%
2	≤1.75:1	3.75%	2.75%	0.50%
     With respect to clauses (a), (b) and (c) above, any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that (x) at the option of the Administrative Agent or Term Lenders holding a majority of the then outstanding Term Loans, the Applicable Rate for Term Loans shall be determined by reference to Pricing Level 1 as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Applicable Rate shall be otherwise determined in accordance with clause (a)), (y) at the option of the Administrative Agent or Revolving Credit Lenders holding a majority of the then outstanding Revolving Credit Commitments (excluding for this purpose the Revolving Credit Commitments of all Defaulting Lenders), the Applicable Rate for Commitment Fees shall be determined by reference to Pricing Level 1 as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Applicable Rate shall be otherwise determined in accordance with clause (b)) and (z) at the option of the Administrative Agent or Revolving Credit Lenders holding a majority of the then outstanding Revolving Credit Commitments (excluding for this purpose the Revolving Credit Commitments of all Defaulting Lenders), the Applicable Rate for Commitment Fees shall be 0.75% as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Applicable Rate shall be otherwise determined in accordance with clause (c)).
     In the event that any financial statements under Section 6.01 or a Compliance Certificate is shown to be inaccurate at any time that this Agreement is in effect and any Loans or Commitments are outstanding hereunder when such inaccuracy is discovered prior to the date on which all Loans have been repaid and all Commitments have been terminated, and such inaccuracy, if corrected, would have led to a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrower), and (iii) the Borrower shall pay to the Administrative Agent promptly upon demand (and in no event later than five (5) Business Days after demand) any additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any additional interest hereunder shall not be due and payable until demand is made for such payment pursuant to clause (iii) above and accordingly, any nonpayment of such interest as result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the Default Rate), at any time prior to the date that is five (5) Business Days following such demand.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Asset Disposition Event” means (a) the Disposition by the Borrower or any Restricted Subsidiary of any asset pursuant to Section 7.06(l), (b) the consummation of an MLP GP IPO or (c) any Casualty Event with respect to any property of the Borrower or any Restricted Subsidiary.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
     “Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
     “Audited Financial Statements” means the audited consolidated financial statements of the Borrower and its Subsidiaries as of December 31, 2008 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such periods of the Borrower and its Subsidiaries, including the notes thereto.
     “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Revolving Loan Maturity Date, (b) the date of termination in full of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the Revolving Credit Commitment pursuant to Section 8.02.
     “Backstop L/Cs” has the meaning specified in Section 6.18.
     “Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1%; (b) the rate of interest in effect for such day as publicly announced from time to time by Deutsche Bank as its “prime rate”; and (c) solely in the case of the Term Loans, 3.00%. The “prime rate” is a rate set by Deutsche Bank based upon various factors including Deutsche Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Deutsche Bank shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
     “Borrower” has the meaning specified in the introductory paragraph hereto.
     “Borrower Materials” has the meaning specified in Section 6.02.
     “Borrowing” means a borrowing consisting of simultaneous Loans of the same Class and Type, and, in the case of Eurodollar Rate Loans, having the same Interest Period.
     “Building” means a walled or roofed structure, other than a gas or liquid storage tank, that is principally above ground and affixed to a permanent site, and a walled and roofed structure while in the course of construction, alteration and repair.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
     “Capital Expenditures” means, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries and (b) without duplication, the value of all assets under Capital Leases incurred by the Borrower and the Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets (x) that are covered by insurance of the Borrower or the Restricted Subsidiaries against the loss of or damage to the assets being replaced, restored or repaired or (y) financed with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in or exchange of existing equipment or assets to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment or assets for the equipment or assets being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the proceeds of Dispositions outside the ordinary course of business, as determined in good faith by the Borrower, that are not required to be applied to prepay Term Loans pursuant to Section 2.05(b) and that are not applied to make Restricted Payments or increase capacity to make Restricted Payments under Section 7.07(i)(ii), (iv) expenditures in respect of operating leases, (v) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for by, or for which the Borrower or a Restricted Subsidiary receives reimbursement in cash (or through the contribution of commodities or other current assets or through rate and/or fee discounts) from a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation in exchange for such reimbursement to such Person or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made, or (vii) expenditures that constitute Permitted Acquisitions.
     “Capital Lease” means any lease that has been or should be, in accordance with GAAP recorded as a capital lease. Any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease shall be treated as an operating lease for all purposes under this Agreement.
     “Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person as of the date of any determination thereof.
     “Cash Collateral Account” means a blocked account at the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.
     “Cash Collateralize” has the meaning specified in Section 2.03(g).
     “Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.
     “Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person.
     “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     “Change of Control” means the earlier to occur of
     (a) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of a majority of the Voting Stock of the Borrower; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if,
     (i) any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, (A) the Permitted Holders otherwise have the right,

directly or indirectly, to designate (and do so designate) a majority of the board of directors of the Borrower or (B) the Permitted Holders own, directly or indirectly, of record and beneficially an amount of Voting Stock of the Borrower that is more than fifty percent (50%) of the amount of Voting Stock of the Borrower owned, directly or indirectly, by the Permitted Holders of record and beneficially as of the Closing Date (determined by taking into account any stock splits, stock dividends or other events subsequent to the Closing Date that changed the amount of Voting Stock, but not the percentage of Voting Stock, held by the Permitted Holders) and such ownership by the Permitted Holders represents the largest single block of Voting Stock of the Borrower held by any Person or related group for purposes of Section 13(d) of the Exchange Act, or
     (ii) at any time after the consummation of a Qualifying IPO, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of outstanding Voting Stock of the Borrower and (y) the percentage of the then outstanding Voting Stock of the Borrower owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during each period of twelve (12) consecutive months, a majority of the board of directors of the Borrower shall consist of the Continuing Directors; or
     (b) any “Change of Control” (or any comparable term) in any document pertaining to the Senior Secured Notes or any Permitted Refinancing thereof.
     “Class” (a) as to any Loan, means its status as a Revolving Credit Loan, Swing Line Loan, Term Loan or Incremental Term Loan (of a specified tranche) and (b) with respect to any Commitment, means its status as a Revolving Credit Commitment, a Term Commitment or a commitment to make an Incremental Term Loan (of a specified tranche).
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
     “Closing Fee” has the meaning set forth in Section 2.09(c).
     “Code” means the Internal Revenue Code of 1986.
     “Collateral” means all property of any kind, including the Material Fee Owned Properties and the Material Leases, which is subject to a Lien in favor of Secured Parties (or in favor of the Administrative Agent or the Collateral Agent for the benefit of Secured Parties) or which, under the terms of any Security Document, is purported to be subject to such a Lien, in each case granted or created to secure all or part of the Obligations.

     “Collateral Agent” means Deutsche Bank, acting through one or more of its branches or Affiliates, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.
     “Commitment” means, as to each Lender, its Revolving Credit Commitment, Term Commitment and commitment to make Incremental Term Loans, as applicable.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit D.
     “Consolidated Adjusted EBITDA” means, for any period, Consolidated EBITDA; provided that, if, during the four fiscal quarter period ending on the date for which Consolidated EBITDA is determined, the Borrower or any Restricted Subsidiary shall have made any Pro Forma Transaction, Consolidated EBITDA calculated on a Pro Forma Basis.
     “Consolidated EBITDA” means, for any period, the sum of the Consolidated Net Income of the Borrower and its Restricted Subsidiaries during such period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) all Consolidated Interest Expense for such period, (ii) all Federal, state, local and foreign income taxes (including any franchise taxes to the extent based upon net income) for such period, (iii) all depreciation, amortization (including amortization of goodwill, debt issue costs and amortization under FAS Rule 123) and other non-cash charges, any provision for the reduction in the carrying value of assets recorded in accordance with GAAP, any unusual or non-recurring charges and any non-cash gains (or losses) resulting from mark to market activity as a result of the implementation of Statement of Financial Accounting Standards 133, “Accounting for Derivative Instruments and Hedging Activities,” and not treating write-downs or write-offs of receivables as non-cash charge) for such period, (iv) all fees, costs and expenses incurred in connection with the Transaction, and (v) the amount of any management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor plus (b) solely for purposes of calculating compliance with Section 7.11 and not for any other calculation involving Consolidated EBITDA, at the election of the Borrower for a maximum of four consecutive quarters, to the extent any assets or operations owned by or used by the Borrower, its Restricted Subsidiaries or any Existing JV have been directly disrupted due to any Casualty Event resulting from a named windstorm during such period, for each fiscal quarter occurring during such period, an amount, if positive, equal to 75% of the average quarterly Consolidated EBITDA attributable to any such assets or operations for the two fiscal quarter period occurring immediately prior to the occurrence of such Casualty Event (net of any actual positive Consolidated EBITDA contribution from such assets or operations for such period including as a result of the receipt of business interruption insurance proceeds in respect thereof) (the “Casualty Event EBITDA Adjustment”) and minus (c) the following to the extent included in calculating such Consolidated Net Income, (i) all Federal, state, local and foreign income tax credits for such period, (ii) all non-cash items of income (other than account receivables and similar items arising from the normal course of business and reflected as income under accrual methods of accounting consistent with past practices) for such period, (iii) any cash expenditures in respect of non-cash charges added back to any previous period pursuant to clause (a)(iii) above and (iv) to the extent any cash proceeds of business interruption insurance are received with respect to a Casualty Event for which a Casualty Event EBITDA Adjustment was made after the period in which such Casualty Event EBITDA Adjustment was applied, any cash proceeds of business interruption insurance up to the amount added to Consolidated EBITDA as a result of such Casualty Event EBITDA Adjustment. Notwithstanding anything else set forth herein, the parties agree that for the purposes of any calculations hereunder, Consolidated EBITDA and Adjusted EBITDA for the fiscal quarter ended (1) December 31, 2008 is $31,000,000, (2) March 31, 2009 is $32,000,000, (3) June 30, 2009 is $46,900,000 and (4) September 30, 2009 is $35,700,000.
     “Consolidated Funded Indebtedness” means, as of any date of determination, without duplication, an amount not less than zero equal to (a) the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries (and the Borrower’s and its Restricted Subsidiaries’ pro rata share of Indebtedness of the Existing JVs) outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capital Leases and debt obligations evidenced by promissory notes or similar instruments (or Guarantees of any of the foregoing), minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens and Liens permitted by clause (a), (l) or (s) of Section 7.01) in excess of $10,000,000 included in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date. Without limitation on the foregoing, Consolidated Funded Indebtedness shall not include (i) any letters of credit, (ii) obligations under any Swap Contracts or other hedging agreements and (iii) Guarantees by the Borrower or any Guarantor of any Holdco Loans held by the Borrower or a Restricted Subsidiary.
     “Consolidated Interest Expense” means, for any period, without duplication, the sum of the cash interest expense (including that attributable to Capital Leases), net of cash interest income, of the Borrower and its Restricted Subsidiaries (plus the Borrower’s and its Restricted Subsidiaries’ pro rata share of the cash interest expense (including that attributable to Capital Leases), net of cash interest income of the Existing JVs), determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries, provided that, if, during the four fiscal quarter period ending on the date for which Consolidated Interest Expense is determined, the Borrower or any Restricted Subsidiary shall have made any Pro Forma Transaction, Consolidated Interest Expense shall be calculated on a Pro Forma Basis. Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Interest Expense for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.
     “Consolidated Leverage Ratio” means, for any date of determination (i) Consolidated Funded Indebtedness on such date of determination to (ii) Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the date of determination for which a Compliance Certificate has been delivered.

     “Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) any income (loss) for such period attributable to the early extinguishment of Indebtedness and (d) gains and losses on Dispositions outside the ordinary course of business. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements, as a result of any acquisition consummated prior to the Closing Date, any Permitted Acquisitions, or the amortization or write-off of any amounts thereof. There also shall be excluded from Consolidated Net Income for any period any net income (loss) of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends, distributions or other payments from such Person, that are actually paid in cash (or to the extent promptly converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period; provided, further, that for purposes of calculating Consolidated EBITDA in connection with determining the Consolidated Leverage Ratio and the Interest Coverage Ratio, the Borrower’s and its Restricted Subsidiaries’ pro rata share of any net income (loss) for such period (calculated in the manner set forth above) of the Existing JVs shall be included in Consolidated Net Income to the extent not otherwise included pursuant to this definition.
     “Consolidated Net Tangible Assets” means, at any date of determination, the total amount of consolidated assets of the Borrower and its Restricted Subsidiaries after deducting therefrom: (a) all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (ii) current maturities of long-term debt); and (b) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries for the most recently completed fiscal quarter, prepared in accordance with GAAP.
     “Continuing Directors” means the directors of the Borrower on the Closing Date, and each other director, if such other director’s nomination for election to the board of directors of the Borrower is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of the Borrower.
     “Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.”
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
     “Credit Increase” has the meaning specified in Section 2.14(a).
     “Credit Suisse AG” means Credit Suisse AG, Cayman Islands Branch.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means (a) when used with respect to Loan Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate with respect to Eurodollar Rate Loans plus 2% per annum.
     “Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”
     “Deutsche Bank” means Deutsche Bank Trust Company Americas, and its successors and assigns.
     “Discount Range” has the meaning specified in Section 2.05(c)(ii).
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” or “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interest to another Person.
     “Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Term Loan Maturity Date (regardless of whether any Term Loans are outstanding) or, if any Incremental Term Loans have been made at the time of issuance thereof, the maturity date of such Incremental Term Loans.
     “Dollar” and “$” mean lawful money of the United States.
     “Domestic Lender” means any Lender that is not a Foreign Lender.
     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
     “Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
     “Eligible Equity Interests” means all shares of capital stock or other Equity Interests of whatever class of any First-Tier Foreign Subsidiary that are owned by the Borrower or any Guarantor, in each case together with any certificates evidencing the same, excluding, however, all shares of capital stock or other Equity Interests of such First-Tier Foreign Subsidiary which represent in excess of 66% of the combined voting power of all classes of the Equity Interests of such First-Tier Foreign Subsidiary.
     “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, authorizations, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries (whether imposed by Law or imposed or assumed by any contract, agreement or other consensual arrangement or otherwise), and directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, or (d) the release or threatened release of any Hazardous Materials into the environment.

     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “Equity Investors” means the Sponsor and the Management Stockholders.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code solely for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
     “Eurodollar Rate” means a rate per annum equal to the higher of (a) solely in the case of the Term Loans, 2.00% and (b) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if such rate is not available at such time for any reason, then the rate pursuant to clause (b) for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the Eurodollar Rate Loan being made, continued or converted by Deutsche Bank and with a term equivalent to such Interest Period would be offered by Deutsche Bank’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
     “Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.
     “Event of Default” has the meaning specified in Section 8.01.
     “Excess Cash Flow” means, for any period, an amount equal to the excess of:
     (a) the sum, without duplication, of:
     (i) Consolidated Net Income for such period,
     (ii) an amount equal to the amount of all depreciation, amortization and non-cash charges to the extent deducted in arriving at such Consolidated Net Income, and
     (iii) the amount of tax expense deducted in determining Consolidated Net Income in such period to the extent exceeding the amount of cash taxes paid in such period; over
     (b) the sum, without duplication, of:
     (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income,
     (ii) without duplication of amounts deducted pursuant to clause (ix) below in prior fiscal years, the amount of Capital Expenditures (without giving effect to the proviso in such definition) made in cash by the Borrower and the Restricted Subsidiaries during such period, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of the Borrower or the Restricted Subsidiaries,
     (iii) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries on a consolidated basis (including the principal component of payments in respect of Capital Leases but excluding (A) all prepayments of Loans and (B) any prepayments made under any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of other Indebtedness of the Borrower or the Restricted Subsidiaries,
     (iv) cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness, except to the extent financed with the proceeds of Indebtedness of the Borrower or the Restricted Subsidiaries,

     (v) the amount of Restricted Payments paid by the Borrower during such period pursuant to clause (h) of Section 7.07 to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,
     (vi) without duplication of amounts deducted pursuant to clause (ix) below in prior fiscal years, the amount of Investments and acquisitions made in cash during such period pursuant to clauses (d), (f), (h), (i), (j), (l), (q), (r), and (s) of Section 7.02 to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,
     (vii) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) from internally generated funds (excluding expenditures consisting of the repayment of Indebtedness or the making of any Restricted Payments or Investments) to the extent that such expenditures are not expensed during such period or any previous period,
     (viii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,
     (ix) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and
     (x) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Excluded Collateral” means any of the following assets now owned or hereafter acquired by the Borrower or any Guarantor: (i) equity interests in joint ventures (excluding Wholly Owned Subsidiaries) owned by the Borrower or any Restricted Subsidiary, to the extent a pledge thereof would violate or require the consent of a counterparty under the relevant joint venture arrangements, (ii) vehicles subject to certificate of title statutes, (iii) interests in real property other than Material Leases, Material Fee Owned Properties and Material Pipelines, (iv) assets to which the granting or perfecting a security interest would violate any applicable law, (v) any lease, license or other agreement to the extent the grant of a security interest therein would result in an invalidation thereof or constitute a breach or violation of such agreement (other than any non-assignment of payment intangibles provisions that is unenforceable under the Uniform Commercial Code), (vi) any assets with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a security interest therein shall be excessive in view of the benefits to be obtained by the Lenders or any other Secured Party therefrom, (vii) any asset of any Subsidiary that is not a Guarantor, (viii) Equity Interests of any Foreign Subsidiary of the Borrower or any Guarantor that are not Eligible Equity Interests and (ix) any “intent-to-use” trademark applications for which a statement of use has not been filed with and duly accepted by the United States Patent and Trademark Office (but only until such statement is filed and accepted).
     “Excluded Subsidiary” means (a) any Subsidiary that is (i) not a Wholly Owned Subsidiary, (ii) an Unrestricted Subsidiary or (iii) an Immaterial Subsidiary, (b) each Restricted Subsidiary listed on Schedule 1.01B hereto, (c) any Restricted Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (d) any Restricted Subsidiary that is a Domestic Subsidiary but is also a Subsidiary of a Foreign Subsidiary, and (e) any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guaranty shall be excessive in view of the benefits to be obtained by the Lenders or any other Secured Party therefrom; provided, however, that in no event shall any Subsidiary that is required to deliver a Mortgage under Section 6.12 or 6.17 constitute an Excluded Subsidiary.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any tax in the nature of branch profits tax under Section 884(a) of the Code that is imposed by any jurisdiction described in (a), (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States federal withholding tax that is imposed pursuant to any laws in effect at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Loan Party with respect to such U.S. federal withholding tax pursuant to Section 3.01(a) and (d) any withholding tax that is attributable to a Lender’s failure to comply with Section 3.01(e).

     “Existing JV” means each of Versado Gas Processors, L.L.C., a Delaware limited liability company, and Venice Energy Services Company, L.L.C., a Delaware limited liability company; provided, however, that in the event any such entity becomes a Wholly Owned Subsidiary of the Borrower, such entity shall cease to be an Existing JV.
     “Existing L/C” means each letter of credit set forth on Schedule 1.01D.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Deutsche Bank on such day on such transactions as determined by the Administrative Agent.
     “Fee Letter” means the letter agreement, dated January 5, 2010, among the Borrower and the Administrative Agent.
     “First-Tier Foreign Subsidiary” means a Foreign Subsidiary that is a direct Subsidiary of the Borrower or any Guarantor.
     “Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.
     “Foreign Lender” means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.
     “Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary and any Domestic Subsidiary, substantially all of the material assets of which are Equity Interests in Foreign Subsidiaries. Any unqualified reference to any Foreign Subsidiary shall be deemed a reference to a Foreign Subsidiary of the Borrower, unless the context clearly indicates otherwise.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guarantors” means, collectively, each Restricted Subsidiary of the Borrower that has become party to the Guaranty on the Closing Date or at any time thereafter, including pursuant to the requirements of Section 6.12, that has not been released from the Guaranty; provided, however, that no Foreign Subsidiary shall be a Guarantor.
     “Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent, L/C Issuers and the Lenders, substantially in the form of Exhibit F.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Hedging Party” means, in each case in its capacity as a party to a Swap Contract, (i) any Person that is a Lender or an Affiliate of a Lender, (ii) any Person listed on Schedule 1.01A hereto and any of such Person’s Affiliates and (iii) any other Person with the consent of the Administrative Agent, such consent not be unreasonably withheld or delayed.
     “Holdco” means Targa Resources Investments Inc.
     “Holdco Loans” means “Loans” as defined in the Holdco Credit Agreement, dated as of August 9, 2007, among Holdco, the lenders named therein and Credit Suisse Securities (USA) LLC, as administrative agent.
     “Holding Company” means, at any time, any company that at such time (a) owns (directly or indirectly through one or more other Holding Companies satisfying the requirements of this definition) a majority of the Voting Stock of the Borrower, (b) does not own any other material assets (other than cash, cash equivalents and Investments in other Holding Companies) and (c) does not engage in any business or activity other than serving as a direct or indirect holding company controlling the Borrower and activities incidental thereto.
     “Immaterial Subsidiary” means any one or more Restricted Subsidiary that is a Domestic Subsidiary of the Borrower or any of its Restricted Subsidiaries that, together with all other such Restricted Subsidiaries that have not executed and delivered a Guaranty, contribute less than 0.5% to Consolidated Net Tangible Assets and contribute less than 5% to Consolidated EBITDA.
     “Impacted Lender” means any Revolving Credit Lender (a) that has given verbal or written notice to the Borrower, the Administrative Agent, any L/C Issuer or any Revolving Credit Lender or has otherwise announced that such Revolving Credit Lender believes it will fail, or that fails, within 3 Business Days of written request from the Administrative Agent, to confirm in writing to the Administrative Agent that it will comply with its obligations under this Agreement to make available its portion of any incurrence of Loans or reimbursement obligations under Section 2.03(c), (b) with respect to which one or more Lender-Related Distress Events have occurred or (c) that is a Defaulting Lender. A Revolving Credit Lender shall cease to be an Impacted Lender upon and in the event that the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Borrower have determined, in their respective sole discretion, that such Revolving Credit Lender has adequately remedied all matters that caused such Revolving Credit Lender to become an Impacted Lender.
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
     (c) net obligations of such Person under any Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bonds, industrial development bonds and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) all Attributable Indebtedness in respect of Capital Lease Obligations and Synthetic Lease Obligations of such Person;
     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person (other than as permitted pursuant to Section 7.06) or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
     (h) all Guarantees of such Person in respect of any of the foregoing.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) if and to the extent such Indebtedness is limited in recourse to the property encumbered, the fair market value of the property encumbered thereby as determined by such Person in good faith.
     Notwithstanding the foregoing, Indebtedness will be deemed not to include Indebtedness of an MLP GP with respect to Indebtedness of the applicable MLP arising by operation of law due to such MLP GP’s position as a general partner of such MLP (or corresponding Indebtedness of any general partner of such MLP GP arising by operation of law due to such entity’s position as a general partner of such MLP GP); provided, however, that such Indebtedness is non-recourse to the Borrower or any of its Restricted Subsidiaries (other than such MLP GP and, if such MLP GP is a limited partnership, the general partner of such MLP GP).

     “Indemnified Taxes” means all Taxes other than Excluded Taxes.
     “Indemnitee” has the meaning specified in Section 10.04(b).
     “Information” has the meaning specified in Section 10.07.
     “Intercreditor Agreement” means (a) the Intercreditor Agreement, substantially in the form attached as Exhibit H, among the Borrower, the Collateral Agent and any Hedging Party that is party to any Secured Hedge Agreement and (b) each other intercreditor agreement or collateral trust or similar agreement among the Borrower, the Administrative Agent and a trustee or other agent on behalf of the holders of any Senior Secured Notes on customary terms and conditions as reasonably agreed by the Administrative Agent and the Borrower.
     “Interest Coverage Ratio” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, on any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the date of determination for which a Compliance Certificate has been delivered to (b) Consolidated Interest Expense for the period of four consecutive fiscal quarters most recently ended prior to the date of determination for which a Compliance Certificate has been delivered.
     “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.
     “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date three or six months (and in the case of the Revolving Credit Loans, one or two months) or if agreed by all applicable Lenders, nine or twelve months thereafter, as selected by the Borrower in its Borrowing Notice or such other period that is twelve months or less requested by the Borrower and consented to by all applicable Lenders; provided that:
     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (iii) no Interest Period shall extend beyond the applicable Maturity Date.

     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets that constitute a business unit, line of business or division of another Person.
     “Investment Increase” has the meaning specified in Section 6.14(b).
     “IP Rights” has the meaning specified in Section 5.16.
     “IRS” means the United States Internal Revenue Service.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).
     “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of such L/C Issuer and relating to any such Letter of Credit.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “L/C Advance” means, with respect to each Revolving Credit Lender, such Revolving Credit Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a (or with a) Revolving Credit Loan.
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
     “L/C Issuer” means with respect to the Existing L/Cs, Credit Suisse AG and with respect to any other Letter of Credit, Deutsche Bank or Credit Suisse AG, as applicable, in its capacity as an issuer of such Letter of Credit hereunder, or any successor issuer of Letters of Credit hereunder;

provided, that with the consent of the applicable Revolving Credit Lender, the Borrower may designate one or more additional Revolving Credit Lenders as L/C Issuers hereunder. Any reference herein to “the L/C Issuer” shall, as the context requires, refer to the entity that is the issuer of a specified Letter of Credit.
     “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
     “Lender Default” means (a) the refusal (which may be given verbally or in writing and has not been retracted) or failure to fund any portion of the Loans, L/C Advances or participations in Swing Line Loans required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder, unless such refusal or failure has been cured, (b) the failure to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) a Revolving Credit Lender has admitted in writing that it is insolvent or such Revolving Credit Lender becomes subject to a Lender-Related Distress Event.
     “Lender Participation Notice” has the meaning specified in Section 2.05(c)(iii).
     “Lender-Related Distress Event” mean, with respect to any Revolving Credit Lender or any Person that directly or indirectly controls such Revolving Credit Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, merger, sale or other change of control supported in whole or in part by guaranties or other support of (including without limitation the nationalization or assumption of ownership or operating control by) the U.S. government or other Governmental Authority, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interest in any Revolving Credit Lender or any person that directly or indirectly controls such Revolving Credit Lender by a Governmental Authority or an instrumentality thereof.

     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
     “Letter of Credit” means each Existing L/C and any other letter of credit issued hereunder.
     “Letter of Credit Expiration Date” means the day that is nine days prior to the Revolving Loan Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Fee” has the meaning specified in Section 2.03(h)(i).
     “Letter of Credit Request” has the meaning specified in Section 2.03(b)(i).
     “Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) but excluding any right of first refusal. For the avoidance of doubt, “Lien” shall not be deemed to include any license or sublicense of IP Rights.
     “Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan, Term Loan, Incremental Term Loan or Swing Line Loan.
     “Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Security Documents, (e) each Letter of Credit Request and (f) each Intercreditor Agreement.
     “Loan Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Loan Parties” means, collectively, the Borrower and each Guarantor.
     “Management Stockholders” means the members of management of the Borrower or its Subsidiaries who are investors in the Borrower or any Holding Company.
     “Master Agreement” has the meaning set forth in the definition of “Swap Contract.”
     “Material Acquisition or Disposition” means any of the following having a fair market value in excess of $10,000,000: (a) any acquisition of or Investment in any Acquired Entity or

Business, (b) the Disposition of any assets (including Equity Interests) by the Borrower or any of its Restricted Subsidiaries, and (c) all mergers and consolidations of the type referred to in Sections 7.05(d) and (e).
     “Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Borrower or the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the other Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under the Loan Documents taken as a whole.
     “Material Fee Owned Property” means any real property owned in fee by the Borrower or any Restricted Subsidiary (i) listed on Schedule 5.19 or (ii) with respect to real property acquired after the Closing Date, with a book value at the date of (and after giving effect to) such acquisition in excess of $10,000,000; provided that, if any real property owned in fee by a Loan Party does not constitute a Material Fee Owned Property but the Administrative Agent reasonably determines that such real property is material (as a result of expansion thereof or capital improvements thereto) and notifies the Borrower of such determination, then such real property shall become a Material Fee Owned Property unless the Borrower certifies to the Administrative Agent that the book value thereof is less than $10,000,000.
     “Material Leases” means (i) the leases listed on Schedule 5.19 and (ii) any lease with respect to real property, other than office space, leased by the Borrower or a Restricted Subsidiary, in each case requiring aggregate annual rental payments in excess of $2,500,000.
     “Material Pipelines” means (i) the pipelines and gathering systems described on Schedule 5.19 and (ii) any pipelines and gathering systems acquired after the Closing Date, with a book value at the date of (and after giving effect to) such acquisition in excess of $10,000,000; provided that, if any pipelines or gathering systems owned by a Loan Party do not constitute a Material Pipeline but the Administrative Agent reasonably determines that such pipelines or gathering systems are material (as a result of expansion thereof or capital improvements thereto) and notifies the Borrower of such determination, then such pipelines or gathering systems shall become a Material Pipeline unless the Borrower certifies to the Administrative Agent that the book value thereof is less than $10,000,000.
     “Maturity Date” means the Term Loan Maturity Date or the Revolving Loan Maturity Date, as the context shall require.
     “MLP” means (i) Targa Resources Partners LP and (ii) any other master limited partnership that is not a Restricted Subsidiary formed by the Borrower or a Restricted Subsidiary.
     “MLP GP” means (i) Targa Resources GP LLC, a Delaware limited liability company, and (ii) any other Subsidiary of the Borrower that is the general partner of a master limited partnership formed by the Borrower or a Restricted Subsidiary for the purpose of being the general partner of any MLP that is Controlled by the Borrower or a Restricted Subsidiary.

     “MLP GP IPO” means any initial public offering of the Equity Interests of an MLP GP resulting in gross cash proceeds to the MLP GP of at least $50,000,000.
     “MLP GP Units” means any Equity Interests of an MLP GP.
     “MLP Subsidiary” means any Subsidiary of an MLP.
     “MLP Units” means any Equity Interests of an MLP.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
     “Mortgage” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties substantially in the form of Exhibit G (with such changes as may be customary to account for local Law matters), and any other mortgages executed and delivered pursuant to Sections 6.12 and 6.17, as amended, restated, supplemented or otherwise modified from time to time, including, without limitation, by any supplement thereto executed and delivered after the Closing Date pursuant to Sections 6.12 or 6.17.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions.
     “Net Cash Proceeds” means the remainder of (a) as applicable (i) the gross cash proceeds received from an Asset Disposition Event; provided that (A) if insurance proceeds are received with respect to a Casualty Event and the assets that were subject to such Casualty Event are repaired or replaced such insurance proceeds shall only constitute Net Cash Proceeds to the extent the amount expended to repair or replace such assets is not in excess of the amount of such insurance proceeds and (B) no proceeds of business interruption insurance shall constitute Net Cash Proceeds, or (ii) the gross cash proceeds received by any Loan Party from the issuance of Additional Debt, as applicable, less (b) underwriter discounts and commissions, investment banking fees, legal, accounting and other professional fees and expenses, amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder on any asset which is the subject of such Disposition (ranking prior to any Lien securing the Obligations), and other usual and customary transaction costs, net of taxes paid or reasonably estimated to be payable as a result thereof within two years of the date of the relevant Disposition as a result of any gain recognized in connection therewith and related to such Disposition or Additional Debt issuance, as applicable.
     “Note” means a Term Note, Revolving Credit Note or Swing Line Note, as the context may require.
     “Obligations” means all (a) Loan Obligations, (b) obligations of any Loan Party and its Subsidiaries, as applicable, arising under any Secured Hedge Agreement and (c) Cash Management Obligations.
     “Offered Loans” has the meaning specified in Section 2.05(c)(iii).

     “Omnibus Agreement” means the Omnibus Agreement dated as of February 14, 2007 among the MLP GP and the MLP.
     “OMR Notice” has the meaning specified in Section 2.05(c)(ii).
     “Open Market Repurchase” has the meaning specified in Section 2.05(c)(i).
     “Open Market Repurchase Notice” has the meaning specified in Section 2.05(c)(v).
     “Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Outstanding Amount” means (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
     “Participant” has the meaning specified in Section 10.06(d).
     “Participant Register” has the meaning specified in Section 10.06(d).
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Permitted Acquisition” has the meaning set forth in Section 7.02(i).

     “Permitted Holders” means the Equity Investors, provided, however, that for purposes of determining the percentage of Voting Stock of the Borrower that the Permitted Holders have the power to vote or direct the voting of, or own, within the meaning of the definition of “Change of Control,” if the portion of such Voting Stock allocable to the Management Stockholders in the aggregate at any time exceeds fifteen percent (15%) of the total amount of the outstanding Voting Stock of the Borrower at such time, the Permitted Holders shall be deemed not to own or to have the power to vote or direct the voting of the amount of such excess above 15% for purposes of the definition of “Change of Control” and any calculations specified therein.
     “Permitted Liens” means any Lien permitted to exist under Section 7.01.
     “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof and after giving effect thereto, no Event of Default shall have occurred and be continuing, and (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(b), 7.03(f) or 7.03(s), (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.

     “Permitted Reinvestment” means an investment in (a) one or more Permitted Acquisitions, (b) properties, (c) capital expenditures and (d) acquisitions of long lived assets, that in each of clauses (a), (b), (c) and (d), are used or useful in a Similar Business.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Multiemployer Plan, established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
     “Platform” has the meaning specified in Section 6.02.
     “Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, and to be executed and delivered by the Borrower and the other Pledgors in favor of the Collateral Agent, substantially in the form of Exhibit I, as amended, restated, supplemented or otherwise modified from time to time, including, without limitation, by any supplement thereto executed and delivered after the Closing Date pursuant to Section 6.12 in order to (a) effect the joinder of any additional Subsidiary or (b) subject thereto any additional Equity Interests.
     “Pledgors” means the Borrower, each Guarantor, and each of the Restricted Subsidiaries from time to time parties to the Pledge and Security Agreement.
     “Pro Forma Basis” means, with respect to any determination for any period, that such determination shall be made by giving pro forma effect to each such Pro Forma Transaction occurring during such period (or, in the case of any transaction the permissibility of which is conditioned on compliance on a Pro Forma Basis with any financial condition, occurring since the first day of such period and after giving effect to all other Pro Forma Transactions to occur in connection therewith) as if each such Pro Forma Transaction had been consummated on the first day of such period, based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in detail by a Responsible Officer of the Borrower in good faith in the relevant compliance certificate, financial statement or other document provided to the Administrative Agent including cost savings that the Borrower reasonably and in good faith believes will be realized in connection with such Pro Forma Transaction within one year after the applicable Pro Forma Transaction (it being understood that, for purposes of any transfer of any assets of the Borrower or a Restricted Subsidiary to any MLP, the Borrower (i) shall not assume any increased distribution with respect to any Equity Interests in such MLP owned by the Borrower or any Restricted Subsidiary prior to such transfer as a result of such transfer and (ii) may give effect to distributions on additional Equity Interests received by the Borrower or any Restricted Subsidiary as consideration for such transfer as though such Equity Interests had been owned for the relevant period). To the extent that any transaction under this Agreement requires compliance with a financial level on a Pro Forma Basis as of the last day of the immediately preceding Test Period for which a Compliance Certificate has been delivered and such transaction is to be consummated prior to delivery of the Compliance Certificate for the fiscal quarter ended March 31, 2010, such Test Period shall be deemed to be the most recent Test Period for which financial statements have been delivered pursuant to Section 5.05(b) or 6.01(a)

and if pro forma compliance with Section 7.11 is required, such compliance shall be determined based on the March 31, 2010 covenant levels.
     “Pro Forma Transaction” means any Material Acquisition or Disposition, the designation of a Subsidiary as either an Unrestricted Subsidiary or a Restricted Subsidiary, the making of any Investment pursuant to Section 7.02(i), (q), (r) or (t) or Restricted Payment pursuant to Section 7.07(d), (i) or (j) or any incurrence or repayment of Indebtedness outside the ordinary course of business.
     “Pro Rata Share” means, with respect to each Revolving Credit Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Credit Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the Revolving Credit Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
     “Proposed OMR Amount” has the meaning specified in Section 2.05(c)(ii).
     “Qualified Equity Interests” means any Equity Interests of the Borrower that are not Disqualified Equity Interests.
     “Qualifying IPO” means the issuance by the Borrower or any Holding Company of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).
     “Qualifying Lenders” has the meaning specified in Section 2.05(c)(iv).
     “Qualifying Loans” has the meaning specified in Section 2.05(c)(iv).
     “Register” has the meaning specified in Section 10.06(c).
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived by regulation.
     “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans or Term Loans, a Borrowing Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Request and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

     “Required Lenders” means, as of any date of determination, (subject to an Intercreditor Agreement with respect to those matters as to which Hedging Parties are entitled to vote thereunder) Lenders having more than 50% of the sum of (a) the aggregate Term Commitments (or, following the borrowing of the Term Loans on the Closing Date, the Term Loans) and (b) Aggregate Commitments (or, if the Aggregate Commitment have been terminated, more than 50% of the aggregate Revolving Credit Exposure of all Revolving Credit Lenders); provided that the Revolving Credit Commitment of, and the portion of the Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for all purposes of making any determination of Required Lenders.
     “Responsible Officer” means the chief executive officer, chief accounting officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
     “Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.
     “Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).
     “Revolving Commitment Increase Lender” has the meaning set forth in Section 2.14(b).
     “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
     “Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $100,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

     “Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share of the L/C Obligations and Swing Line Loans at such time.
     “Revolving Credit Facility” means, at any time, the Aggregate Commitments at such time (or, if the Aggregate Commitments have terminated, the total Revolving Credit Exposure at such time).
     “Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or Revolving Credit Exposure at such time.
     “Revolving Credit Loans” has the meaning set forth in Section 2.01(b).
     “Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.
     “Revolving Loan Maturity Date” means July 5, 2014; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Secured Hedge Agreement” means any Swap Contract that (a) is permitted under Article VII and (b) is by and between any Loan Party and any Hedging Party; provided that such Swap Contract shall not constitute a Secured Hedge Agreement unless, at the time such Swap Contract was entered into, the relevant Hedging Party is (i) a Lender or an Affiliate of a Lender or (ii) subject to the Intercreditor Agreement. Each Secured Hedge Agreement on the Closing Date is subject to a Master ISDA Agreement (as defined in the Intercreditor Agreement) set forth on Schedule 1.01E.
     “Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the L/C Issuers, the Lenders, any Hedging Party that is a party to a Secured Hedge Agreement, and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.05.
     “Secured Swap Obligations” means all obligations arising from time to time under Secured Hedge Agreements; provided that if such counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, or ceases to be a party to the Intercreditor Agreement, Secured Swap Obligations shall only include such obligations to the extent arising from transactions entered into while the counterparty was a Lender hereunder or an Affiliate of a Lender hereunder or a party to the Intercreditor Agreement.
     “Security Documents” means, collectively, the Pledge and Security Agreement, the Mortgages, each of the mortgages, collateral assignments, security agreements, pledge agreements, supplements to any of the foregoing or other similar agreements delivered to the

Administrative Agent pursuant to Section 6.12 or Section 6.17, the Subsidiary Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of an Agent for the benefit of the Secured Parties.
     “Senior Secured Notes” means debt securities issued for cash consideration by the Borrower or a Restricted Subsidiary in a capital markets transaction or institutional private placement; provided that:
     (a) the Net Cash Proceeds of such debt securities shall be used to prepay Term Loans outstanding hereunder in accordance with Section 2.05(b)(iii) within three Business Days after such Net Cash Proceeds are received;
     (b) the aggregate principal amount of such debt securities shall not exceed the aggregate principal amount of Term Loans being prepaid plus unpaid accrued interest thereon plus the amount of investment banking fees, underwriting or initial purchaser discounts, original issue discounts, commissions, costs and other out-of-pocket expenses and other customary expenses incurred in connection with the issuance of such debt securities;
     (c) such debt securities (i) shall not have a final maturity earlier than, or provide for any scheduled repayment of principal prior to the Term Loan Maturity Date, (ii) shall not be subject to mandatory prepayment or redemption, prepayment or redemption at the option of the holder thereof, or similar mandatory repayment provisions, other than those customary for debt securities issued in the capital markets or institutional private placement markets (including upon a change of control and asset dispositions), (iii) shall not be Guaranteed by any Affiliate of the Borrower other than the Guarantors, (iv) shall not be secured by any assets other than the Collateral and (v) shall be subject to an Intercreditor Agreement; and
     (d) at the time of and after giving effect to the issuance of such debt securities, no Event of Default shall have occurred and be continuing and the Borrower shall be in compliance with each of the covenants set forth in Section 7.11 as of the last day of the immediately preceding Test Period for which a Compliance Certificate has been delivered (determined on a Pro Forma Basis after giving effect to the issuance of such debt securities and the use of proceed thereof).
     “Senior Unsecured Notes” means the Borrower’s senior unsecured notes due 2013 in the initial aggregate principal amount of $250,000,000.
     “Similar Business” means any business conducted by the Borrower and any of its Restricted Subsidiaries or the MLP on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto, including, for the avoidance of doubt, the gathering, treating, processing, storing, transportation and marketing of oil, natural gas, natural gas liquids and related products.
     “Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
     “Sponsor” means Warburg Pincus LLC and its Affiliates, but not including, however, any portfolio companies of any of the foregoing.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person. Notwithstanding the foregoing, no MLP will be considered to be a Subsidiary of the Borrower unless the Borrower or its Restricted Subsidiaries hold a majority of the economic interests of all Equity Interests of such MLP.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, commodity futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement relating to transactions of the type described in clause (a) above (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the fair value(s) for such Swap Contracts, as determined in accordance with GAAP.
     “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

     “Swing Line Lender” means Deutsche Bank in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
     “Swing Line Loan” has the meaning specified in Section 2.04(a).
     “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
     “Swing Line Note” means a promissory note of the Borrower payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from the Swing Line Loans made by the Swing Line Lender.
     “Swing Line Sublimit” means an amount equal to the lesser of (a) $30,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01.
     “Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Term Commitments is $500,000,000.
     “Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.
     “Term Loan” means a Loan made pursuant to Section 2.01(a).
     “Term Loan Maturity Date” means July 5, 2016.
     “Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate

Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.
     “Test Period” means, for any determination under this Agreement, a period of four consecutive fiscal quarters of the Borrower.
     “Threshold Amount” means an amount equal to three percent (3%) of Consolidated Net Tangible Assets of the Borrower as of the financial statements most recently delivered pursuant to Section 6.01(a) or Section 6.01(b), as applicable, or, if such calculation is being made as of a date prior to the first date that financial statements are required to be delivered pursuant to Section 6.01(a), the financial statements delivered pursuant to Section 5.05(b).
     “Title Policy” has the meaning specified in Section 6.17(a).
     “Transaction” means the entering into of this Agreement and incurrence of the Loans, the purchase by the Borrower or one of its Subsidiaries of all or a portion of the Holdco Loans, the refinancing of the Borrower’s existing credit agreement and the purchase and cancellation of all or a portion of the Senior Unsecured Notes, in each case, on the Closing Date, together with the payment of fees and expenses in connection with the foregoing.
     “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
     “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
     “United States” and “U.S.” mean the United States of America.
     “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
     “Unrestricted Subsidiary” means (a) the Existing JVs and each Subsidiary of the Borrower listed on Schedule 1.01C, (b) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 (or that becomes an Unrestricted Subsidiary pursuant to Section 6.14(b)) subsequent to the Closing Date, (c) any Subsidiary of an Unrestricted Subsidiary, (d) immediately upon the consummation of an MLP GP IPO, the MLP GP (to the extent it remains a Subsidiary of the Borrower after giving effect thereto), it being understood, for the avoidance of doubt, that the MLP GP shall not become an Unrestricted Subsidiary prior to the consummation of an MLP GP IPO, (e) to the extent constituting a Subsidiary, Targa Resources Partners LP and (f) to the extent the Borrower creates an MLP pursuant to a Disposition permitted hereunder that is not a Subsidiary and after creating such MLP later acquires a sufficient number of MLP Units pursuant to an Investment otherwise permitted hereunder so that such MLP becomes a Subsidiary, such MLP; provided that no MLP Units or MLP GP Units owned on the Closing Date will be held by an Unrestricted Subsidiary.
     “Voting Stock” of any Person means Equity Interests of any class or classes having ordinary voting power for the election of directors or the equivalent governing body of such Person.

     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
     “Wholly Owned Subsidiary” means any Subsidiary of a Person, all of the issued and outstanding Equity Interests are directly or indirectly (through one or more Subsidiaries) owned by such Person, excluding directors’ qualifying shares if applicable.
     Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     Section 1.03 Accounting Terms.
     (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
     (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
     Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
     Section 1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the stated amount of such Letter of Credit after giving effect to all such increases, whether or not such stated amount is in effect at such time.
     Section 1.07 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or supplementing such Law.

     Section 1.08 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as expressly provided herein, including as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
     Section 2.01 The Loans.
     (a) The Term Borrowings. Each Term Lender severally agrees to make to the Borrower, in one draw on the Closing Date, a loan in an aggregate principal amount equal to such Term Lender’s Term Commitment. Term Loans may be Base Rate Loans or Eurodollar Rate Loans as provided herein. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.
     (b) The Revolving Credit Borrowings. Each Revolving Credit Lender severally agrees to make loans denominated in Dollars to the Borrower pursuant to Section 2.02 (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day during the Availability Period, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, Revolving Credit Loans may be repaid and reborrowed; provided that the Revolving Credit Loans, if any, shall be repaid in full on the Revolving Loan Maturity Date. Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans as provided herein.
     Section 2.02 Borrowings, Conversions and Continuations of Loans.
     (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 12:30 p.m. three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, and (ii) 11:00 a.m. on the requested date of any Borrowing of a Base Rate Loan; provided that any such notice with respect to any Borrowing to be made on the Closing Date may be given later if given not later than 12:00 noon (or such later time as agreed to by the Administrative Agent) one Business Day prior to the Closing Date. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a Borrowing Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans (other than Swing Line Loans as to which this Section 2.02 shall not apply) shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing or a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Borrowing Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Borrowing Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.
     (b) Following receipt of a Borrowing Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its share of the applicable Borrowing, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuations as Eurodollar Rate Loans described in the preceding subsection. Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than (x) 1:00 p.m. on the Business Day specified in the applicable Borrowing Notice in the case of a Borrowing of Eurodollar Rate Loans or (y) 2:00 p.m. on the Business Day specified in the applicable Borrowing Notice in the case of a Borrowing of Base Rate Loans. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Borrowing Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.
     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be requested as, converted to or continued as Eurodollar Rate Loans.
     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Deutsche Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
     (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than fifteen Interest Periods in effect with respect to all Eurodollar Rate Loans.
     (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
     Section 2.03 Letters of Credit.
     (a) The Letter of Credit Commitment.
     (i) On the Closing Date, each Existing L/C will be deemed to be a Letter of Credit issued under this Agreement.
     (ii) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit upon the request of the Borrower for the account of the Borrower or any Restricted Subsidiary (or, an Unrestricted Subsidiary or an MLP in respect of general administrative obligations and other corporate activities in the ordinary course of business, including benefits or insurance obligations), and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of such Person and any drawings thereunder; provided that after taking such Letter of Credit into account, the Revolving Credit Exposure of each Lender shall not exceed such Lender’s Revolving Credit Commitment. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
     (iii) No L/C Issuer shall issue any Letter of Credit, if:
     (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

     (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.
     (iv) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
     (B) the issuance of such Letter of Credit would violate any Laws or one or more policies of such L/C Issuer applicable to letters of credit generally;
     (C) except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000.
     (D) such Letter of Credit is to be denominated in a currency other than Dollars;
     (E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;
     (F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Revolving Credit Lender is at such time an Impacted Lender, unless each applicable L/C Issuer has received (as set forth in clause (a)(viii) below) Cash Collateral or similar security satisfactory to such L/C Issuer (in its sole discretion) from either the Borrower or such Impacted Lender or such Impacted Lender’s Pro Rata Share of the L/C Obligations has been reallocated pursuant to clause (a)(viii) below in respect of such Impacted Lender’s obligation to fund under Section 2.03(c);
     (G) (1) in the case of Deutsche Bank, the aggregate amount of the L/C Obligations outstanding at such time with respect to Letters of Credit issued by Deutsche Bank would exceed $60,000,000 (or such greater amount with the consent of Deutsche Bank in its sole discretion), or (2) in the case of Credit Suisse AG, subject to Section 6.18, the aggregate amount of the L/C Obligations (including, for the avoidance of doubt, L/C Obligations under any Existing L/Cs) outstanding at such time with respect to Letters of Credit issued by Credit Suisse AG would exceed, $40,000,000 (or such greater amount with the consent of Credit Suisse AG in its sole discretion).

     (v) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
     (vi) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
     (vii) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
     (viii) In the case where any Revolving Credit Lender is at any time an Impacted Lender, the Borrower and such Impacted Lender each agree, within one Business Day following notice by the Administrative Agent, to cause to be deposited with the Administrative Agent for the benefit of each applicable L/C Issuer, Cash Collateral in the full amount of such Impacted Lender’s Pro Rata Share of the outstanding L/C Obligations; provided that, at the Borrower’s option, the Borrower may, by notice to the Administrative Agent, elect to reallocate all or any part of the Impacted Lender’s Pro Rata Share of the L/C Obligations among all Revolving Credit Lenders that are not Impacted Lenders but only to the extent (x) the total Revolving Credit Exposure of all Revolving Credit Lenders that are not Impacted Lenders plus such Impacted Lender’s Pro Rata Share of the L/C Obligations and any Swing Line Loans, in each case, except to the extent Cash Collateralized, does not exceed the Aggregate Commitments (excluding the Revolving Credit Commitment of any Impacted Lender except to the extent of any outstanding Revolving Credit Loans of such Impacted Lender) and (y) the conditions set forth in Section 4.02 are satisfied at such time (in which case (i) the Revolving Credit Commitments of all Impacted Lenders shall be deemed to be zero (except to the extent Cash Collateral has been posted in respect of any portion of such Impacted Lender’s L/C Obligations or participations in Swing Line Loans) solely for purposes of any determination of the Revolving Credit Lenders’ respective Pro Rata Shares of L/C Obligations (including for purposes of all fee calculations hereunder). The Borrower and/or such Impacted Lender hereby grant to the Administrative Agent, for the benefit of such L/C Issuer, a security interest in any Cash Collateral and all proceeds of the foregoing with respect to such Impacted Lender’s participations in Letters of Credit deposited hereunder. Such Cash Collateral shall be maintained in blocked deposit accounts at Deutsche Bank and may be invested in cash equivalents reasonably acceptable to the Administrative Agent and the Borrower. If at any time the Administrative Agent determines that any funds held as Cash Collateral under this clause (a)(viii) are subject to any right or claim of any Person other than the Administrative Agent for the benefit of such L/C Issuer or that the total amount of such funds is less than such Impacted Lender’s Pro Rata Share of all L/C Obligations that has not been reallocated as provided above, the Borrower and/or such Impacted Lender will, promptly upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as

Cash Collateral, an amount equal to the excess of (I) such Impacted Lender’s Pro Rata Share of all L/C Obligations that have not been so reallocated over (II) the total amount of funds, if any, then held as Cash Collateral in respect thereof under this clause (a)(viii) that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse such L/C Issuer. If the Lender that triggers the Cash Collateral requirement under this clause (a)(viii) ceases to be an Impacted Lender (as determined by the Administrative Agent and the Borrower in good faith), or if there are no L/C Obligations outstanding, any funds held as Cash Collateral pursuant to the foregoing provisions shall thereafter be returned to the Borrower or the Impacted Lender, whichever provided the funds for the Cash Collateral, and the Pro Rata Share of the L/C Obligations of each Revolving Credit Lender shall thereafter take into account such Revolving Credit Lender’s Revolving Credit Commitment.
     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
     (i) Each Letter of Credit shall be issued or amended, as the case may be, upon submission by the Borrower upon request for an issuance of a Letter of Credit (a “Letter of Credit Request”), delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) substantially in the form of Exhibit O hereto (or, with respect to the issuance or amendment of any Letter of Credit, such other form as such L/C Issuer may reasonably request), appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Request must be received by the applicable L/C Issuer and the Administrative Agent not later than 12:00 noon at least three Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; and (E) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.
     (ii) Promptly after receipt of any Letter of Credit Request, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Request from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable

Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of the amount of such Letter of Credit.
     (iii) If the Borrower so requests in any applicable Letter of Credit Request, such L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension; provided, further, that such L/C Issuer shall be under no obligations to permit any such extension if such L/C Issuer has determined that it would be under no obligation at such time to permit the issuance of such Letter of Credit in its revised form (as extended) pursuant to the terms hereof (by reason of the provisions of clause (iv) of Section 2.03(a) or otherwise).
     (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, such L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
     (c) Drawings and Reimbursements; Funding of Participations.
     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, such L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 12:00 noon on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, upon receipt from such L/C Issuer of notice of such failure, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Revolving Credit Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Borrowing Notice). Any notice given by such L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of such L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to such L/C Issuer.
     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Credit Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from such L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
     (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse such L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.
     (v) Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse such L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) (but not L/C

Advances) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Revolving Credit Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse such L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
     (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of such L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of such L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
     (d) Repayment of Participations.
     (i) At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Obligations Absolute. The obligation of the Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement regardless of any circumstances, including any of the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
     (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by any L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
     (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.
     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.
     (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower and each Loan Party hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower or a Loan Party, as the case may be, from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower or a Loan Party, as the case may be, may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrower or a Loan Party, as the case may be, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower or such Loan Party, as the case may be, which the Borrower or such Loan Party proves were caused by such L/C Issuer’s willful misconduct or gross negligence as determined in a final and non-appealable judgment of a court of competent jurisdiction or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, such L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer shall deliver to the Borrower copies of any documents purporting to assign or transfer a Letter of Credit issued by such L/C Issuer. The failure of any L/C Issuer to deliver such documents will not relieve the Borrower of its obligations hereunder or under the other Loan Documents.
     (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.01 to a Borrowing of Revolving Credit Loans cannot then be met, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and such L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Deutsche Bank and may be invested in cash equivalents. If at any time during which Cash Collateral is required to be maintained in respect of L/C Obligations, the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative

Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse such L/C Issuer. To the extent that the amount of any Cash Collateral exceeds the then Outstanding Amount of L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower.
     (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower, when a Letter of Credit is issued, (i) the Borrower may specify that either the rules of the ISP or the rules of the Uniform Customs and Practice for Documentary Credits (“UCP”), as most recently published by the International Chamber of Commerce at the time of issuance, apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate with respect to Eurodollar Rate Loans times the daily amount then available to be drawn under such Letter of Credit (whether or not such amount is then in effect under such Letter of Credit if such amount increases periodically pursuant to the terms of such Letter of Credit) on a quarterly basis in arrears; provided that (x) if any portion of an Impacted Lender’s Pro Rata Share of any Letter of Credit is Cash Collateralized by the Borrower or reallocated to the other Revolving Credit Lenders pursuant to Section 2.03(a)(viii), then the Borrower shall not be required to pay a Letter of Credit Fee with respect to such portion of such Impacted Lender’s Pro Rata Share so long as it is Cash Collateralized by the Borrower or reallocated to the other Revolving Credit Lenders and (y) if any portion of an Impacted Lender’s Pro Rata Share is not Cash Collateralized or reallocated pursuant to Section 2.03(a)(iv), then the Letter of Credit Fee with respect to such Impacted Lender’s Pro Rata Share shall be payable to the applicable L/C Issuer until such Pro Rata Share is Cash Collateralized or such Lender ceases to be an Impacted Lender. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. Notwithstanding anything to the contrary contained herein, upon the request of Administrative Agent or the Revolving Lenders with a majority of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, with a majority of the aggregate Revolving Credit Exposure), while any Loan Obligation bears interest at the Default Rate pursuant to Section 2.08(b), all Letter of Credit Fees shall accrue at the Default Rate.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued at the request of the Borrower equal to the greater of (i) $500 or (ii) one-quarter of one percent (0.25%) per annum, computed on the daily amount available to be drawn under such Letter of Credit (whether or not such amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears, and due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
     (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
     (l) Letters of Credit Issued for Subsidiaries or an MLP. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary or an MLP, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any other Person inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Person.
     Section 2.04 Swing Line Loans.
     (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.04, agree in its sole discretion to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Revolving Credit Exposure of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, the aggregate Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to such Lender’s Pro Rata Share of such Swing Line Loan.
     (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. (or such later time as may be agreed by the Swing Line Lender) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the provisos to the first sentence of Section 2.04, or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.
     (c) Refinancing of Swing Line Loans.
     (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Revolving Credit Loan that is a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding (or, so long as the Revolving Credit Exposure of each Revolving Credit Lender would not exceed its Revolving Credit Commitment as a result thereof, such greater amount as is required to repay all outstanding Swing Line Loans). Such request shall be made in writing (which written request shall be deemed to be a Borrowing Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Borrowing Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Borrowing Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Borrowing Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
     (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the Borrowing Notice submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
     (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
     (iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans (but not to fund its risk participation) pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
     (d) Repayment of Participations.
     (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share thereof (or greater share of the amount funded) in the same funds as those received by the Swing Line Lender.

     (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Loan Obligations and the termination of this Agreement.
     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Revolving Credit Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share of such Swing Line Loan shall be solely for the account of the Swing Line Lender.
     (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
     Section 2.05 Prepayments.
     (a) Voluntary Prepayments of Loans.
     (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans or Revolving Credit Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than (A) 12:00 noon three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) 11:00 a.m. one Business Day prior to the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the outstanding amount of such Loans; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class and Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice and the amount of such Lender’s share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to prepay the Loans of the applicable Class of the Lenders on a pro rata basis in accordance with the respective amounts of such Class of Loans held by each Lender.

     (ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or, if less, the entire principal amount of Swing Line Loans then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
     (iii) Notwithstanding anything to the contrary contained in this Agreement (but subject to Section 3.05), the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all outstanding Loans, which refinancing shall not be consummated or shall otherwise be delayed.
     (iv) Voluntary prepayments of Term Loans shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07(c) in a manner determined at the discretion of the Borrower and specified in the notice of prepayment.
     (b) Mandatory Prepayments.
     (i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall cause prepayments to be made (in compliance with Section 2.05(b)(vi) below) in an amount equal to the excess, if any, of (A) 50% (or 25% if the Consolidated Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than or equal to 3.00:1) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended December 31, 2010) minus (B) the sum of (1) all voluntary prepayments of Term Loans pursuant to Section 2.05(a) during such fiscal year and (2) all voluntary prepayments of Revolving Credit Loans during such fiscal year to the extent the Revolving Credit Commitments were permanently reduced in connection with any such payment; provided that no prepayment shall be required under this Section 2.05(b)(i) if the Consolidated Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than or equal to 2.50:1.
     (ii) If the Borrower or any Restricted Subsidiary receives any Net Cash Proceeds in excess of $10,000,000 in respect of any Asset Disposition Event (or series of related Asset Disposition Events), then on or prior to the date which is ten (10) Business Days after the date of the receipt of such Net Cash Proceeds the Borrower shall cause prepayment to be made (in compliance with Section 2.05(b)(vi) below) in an amount equal to 100% of all such Net Cash Proceeds received provided that, such percentage shall be reduced to (A) 75% in the case of any Asset Disposition Event described in clause (a) or (b) of the definition thereof if the Consolidated Leverage Ratio as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, prior to such Asset Disposition Event was less than or equal to 4.25:1 determined on a Pro Forma Basis as of the last day of the most recently Test Period for which a Compliance Certificate has been delivered, or (B) 50% if the Consolidated Leverage Ratio as of such day was less than or equal to 2.75:1 determined on a Pro Forma Basis as of the last day of the most recently completed Test Period for which a Compliance Certificate has been delivered prior to such Asset Disposition Event); provided further, that, with respect to any such Net Cash Proceeds received with respect to any such Asset Disposition Event, at the option of the Borrower, the Borrower may apply all or any portion of such Net Cash Proceeds to make a Permitted Reinvestment within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within one hundred eighty (180) days of the date of such legally binding commitment.
     (iii) If the Borrower or any Restricted Subsidiary receives any Net Cash Proceeds in respect of the incurrence or issuance of Additional Debt, then on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds the Borrower shall cause prepayments of Term Loans and/or prepayments and/or reductions in the Revolving Credit Commitments to be made in an amount equal to 100% of all Net Cash Proceeds received therefrom.
     (iv) Each prepayment under Section 2.05(b)(i) or (iii) shall be applied (1) first, to prepay the outstanding principal amount of any Term Loans, in direct order of maturity to repayments thereof required pursuant to Section 2.07(a), and (2) second, to repay any outstanding Revolving Credit Loans (but without a reduction of the Revolving Credit Commitments), and (B) Each prepayment under Section 2.05(b)(ii) shall be applied (1) first, to prepay the outstanding principal amount of any Term Loans, in direct order of maturity to repayments thereof required pursuant to Section 2.07(a) until the aggregate outstanding amount of Term Loans has been reduced to 50% of the amount of Term Loans borrowed on the Closing Date, (2) second, pro rata (based on the outstanding amount of the Term Loans at such time and the aggregate amount of the Revolving Credit Commitments at such time) to prepay the outstanding principal amount of any Term Loans, in direct order of maturity to repayments thereof required pursuant to Section 2.07(a) and to a reduction in the Revolving Credit Commitments (with no actual paydown of the outstanding Revolving Credit or Swing Line Loans required unless the aggregate Revolving Credit Exposure would exceed the then effective Aggregate Commitment) until such time as the Aggregate Commitments have been reduced to $75,000,000, (3) third, to prepay the outstanding principal amount of any Term Loans, in direct order of maturity to repayments thereof required pursuant to Section 2.07(a) and (4) fourth to any outstanding Revolving Credit Loans (but without a reduction of the Revolving Credit Commitments);
     (v) Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan

Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).
     (vi) In the case of any prepayment of Term Loans made pursuant to this Section 2.05(b), any Lender that has Term Loans may elect not to have such Loans prepaid by delivering a notice to the Administrative Agent at least one Business Day prior to the date that such prepayment is to be made in which notice such Lender shall decline to have such Loans prepaid with the amounts set forth above, in which case the amounts that would have been applied to a prepayment of such Lender’s Term Loans shall instead being returned by the Administrative Agent to the Borrower.
     (c) Open Market Repurchases.
     (i) Notwithstanding anything to the contrary in Section 2.05(a), 2.12(a) or 2.13 (which provisions shall not be applicable to this Section 2.05(c)), the Borrower shall have the right at any time and from time to time to prepay Term Loans to the Lenders on a non pro rata basis (each, an “Open Market Repurchase”) pursuant to the procedures described in this Section 2.05(c); provided that (A) immediately after giving effect to any Open Market Repurchase, the sum of (x) the excess of the aggregate Revolving Credit Commitments at such time less the aggregate Revolving Credit Exposure (excluding L/C Obligations) plus (y) the amount of unrestricted cash and cash equivalents of the Borrower and its Restricted Subsidiaries shall be not less than the aggregate Revolving Credit Commitments of all Revolving Credit Lenders at such time, (B) any Open Market Repurchase shall be offered to all Lenders with Term Loans on a pro rata basis, and (C) the Borrower shall deliver to the Administrative Agent a certificate stating that (1) no Default or Event of Default has occurred and is continuing or would result from the Open Market Repurchase (after giving effect to any related waivers or amendments obtained in connection with such Open Market Repurchase) and (2) each of the conditions to such Open Market Repurchase contained in this Section 2.05(c) has been satisfied.
     (ii) To the extent the Borrower seeks to make a Open Market Repurchase, the Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit J hereto (an “OMR Notice”) that the Borrower desires to prepay Term Loans in an aggregate principal amount specified therein (a “Proposed OMR Amount”), at a discount to the par value of such Term Loans as specified below, if any. The Proposed OMR Amount of Term Loans shall not be less than $5,000,000. The OMR Notice shall further specify with respect to the proposed Open Market Repurchase: (A) the Proposed OMR Amount of Term Loans, (B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Open Market Repurchase (representing the percentage of par of the principal amount of Term Loans to be prepaid) (the “Discount Range”), if any, (C) the date by which Lenders are required to indicate their election to participate in such proposed Open Market Repurchase which shall be at least five Business Days following the date of the OMR Notice (the “Acceptance Date”) and (D) whether such proposed Open Market Repurchase is being made with cash or in exchange for MLP Units or both; provided that if MLP Units are to be offered, (i) the Borrower shall furnish to the Administrative Agent an opinion of counsel in form reasonably satisfactory to the Administrative Agent to the effect that the offering of such MLP Units does not violate the registration requirements under the Securities Act of 1933, as amended, and (ii) each Lender that has certified to the Administrative Agent that it is restricted by its investment guidelines or applicable law (or tax considerations) from receiving such MLP Units will have the option to receive cash in an amount equal to the market value of such MLP Units (as determined by the Administrative Agent) in lieu of such MLP Units in such Open Market Repurchase.
     (iii) Upon receipt of an OMR Notice in accordance with Section 2.05(c)(ii), the Administrative Agent shall promptly notify each Term Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit K hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) if the Borrower has specified a Discount Range, a minimum price (the “Acceptable Price”) within the Discount Range (for example, 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans with respect to which such Lender is willing to permit a Open Market Repurchase at the Acceptable Price (“Offered Loans”). Based on the Acceptable Prices and principal amounts of Term Loans specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrower, shall determine the applicable discount for Term Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.05(c)(ii) for the Open Market Repurchase or (B) otherwise, the lowest Acceptable Price at which the Borrower can pay the Proposed OMR Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, however, that in the event that such Proposed OMR Amount cannot be repaid in full at any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Open Market Repurchase and have Qualifying Loans (as defined below). Any Lender with outstanding Term Loans whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Open Market Repurchase of any of its Term Loans at any discount to their par value within the Applicable Discount.
     (iv) The Borrower shall make a Open Market Repurchase by prepaying those Term Loans (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount (whether with cash or in exchange for MLP Units or both, as specified pursuant to the applicable OMR Notice); provided that if the aggregate amount required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed OMR Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate amount required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than or equal to the amount of aggregate proceeds required to prepay the Proposed OMR Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans (whether with cash or in exchange for MLP Units, as specified pursuant to the applicable OMR Notice).

     (v) Each Open Market Repurchase shall be made within four Business Days of the Acceptance Date (or such other date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.05), upon irrevocable notice substantially in the form of Exhibit L hereto (each an “Open Market Repurchase Notice”), delivered to the Administrative Agent no later than 11:00 a.m., (New York City time), three Business Days prior to the date of such Open Market Repurchase, which notice shall specify the date and amount of the Open Market Repurchase and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Open Market Repurchase Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any Open Market Repurchase Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.
     (vi) To the extent not expressly provided for herein, each Open Market Repurchase shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with Section 2.05(c)(iii) above, and delivery of MLP Units, as applicable) established by the Administrative Agent in consultation with the Borrower.
     (vii) Prior to the delivery of a Open Market Repurchase Notice, upon written notice to the Administrative Agent, the Borrower may withdraw its offer to make a Open Market Repurchase pursuant to any OMR Notice.
     (d) Each prepayment of the Loans under Section 2.05(a) or Section 2.05(b) shall be accompanied by all interest then accrued and unpaid on the principal so prepaid, together with any additional amounts required pursuant to Section 3.05. Any principal or interest prepaid pursuant to this Section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment. Each such prepayment shall be applied to the Loans or Swing Line Loans, as applicable, of the applicable Class of the Lenders on a pro rata basis.
     Section 2.06 Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Commitments, or from time to time permanently reduce the Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Revolving Credit Exposure would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Revolving Credit Lenders of any such notice of termination or reduction of the Revolving Credit Commitments. Any reduction of the Aggregate Commitments shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Notwithstanding anything herein to the contrary, the Borrower may rescind any notice of termination of Revolving Credit Commitments under this Section 2.06 not later than 1:00 p.m. on the Business Day before such termination was scheduled to take place if such termination would have resulted from a refinancing of the Aggregate Commitments, which refinancing shall not be consummated or shall otherwise be delayed.
     Section 2.07 Repayment of Loans.
     (a) The Borrower shall repay to the Revolving Credit Lenders on the Revolving Loan Maturity Date the aggregate principal amount of Revolving Credit Loans outstanding on such date.
     (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Revolving Loan Maturity Date.
     (c) Subject to reduction as provided in Section 2.05, the Borrower shall repay to the Term Lenders on each March 31, June 30, September 30 and December 31 of each year (beginning on March 31, 2010), an amount equal to the original principal amount of the Term Loans borrowed hereunder on the Closing Date multiplied by 0.25% with the remainder due and payable on the Term Loan Maturity Date.
     Section 2.08 Interest.
     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan of any Class shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate with respect to Eurodollar Rate Loans of such Class; (ii) each Base Rate Loan of any Class shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate with respect to Base Rate Loans of such Class; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate with respect to Base Rate Loans of such Class.
     (b) (i) If any amount of principal of any Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (i) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (ii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     Section 2.09 Fees. In addition to certain fees described in Section 2.03(i) and (j):
     (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender, a commitment fee equal to the Applicable Rate with respect to Commitment Fees times the actual daily amount by which the Revolving Credit Commitment of such Lender exceeds the Outstanding Amount of such Lender’s Revolving Credit Loans and such Lender’s Pro Rata Share of the Outstanding Amount of L/C Obligations (but excluding, for the avoidance of doubt, the Swing Line Loans); provided, however that no commitment fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender during any period that it is a Defaulting Lender until such time as such failure has been cured (as determined by the Administrative Agent and the Borrower). The commitment fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV are not met, and shall be due and payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
     (b) Other Fees.
     (i) The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     (c) Closing Fees. The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement on the Closing Date, as fee compensation for the funding of such Lender’s Term Loan and making of such Lender’s Revolving Credit Commitment, a closing fee (the “Closing Fee”) in an amount equal to (x) 2.00% of the stated principal amount of such Lender’s Revolving Credit Commitment on the Closing Date and (y) 1.00% of the stated principal amount of such Lender’s Term Loan made on the Closing Date. Such Closing Fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.
     Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Deutsche Bank’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     Section 2.11 Evidence of Debt.
     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business in accordance with its usual practice. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loan Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
     (b) In addition to the accounts and records referred to in Section 2.11(a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
     Section 2.12 Payments Generally; Administrative Agent’s Clawback.
     (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its share of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; except that this sentence shall not apply to the Maturity Date.
     (b) Funding by Lenders; Presumption by Administrative Agent.
     (i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.01 or Section 2.02, as applicable and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
     (ii) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds promptly (in like funds as received from such Lender) to such Lender, without interest.
     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
     (f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
     Section 2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
     (a) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subpartici-

pations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant.
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
     Section 2.14 Increase in Commitments.
     (a) Incremental Credit Extensions. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (a) one or more additional tranches of term loans (the “Incremental Term Loans”), or (b) one or more increases in the amount of the Revolving Credit Commitments (each such increase, a “Revolving Commitment Increase” together with any Incremental Term Loans, referred to herein as a “Credit Increase”), provided that (i) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Default or Event of Default shall exist and (ii) the Borrower shall be in compliance with each of the covenants set forth in Section 7.11 determined on a Pro Forma Basis as of the last day of the most recently completed Test Period for which a Compliance Certificate has been delivered, in each case, as if such Credit Increase had been outstanding on the last day of such fiscal quarter of the Borrower for testing compliance therewith. Each Credit Increase shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Credit Increases shall not exceed (x) $75,000,000 plus (y) to the extent the Consolidated Leverage Ratio at the time of such Credit Increase is less than or equal to 3.75:1.00 determined on a Pro Forma Basis as of the last day of the most recent Test Period for which a Compliance Certificate has been delivered, to the extent such proceeds are applied to purchase Holdco Loans (whether with the proceeds thereof or through the exchange of Incremental Term Loans for Holdco Loans), an additional principal amount of Incremental Term Loans not to exceed the principal amount of Holdco Loans plus accrued and unpaid interest being so repaid, repurchased or exchanged.
     (b) The Incremental Term Loans (a) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans, (b) shall not mature earlier than the Term Loan Maturity Date and shall have a Weighted Average Life to Maturity that is no shorter than the Weighted Average Life to Maturity of the Term Loans, (c) except as set forth above, shall be treated substantially the same as the Term Loans (in each case, including with respect to mandatory and voluntary prepayments), (d) if the initial yield on such Incremental Term Loans (as reasonably determined by the Administrative Agent and the Borrower to be equal to the sum of (i) the margin above the Eurodollar Rate on such Incremental Term Loans, (ii) if such Incremental Term Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from the Borrower or any Subsidiary for doing so but excluding any arrangement fees not paid to the Lenders thereof generally (the amount of such discount or fee, expressed as a percentage of the Incremental Term Loans, being referred to herein as “OID”), the amount of such OID (based on an assumed four year weighted average life)) and (iii) any minimum Base Rate or BBA LIBOR rate applicable to such Incremental Term Loans exceeds by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”) the initial yield on the Term Loans (taking into account the same factors in making the determination of the yield on the Incremental Term Loans and assuming a weighted average life of four years), then the Applicable Rate then in effect for Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Incremental Term Loans and (e) except as provided in clauses (b) and (d) above, the terms and conditions applicable to Incremental Term Loans shall not be materially different from those of the Term Loans. Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Credit Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent and, in the case of a Revolving Commitment Increase, each L/C Issuer and Swing Line Lender shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases, as applicable, if such consent would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, to such Lender or Additional Lender. Commitments in respect of Credit Increases shall become effective pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Credit Increases, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower to effect the provisions of this Section. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans and Revolving Commitment Increases and Letters of Credit issued pursuant to the Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Credit Increases, unless it so agrees in writing. Upon each increase in the Revolving Credit Commitments pursuant to this Section, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”) in respect of such increase, and each such

Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Revolving Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Revolving Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
     (c) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
     Section 3.01 Taxes.
     (a) Payments Free of Taxes. Unless required by applicable law, any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable withholding agent shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section) have been made, the Administrative Agent, Lender or the applicable L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) Indemnification by the Borrower. Without duplication of the Borrower’s obligations under clause (a) of Section 3.01, the Borrower shall indemnify the Administrative Agent, each Lender and L/C Issuer, within 10 days after demand therefor, for the full amount of any In-

demnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable by the Administrative Agent, such Lender or L/C Issuer, as the case may be and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or any L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or L/C Issuer, shall be conclusive absent manifest error.
     (d) Evidence of Payments. As soon as reasonably practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
     Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), but in each case only if such Foreign Lender is legally entitled to do so, whichever of the following is applicable:
     (i) duly completed and executed original copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
     (ii) duly completed and executed original copies of IRS Form W-8ECI,
     (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit N-1 certifying that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with the Loan Documents are effectively connected with such Foreign Lend-

er’s conduct of a U.S. trade or business and (y) duly completed and executed original copies of IRS Form W-8BEN,
     (iv) to the extent a Foreign Lender is not the beneficial owner for United States federal income tax purposes of any payment received by it under any Loan Document, (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), duly completed and executed original copies of IRS Form W-8IMY, accompanied by duly completed and executed original copies of IRS Form W-8ECI, IRS Form W-8BEN, certificates in substantially the form of Exhibit N-2, N-3 or N-4 (as applicable), IRS Form W-9, and/or other required certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender shall, in lieu of causing each beneficial owner to provide a certificate, provide a certificate, in substantially the form of Exhibit N-2 on behalf of such beneficial owner(s), or
     (v) any other form prescribed by applicable law (including with respect to any requirements to identify the beneficial owners of a Foreign Lender) as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
     In addition, each Domestic Lender as of the date of this Agreement and each person that becomes a Domestic Lender after the date of this Agreement shall deliver to the Borrower and the Administrative Agent duly completed and executed original copies of IRS Form W-9, certifying that such Domestic Lender is exempt from United States backup withholding tax, on or before the date such Domestic Lender becomes a party to this Agreement (and from time to time thereafter upon written request by the Administrative Agent or Borrower, but only if such Domestic Lender is legally entitled to do so).
     Each Lender shall, from time to time after the initial delivery by such Lender of the forms described above, whenever a lapse in time or change in such Lender’s circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate, promptly (1) deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Lender’s status or that such Lender is entitled to an exemption from or reduction in United States federal withholding tax or (2) notify the Borrower and the Administrative Agent of its inability to deliver any such forms, certificates or other evidence.
     (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent, such Lender, or L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent, such Lender, or L/C Issuer, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender, or such L/C Issuer in the event the Administrative Agent, such Lender, or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, such Lender, or such L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other person.
     Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
     Section 3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan , or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

     Section 3.04 Increased Costs; Reserves on Eurodollar Rate Loans.
     (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;
     (ii) subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 (for the avoidance of doubt, no duplication of the Borrower’s obligation under Section 3.01 with respect to Indemnified Taxes or Other Taxes is intended under this clause (ii)) and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or L/C Issuer); or
     (iii) impose on any Lender or such L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
     (b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

     (c) Certificates for Reimbursement. A certificate of a Lender or a L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
     (d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or a L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
     (e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.
     Section 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained; provided that no Lender may use the Eurodollar Rate floor in this agreement as a basis for such calculations.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
     Section 3.06 Mitigation Obligations; Replacement of Lenders.
     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Article III, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Article III or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Lender delivers to the Borrower a notice pursuant to Section 3.02, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.
     Section 3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Loan Obligations hereunder.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     Section 4.01 Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
     (a) the Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent:
     (i) executed counterparts of this Agreement and the Guaranty;
     (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;
     (iii) an executed perfection certificate in the form provided by the Administrative Agent;
     (iv) the Pledge and Security Agreement duly executed by each Loan Party, together with:
     (1) proper financing statements in form appropriate for filing under the UCC of all jurisdictions necessary in order to perfect in the United States the Liens in and to the Collateral in which a security interest can be perfected by filing such financing statement;
     (2) certificates representing the Pledged Equity referred to in the Pledge and Security Agreement accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt (as defined in the Pledge and Security Agreement) indorsed in blank,
     (3) completed requests for information, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (1) above that name any Loan Party as debtor, together with copies of such other financing statements, and
     (4) evidence of arrangements for the completion of all other actions, recordings and filings of or with respect to the Pledge and Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby (including receipt of duly executed payoff letters and UCC-3 termination statements, in each case evidencing that the Borrower’s existing credit agreement has been, or concurrently with the Closing Date is being, terminated and all Liens securing obligations under such existing credit agreement have been, or concurrently with the Closing Date are being, released);
     (v) a certificate of incumbency signed by the secretary or assistant secretary of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

     (vi) copies of each Loan Party’s Organization Documents, as amended, modified, or supplemented as of the Closing Date, certified by a Responsible Officer of such Loan Party and certificates of status with respect to each Loan Party, such certificates indicating that such Loan Party is in good standing in its jurisdiction of organization and each other jurisdiction in which its failure to be duly qualified or licensed would have a Material Adverse Effect;
     (vii) an opinion of Kirkland & Ellis LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, substantially in the form of Exhibit M;
     (viii) certificates of insurance evidencing that all insurance required to be maintained by the Loan Parties on the Closing Date pursuant to the Loan Documents has been obtained and is in effect and that the Collateral Agent has been named as additional insured under each insurance policy with respect to such insurance as to which the Collateral Agent shall have requested to be so named;
     (ix) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.02(a) and (b) have been satisfied;
     (x) a certificate attesting to the Solvency of the Loan Parties (taken as a whole) after giving effect to the Transactions, signed by the chief financial officer, chief accounting officer, treasurer or controller of the Borrower;
     (xi) a Form U-1 and a Form G-3 appropriately completed by the Borrower;
     (b) all fees and expenses required to be paid hereunder and invoiced before the Closing Date shall have been paid;
     (c) all fees and expenses required to be paid to the Agents as separately agreed in writing between the Borrower and the applicable Agent(s) shall have been paid;
     (d) the Intercreditor Agreement shall have been duly executed and delivered by each party thereto, and shall be in full force and effect; and
     (e) the Administrative Agent shall have received satisfactory evidence that more than fifty percent of the aggregate principal amount of Holdco Loans outstanding and not less than $249,000,000 of Senior Notes shall have been purchased (or shall be purchased substantially concurrently with the initial funding hereunder) by the Borrower or its Subsidiaries.
Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01 each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     Section 4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Borrowing Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
     (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct (or, in the case of representations and warranties not qualified as to materiality, true and correct in all material respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and 6.01(b).
     (b) No Default shall exist or would result from the making of such proposed Credit Extension.
     (c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof. Each Request for Credit Extension (other than a Borrowing Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     The Borrower represents and warrants to the Administrative Agent and the Lenders that:
     Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary thereof (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (1) own or lease its assets and carry on its business and (2) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (iv) is in compliance with all Laws (excluding Environmental Laws that are the subject of Section 5.08, federal, state and local income tax Laws that are the subject of Section 5.10 and ERISA that is the subject of Section 5.11); except in each case referred to in clause (ii)(1), (iii) or (iv), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than any Permitted Lien), or require any payment to be made under (i) any Contractual Obligation (other than the Loan Documents) to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
     Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof) to the extent required at such time or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for (i) filings necessary to perfect and maintain the perfection of the Liens on the Collateral granted by the Loan Parties in favor of the Lenders, (ii) the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other action, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
     Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
     Section 5.05 Financial Statements; No Material Adverse Effect.
     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered there-by in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
     (b) The unaudited consolidated balance sheet of the Borrower as at September 30, 2009 and the related unaudited consolidated statements of income and cash flows for the nine-month period ended September 30, 2009, copies of which have heretofore been furnished to each Lender, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
     (c) Since December 31, 2008, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues (a) that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) on the Closing Date, involving any of the Loan Documents or the Transaction.
     Section 5.07 Ownership of Property; Liens. Each Loan Party and each Restricted Subsidiary thereof has good and valid title, license or right to use all of its personal property necessary in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Loan Parties and any of their Restricted Subsidiaries is subject to no Liens other than Liens permitted under Loan Documents. All of the plants, offices, or facilities and other tangible assets owned, leased or used by any Loan Party or any Restricted Subsidiary thereof in the conduct of their respective businesses are (a) insured to the extent and in a manner required by Section 6.07, (b) structurally sound with no known defects which have or could reasonably be expected to have a Material Adverse Effect, (c) in good operating condition and repair, subject to ordinary wear and tear and except to the extent failure could not reasonably be expected to have a Material Adverse Effect, (d) not in need of maintenance or repair except for ordinary, routine maintenance and repair and except to the extent failure to so maintain and repair could not reasonably be expected to have a Material Adverse Effect, (e) sufficient for the operation of the businesses of such Loan Party and its Restricted Subsidiaries as currently conducted, except to the extent failure to be so sufficient could not reasonably be expected to have a Material Adverse Effect and (f) in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto, except where the failure to conform could not reasonably be expected to have a Material Adverse Effect.
     Section 5.08 Environmental Compliance. The Borrower and its Restricted Subsidiaries periodically conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any

Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 5.09 Insurance. As of the Closing Date, all insurance maintained by or on behalf of the Loan Parties is in full force and effect and all premiums due in respect of such insurance have been duly paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate and in accordance with normal industry practice.
     Section 5.10 Taxes. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and its Restricted Subsidiaries have filed all Tax returns and reports required to be filed, and have paid all Taxes levied or imposed upon them or their properties, income or assets that have become due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.
     Section 5.11 ERISA Compliance.
     (a) Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Plan from time to time in effect has been maintained in compliance with the applicable provisions of ERISA, the Code and other Federal or state applicable Laws, (ii) each such Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would be reasonably likely to prevent, or cause the loss of, such qualification, and (iii) each Loan Party, the Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
     (b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has had or could reasonably be expected to have a Material Adverse Effect.
     (c) Except as would not reasonably be expected to have a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would reasonably be expected to result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

     Section 5.12 Subsidiaries; Equity Interests; Taxpayer Identification Number. As of the Closing Date, neither the Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in material Subsidiaries have been validly issued, are, in the case of Equity Interests issued by corporations, fully paid and nonassessable and all Equity Interests owned by the Borrower or any other Loan Party are owned free and clear of all Liens except (i) those created under the Security Documents, (ii) any nonconsensual Permitted Lien and (iii) those permitted by Section 7.01(s). As of the Closing Date, Schedule 5.12 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of the Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to Section 6.13.
     Section 5.13 Margin Regulations; Investment Company Act.
     (a) No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.
     (b) No Loan Party nor any Person Controlling any Loan Party nor any Subsidiary thereof is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     Section 5.14 Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all matters required to be disclosed pursuant to Section 6.03. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation.
     Section 5.15 Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws (except for Environmental Laws, which are the subject of Section 5.08, federal and state income tax Laws, which are the subject of Section 5.10, and ERISA, which is the subject of Section 5.11) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply there-with, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 5.16 Intellectual Property; Licenses, Etc. Each Loan Party and each Restricted Subsidiary thereof own, license or possess or otherwise has the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Borrower, without conflict with the rights of any other Person, except to the extent such conflict, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed by any Loan Party or any Restricted Subsidiary thereof infringes upon any IP Rights held by any other Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is now pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     Section 5.17 Labor Disputes and Acts of God. Neither the business nor the properties of any Loan Party or any Restricted Subsidiary thereof has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
     Section 5.18 Solvency. On the Closing Date, upon giving effect to the execution of this Agreement and the other Loan Documents by each Loan Party and the consummation of the Transaction, the Loan Parties on a consolidated basis, are Solvent.
     Section 5.19 Real Property.
     (a) As of the Closing Date, Schedule 5.19 sets forth the address or a description of the location of each Material Fee Owned Property, each Material Pipeline and each other parcel of real property that is the subject of a Material Lease, together with a list of the lessors with respect to all such Material Leases. The Borrower shall provide updates to Schedule 5.19 upon the reasonable request of the Administrative Agent.
     (b) Each Loan Party and each of its Subsidiaries has good and marketable title (or in the case of Material Fee Owned Property located in the State of Texas, good and indefeasible title) in fee simple to, or, with respect to each leasehold interest, a valid and enforceable leasehold interest in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except (i) Permitted Liens and (ii) where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (c) Each Loan Party and each of its Subsidiaries has complied with all obligations under the Material Leases and, to its knowledge, all other leases to which it is a party, except where the failure to comply in each case would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all Material Leases and, to its knowledge, all other leases to which it is a party are in full force and effect, except leases in respect of which the failure to be in full force and effect would not in each case reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Loan Party and each of its

Subsidiaries enjoys peaceful and undisturbed possession under all Material Leases and, to its knowledge, all other leases to which it is a party, other than leases in respect of which failure to enjoy peaceful and undisturbed possession would not in each case reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (d) Other than as disclosed on Schedule 5.19, as of the Closing Date, none of the Borrower or any Subsidiary has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting all or any material portion of any Material Fee Owned Property or any sale or disposition thereof in lieu of condemnation.
     (e) As of the Closing Date, to the Borrower’s knowledge, other than as disclosed on Schedule 5.19, and other than in the ordinary course of business relating to easements, rights of way and similar rights relating to Material Pipelines, none of the Borrower or any Subsidiary is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Material Fee Owned Property, Material Pipeline or any interest therein.
ARTICLE VI.
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Loan Obligation hereunder shall remain unpaid or unsatisfied (other than contingent obligations with respect to which no claim has been asserted), or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:
     Section 6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:
     (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower beginning with the 2009 fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
     (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
     Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:
     (a) no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b) for any fiscal quarter ended on or after March 31, 2010, a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and, if such Compliance Certificate demonstrates an Event of Default of any covenant under Section 7.11, any of the Equity Investors may deliver, together with such Compliance Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 8.05;
     (b) promptly after the same are available, copies of each annual report, proxy or financial statement which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (c) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
     (d) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of the Senior Unsecured Notes and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;
     (e) within five Business Days after (i) a Responsible Officer’s receipt of any written notice of any violation by any Loan Party of any Environmental Law, (ii) a Responsible Officer’s obtaining knowledge that any Governmental Authority has asserted that any Loan Party is not in compliance with any Environmental Law or that any Governmental Authority is investigating any Loan Party’s compliance therewith, (iii) a Responsible Officer’s receipt of any written notice from any Governmental Authority or other Person or otherwise obtaining knowledge that any Loan Party is or may be liable to any Person as a result of the Release or threatened Release of any contaminant or that any Loan Party is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any contaminant, or (iv) a Responsible Officer’s receipt of any written notice of the imposition of any Environmental Lien against any property of any Loan Party which in any event under clause (i), (ii), (iii) or (iv) preceding could reasonably be expected to result in, or has resulted in a Material Adverse Effect, together with copies of such notice or a written notice setting forth the matters in clause (ii) above;
     (f) not less than 3 Business Days prior to any change in any Loan Party’s (i) name as it appears in the jurisdiction of its formation, incorporation, or organization, (ii) type of entity, or (iii) organizational identification number, written notice thereof;
     (g) [Reserved];
     (h) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and
     (i) together with the delivery of each Compliance Certificate delivered in connection with the deliver of the financial statements referred to in Section 6.01(a), (i) a statement indicating whether any Material Fee Owned Property was acquired or Material Lease was entered into during such fiscal year, and, if so identifying it, and (ii) a list of each Subsidiary that identifies each Subsidiary as a Restricted Subsidiary (and, as applicable, an Excluded Subsidiary or Immaterial Subsidiary), or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate.
     Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(a) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest of such date (i) on which such documents are delivered by e-mail to the Administrative Agent, (ii) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (iii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all the Borrower Materials that are to be made available to

Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking the Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all the borrow materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor,” and (z) the Administrative Agent shall be entitled to treat any of the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
     Section 6.03 Notices. Notify the Administrative Agent:
     (a) Within five (5) Business Days of a Responsible Officer obtaining actual knowledge of the occurrence of any Default;
     (b) Promptly of (i) any matter that could reasonably be expected to result in a Material Adverse Effect, (ii) any breach or non-performance of or default under any contractual obligation by the Borrower or any Subsidiary, (iii) any dispute, litigation, investigation, proceeding or suspension, or any material development therein, between the Borrower or any Subsidiary and any Governmental Authority or (iv) the commencement of, or any material development in, any litigation or proceeding by any Person not a Governmental Authority affecting the Borrower or any Subsidiary, and (v) the occurrence of any ERISA Event, in the case of clauses (ii)-(v) above, that has resulted or could reasonably be expected to result in a Material Adverse Effect.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
     Section 6.04 Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of Taxes, assessments and governmental charges or levies imposed upon the Borrower or such Restricted Subsidiary or upon its or such Restricted Subsidiary’s property, income or assets, except, in each case, to the extent that (i) the failure to pay or discharge the same could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or (ii) such Taxes are being contested in good faith by appropriate proceedings and adequate reserves have been made by the Borrower or the applicable Restricted Subsidiary in accordance with GAAP.
     Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.05 or 7.06; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) maintain or renew all of its issued patents and registered trademarks, trade names and service marks to the extent in the normal conduct of its business, except to the extent failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect..
     Section 6.06 Maintenance of Properties. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
     Section 6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. From and after delivery of the Mortgages pursuant to Section 6.17 hereof, if any portion of any Building owned, leased or otherwise held by a Loan Party located on any Material Fee Owned Property, Material Leases or Material Pipelines is at any time situated in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, the Borrower and the Restricted Subsidiaries shall (i) maintain or cause to be maintained flood insurance in an amount no less than the maximum amount of coverage available under the applicable Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably satisfactory to the Administrative Agent.
     Section 6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     Section 6.09 Books and Records. Maintain proper books of record and account, in which entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary, as the case may be.
     Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense absent the existence of an Event of Default; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
     Section 6.11 Use of Proceeds. On the Closing Date, use the proceeds of this Agreement to consummate the Transaction. Thereafter, the proceeds of this Agreement shall be used for working capital including the issuance of Letters of Credit, capital expenditures, and for general corporate purposes not in contravention of any Law or of any Loan Document. In no event shall the proceeds of any Loan or Letter of Credit be used directly or indirectly for purposes of acquiring or carrying any margin stock (within the meaning of Regulation U of the FRB) in violation of Regulation U.
     Section 6.12 Additional Subsidiaries; Guarantors and Pledgors; Security Documents; Further Assurances. At Borrower’s sole cost and expense, take all of the following actions:
     (a) Notify the Administrative Agent and the Collateral Agent not later than three (3) Business days after any Person becomes a Subsidiary, which notice shall provide the information included in Schedule 5.12 as may be necessary for Schedule 5.12 to be accurate and complete as of the date of such notice and shall specify whether such Person is a Restricted Subsidiary that is a Domestic Subsidiary (and if it is or is to be treated as an Immaterial Subsidiary, information demonstrating to the reasonable satisfaction of the Administrative Agent that such treatment is permitted), an Excluded Subsidiary or an Unrestricted Subsidiary (and shall include compliance with the requirements of Section 6.14 for designation as an Unrestricted Subsidiary).
     (b) In the case of any Restricted Subsidiary that is not an Excluded Subsidiary:
     (i) promptly after any Person becomes a Restricted Subsidiary that is not an Excluded Subsidiary (and in any event within 30 days (or such longer period as the Administrative Agent may agree in its reasonable discretion)), cause such Person to (A) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (B) deliver to the Administrative Agent documents of the types referred to in Sections 4.01(a)(iii), (v) and (vi) and 6.17 and, if requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (A)), all in form, content and scope reasonably satisfactory to the Administrative Agent, (C) cause each such Restricted Subsidiary that is required to become a Subsidiary Guarantor under Section 6.12 to furnish to the Administrative Agent a description of its Material Fee Owned Properties, Material Pipelines and Material Leases, in detail reasonably satisfactory to the Administrative Agent, and (D) take and cause such Restricted Subsidiary and each other Loan Party to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent or the Collateral Agent to vest in the Collateral Agent valid Liens on the Collateral as required by the Loan Documents, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity; and
     (ii) at the time that any Person becomes a Restricted Subsidiary that is not an Excluded Subsidiary, and promptly thereafter (and in any event within 30 days (or such longer period as the Administrative Agent may agree in its reasonable discretion)): (A) cause all of the Equity Interests, or Eligible Equity Interests in the case of a First-Tier Foreign Subsidiary, of such Person owned by a Loan Party to be pledged to the Collateral Agent to secure the Obligations by executing and delivering the Pledge and Security Agreement or a joinder thereto, (B) pursuant to the Pledge and Security Agreement, deliver or cause to be delivered to the Collateral Agent all certificates, stock powers and other documents required by the Pledge and Security Agreement with respect to all such Equity Interests or Eligible Equity Interests, as applicable, in any such Person, (C) take or cause to be taken such other actions, all as may be necessary to provide the Collateral Agent with a first priority perfected pledge on and security interest in such Equity Interests or Eligible Equity Interests, as applicable, in such Subsidiary, and (D) deliver to the Collateral Agent documents of the types referred to in Sections 4.01(a)(iii) through (a)(v) and, if requested by the Collateral Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (A)), all in form, content and scope reasonably satisfactory to the Administrative Agent.
     (c) In the case of an acquisition of any Material Fee Owned Property, Material Pipeline or Material Lease (including the renewal of any Material Lease) by any Loan Party, and such Material Fee Owned Property, Material Pipeline or Material Lease is not already subject to a perfected Lien pursuant to Section 6.12, the Borrower shall not later than ninety (90) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after such acquisition (or the date such property becomes a Material Fee Owned Property or a Material Pipeline), deliver to the Collateral Agent counterparts to Mortgages or Collateral Assignments (as applicable), Title Policies (other than with respect to any Material Pipeline) and other documents in respect of such Material Fee Owned Property, Material Pipelines and Material Leases in accordance with Sections 4.01 and 6.17.
     (d) Deliver to further secure the Obligations whenever requested by the Administrative Agent or Collateral Agent in their sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, flood hazard certification, evidence of title, financing statements and other Security Documents in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent for the purpose of granting, confirming, and perfecting first and prior Liens or security interests, subject only to Liens permitted under the Loan Documents, on any real or personal property now owned or hereafter acquired by such Persons.
     (e) Subject to the limitations set forth herein, deliver and to cause each Guarantor to deliver to the Collateral Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by such Persons in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent (including without limitation in connection with any action taken pursuant to Section 7.05), which the Collateral Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in any property securing any Obligations.
     (f) The Borrower further agrees to promptly, upon request by the Administrative Agent or Collateral Agent, or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in any Security Document or in the execution, acknowledgment, filing or recordation thereof or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Security Documents.
     (g) Notwithstanding the foregoing:
     (i) (A) the Collateral shall not include any Excluded Collateral (and no actions shall be required to be taken hereunder with respect thereto) and (B) neither the Borrower nor any Guarantor will be required to enter into any control agreement or deposit account agreement with any entity holding deposit accounts or securities accounts of the Borrower or any Guarantor;
     (ii) nothing set forth herein shall require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance with respect to, particular assets if and for so long as, in the reasonable judgment of the Administrative Agent (after consultation with the Borrower), the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets is unreasonable in relation to the benefits to be obtained by the Lenders therefrom; it being understood that no surveys (other than previously conducted surveys) shall be obtained or delivered with respect to the Material Fee Owned Property, Material Leases or Material Pipelines and no title insurance shall be provided in respect of any Material Pipelines;
     (iii) the Borrower shall not be required to take any action with respect to the creation or perfection of security interests in any Material Lease other than to use its commercially reasonable efforts (subject to the immediately preceding paragraph and without any obligation to make any payment or provide any concession to any landlord in order to obtain any required consent) to create or perfect such security interests, such efforts not to extend beyond the date such security interests would otherwise be deliverable; and
     (iv) the Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.
     Section 6.13 Environmental Matters; Environmental Reviews. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply in all material respects with all Environmental Laws now or hereafter applicable to such Loan Party as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, (b) obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect, (c) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, and (d) promptly pay and discharge when due all Environmental Liabilities and debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Environmental Laws unless, in each case, the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Loan Party.
     Section 6.14 Designation and Conversion of Restricted and Unrestricted Subsidiaries
        .
     (a) Unless designated after the Closing Date in writing to the Administrative Agent pursuant to this Section, any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.
     (b) Subject to the limitations set forth in the definition of “Unrestricted Subsidiary,” the Borrower may designate any Subsidiary (including a newly formed or newly acquired Subsidiary) as an Unrestricted Subsidiary if (i) the representations and warranties of the Loan Parties contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) after giving effect to such designation, no Default or Event of Default would exist, (iii) immediately after giving effect to such designation, the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11 as of the last day of the immediately preceding Test Period for which a Compliance Certificate has been delivered (determined on a Pro Forma Basis giving effect to such designation), and (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it will be treated as a “restricted subsidiary” for purposes of any indenture or agreement governing Indebtedness in an aggregate principal amount of at least $25,000,000. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary

shall constitute an Investment by the Borrower and the Restricted Subsidiaries therein at the date of designation in an amount equal to the net book value of their investments therein at the time of such designation. In the event any Person becomes a Subsidiary as a result of the Borrower or a Restricted Subsidiary making a further Investment (an “Investment Increase”) in a Person in which the Borrower or such Restricted Subsidiary had previously made or had an Investment and such Person was not then a Subsidiary, the Borrower or such Restricted Subsidiary may designate such Subsidiary as an Unrestricted Subsidiary without any change or adjustment in the amount of any Investment under Section 7.02 other than giving effect to the amount of such Investment Increase.
     (c) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Loan Parties contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) after giving effect to such designation, no Default or Event of Default would exist and (iii) immediately after giving effect to such designation, the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11 as of the last day of the immediately preceding Test Period for which a Compliance Certificate has been delivered (determined on a Pro Forma Basis giving effect to such designation). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
     Section 6.15 Maintenance of Corporate Separateness. Satisfy customary corporate or limited liability company formalities, including the maintenance of corporate and business records.
     Section 6.16 Maintenance of Ratings. Use commercially reasonable efforts to cause the Facilities provided for herein to be continuously rated by S&P and Moody’s.
     Section 6.17 Post-Closing Real Estate Matters. With respect to any Material Fee Owned Property, Material Lease or Material Pipeline owned or leased on the Closing Date, the Borrower shall, and shall cause each Restricted Subsidiary to use commercially reasonable efforts to within ninety (90) days from the Closing Date (as such period may be extended by the Administrative Agent in its reasonable discretion) take the following actions:
     (a) deliver to the Collateral Agent (w) counterparts of a Mortgage with respect to each Material Fee Owned Property, each Material Lease and each Material Pipeline, in each case, duly executed and delivered by the record owner or lessee, as applicable, of such property, (x) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage (other than with respect to the Material Pipelines) as a valid Lien on the property described therein, free of any other Liens except Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request (each, a “Title Policy”), (y) an opinion from Texas counsel to the Loan Parties and Louisiana counsel to the Loan Parties, reasonably satisfactory to the Administrative Agent, with respect to the enforceability and perfection of such Mortgages and any related fixture filings, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (z) such existing surveys, existing abstracts, existing appraisals, title information and other documents as the Administrative Agent may reasonably request with respect to any such mortgaged property. The foregoing shall not require the obtaining of title insurance or surveys (other than existing surveys) with respect to particular assets if and for so long as, in the reasonable judgment of the Administrative Agent (after consultation with the Borrower), the cost of obtaining title insurance in respect of such assets is unreasonable in relation to the benefits to be obtained by the Lenders therefrom; it being understood that no surveys (other than existing surveys) shall be obtained or delivered with respect to the Material Fee Owned Properties, Material Leases or Material Pipelines and no title insurance shall be provided in respect of any Material Pipelines. The Administrative Agent may grant extensions of time for the obtaining of title insurance with respect to particular assets where it reasonably determines, in consultation with the Borrower, that obtaining such title insurance cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents. Notwithstanding the foregoing or anything in this Agreement or any other Loan Document to the contrary, the Borrower shall not be required to take any action with respect to the creation or perfection of security interests in any Material Fee Owned Property, Material Lease or Material Pipeline other than to use its commercially reasonable efforts (subject to the immediately preceding sentence and without any obligation to make any payment or provide any concession to any landlord in order to obtain any required consent) to create or perfect such security interests, such efforts not to extend beyond the date such security interests would otherwise be deliverable;
     (b) deliver to the Collateral Agent a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Material Fee Owned Property, each Material Lease and each Material Pipeline (other than any portion of any Material Pipeline on which there does not exist a Building, as certified by the Borrower and each applicable Subsidiary pursuant to an officer’s certificate substantially in the form of Exhibit P), in each case, together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each applicable Restricted Subsidiary relating thereto;
     (c) deliver to the Collateral Agent a copy of, or a certificate as to coverage under, the insurance policies required by Section 6.07 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance satisfactory to the Administrative Agent; provided that if any portion of any Building located on any Material Fee Owned Property, Material Leases or Material Pipelines is situated in an area identified as a special flood hazard area by Federal Emergency Management Agency or other applicable agency, such certificate shall include evidence in form and substance reasonably satisfactory to the Administrative Agent of flood insurance in an amount no less than the maximum amount of coverage available under the applicable Flood Insurance Laws.

     (d) deliver to the Collateral Agent evidence that all other actions, including delivery of consents, recordings and filings and payment of all title insurance premiums, mortgage recording taxes and other applicable costs and expenses, that the Administrative Agent may deem reasonably necessary shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent; and
     (e) deliver to the Collateral Agent legal opinions from (i) corporate counsel to the Borrower or a Restricted Subsidiary, as applicable, and (ii) local counsel in each jurisdiction where any Material Fee Owned Property, any Material Lease or any Material Pipeline is located or where Borrower or any Restricted Subsidiary executing and delivering a Mortgage pursuant to this Agreement is organized, in each case addressed to each Agent, the Secured Parties, and their respective successors and assigns and otherwise in form and substance reasonably satisfactory to the Administrative Agent.
     Section 6.18 Back-Stop of Existing L/Cs.
     On or prior to the 30th day following the Closing Date (or such later date as may be agreed to by Credit Suisse AG in its sole discretion), the Borrower will cause (i) Existing L/Cs to be returned to Credit Suisse AG for cancellation and/or (ii) Letters of Credit to be issued by Deutsche Bank in favor of Credit Suisse AG pursuant to “back-to-back” arrangements with respect to Existing L/Cs (the “Back-Stop L/Cs”) that are reasonably satisfactory to Credit Suisse AG, in either case, to the extent necessary so that the excess of the aggregate face amount of Existing L/Cs over the amount of Back-Stop L/Cs is less than or equal to $40,000,000. To the extent an Existing L/C been supported by a Back-Stop L/C, such Existing L/C shall not be considered to be a Letter of Credit for any purpose under any Loan Document, provided that the Borrower shall comply with its obligations under the separate letter agreement between the Borrower and Credit Suisse AG dated as of January 5, 2010 (as the same may be amended or modified in accordance with the terms thereof), including those obligations determined by reference to this Agreement.
ARTICLE VII.
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent obligations with respect to which no claim has been asserted), or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:
     Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
     (a) Liens pursuant to any Loan Document;
     (b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the Lien does not extend to any additional property other than after-acquired property that is affixed or incorporated into the property covered by such Lien, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(s), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(s);
     (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
     (d) landlords, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or if more than thirty (30) days overdue, are unfiled and no other action has been take to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP provided that such Liens (i) do not secure Indebtedness, (ii) arise by operation of law or contract and (iii) in the case of Liens arising by contract, do not preclude Liens securing the Obligations;
     (e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Restricted Subsidiaries or any Unrestricted Subsidiary or the MLP and (iii) Liens on proceeds of insurance policies securing Indebtedness permitted under Section 7.03(m);
     (f) deposits, prepayments or cash pledges to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (g) leases, licenses, subleases, sublicenses, easements, rights-of-way, servitudes, permits, reservations, exceptions, covenants and other rights or restrictions as to the use of real property, and other similar encumbrances incurred in the ordinary course of business which, with respect to all of the foregoing, do not secure the payment of Indebtedness of a Loan Party (other than pursuant to the Loan Documents) and which do not individually or in the aggregate materially detract from the value of the property subject thereto or materially interfere individually or in the aggregate with the ordinary conduct of the business of the applicable Person;
     (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

     (i) Liens securing Capital Leases and purchase money Indebtedness permitted under Section 7.03(e); provided that such Liens securing purchase money Indebtedness do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds and products thereof; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
     (j) Liens existing upon property acquired in an acquisition of any Person that becomes a Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, and not upon any other property, securing only Indebtedness permitted by Section 7.03(i);
     (k) Zoning, building codes and other land use laws regulating the use or occupancy of any real or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business of the Borrower or any Restricted Subsidiary thereon;
     (l) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry or (iv) in connection with Cash Management Obligations and other obligations in respect of netting services, overdraft protections and similar arrangements, in each case in connection with deposit accounts in the ordinary course of business and that are limited to Liens customary in such arrangements;
     (m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.01(i) and (j), to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
     (n) Liens (i) on Swap Contracts or commodity trading accounts or other brokerage accounts, (ii) on cash or other Investments posted as initial deposits or margin deposits, (iii) on accounts receivable related to a Swap Contract or a commodity trading account or other brokerage account, and (iv) on proceeds from the property described in the foregoing clauses (i)-(iii) that secure obligations incurred in the ordinary course of business and not for speculative purposes (A) under Swap Contracts or under commodity trading accounts or other brokerage accounts and (B) under netting arrangements in connection with Swap Contracts or commodity trading accounts or other brokerage accounts;
     (o) Liens on property of any Foreign Subsidiary, which Liens secure Indebtedness of the applicable Foreign Subsidiary permitted under Section 7.03; provided that such Liens do not at any time encumber any property other than the property of such Foreign Subsidiary or other Foreign Subsidiary;
     (p) Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(g); provided, that any such Lien on any Collateral shall be junior to the Liens on the Collateral securing the Obligations;
     (q) Liens on Collateral securing Secured Swap Obligations; provided such Liens shall be subject to the terms of the Intercreditor Agreement;
     (r) [Reserved];
     (s) Liens on Collateral securing Senior Secured Notes; provided that such Liens shall be subject to an Intercreditor Agreement; and
     (t) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $30,000,000 at any one time outstanding.
     Section 7.02 Investments. Make any Investments, except:
     (a) Investments held by the Borrower or such Restricted Subsidiary in the form of cash equivalents;
     (b) Investments (i) by the Borrower or any Restricted Subsidiary in any Loan Party, (ii) by any Restricted Subsidiary that is not a Loan Party in any other such Restricted Subsidiary that is also not a Loan Party and (iii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party; provided that the aggregate amount of Investments pursuant to this clause (iii) shall not exceed $50,000,000;
     (c) Investments consisting of, resulting from or received in connection with, as applicable, Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments, respectively permitted under Sections 7.01, 7.03, 7.05, 7.06 or 7.07;
     (d) loans and advances to any Holding Company in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), any Restricted Payments permitted to be made to such Holding Company in accordance with Section 7.07;
     (e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
     (f) Investments existing or contemplated on the Closing Date and set forth on Schedule 7.02;
     (g) Investments in Swap Contracts permitted under Section 7.03;

     (h) loans or advances to officers, directors and employees of the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) to fund the purchase of Equity Interests in the Borrower or any Restricted Subsidiary or any Holding Company under compensation plans approved by the Board of Directors of the issuer of such Equity Interests in good faith (provided that the proceeds of such loans or advances are promptly invested in such Equity Interests and contributed to the Borrower) and (iii) for purposes not described in the foregoing clause (i) or (ii), in an aggregate principal amount outstanding not to exceed $10,000,000;
     (i) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):
     (i) the Borrower or such Restricted Subsidiary will have complied with Section 6.12, to the extent required thereby within the times specified therein;
     (ii) not less than 75% of the Consolidated EBITDA attributable to any Person or assets so acquired (as determined in good faith by the Borrower) shall be attributable to assets that become directly owned by the Borrower and/or one or more Guarantors (including any Person that becomes a Guarantor in connection therewith), and the Borrower or such Guarantors will have complied with Section 6.12, to the extent required thereby within the times specified therein;
     (iii) (1) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 7.11 as of the last day of the immediately preceding Test Period for which a Compliance Certificate has been delivered (determined on a Pro Forma Basis giving effect to such Permitted Acquisition);
     (j) Investments in Holdco Loans, Senior Secured Notes, Senior Unsecured Notes or other Indebtedness of the Borrower or any of its Restricted Subsidiaries;
     (k) any Investment owned by a Person at the time such Person is acquired and becomes a Restricted Subsidiary pursuant to a Permitted Acquisition; provided that (i) such Investment was not made in connection with or in contemplation of such Permitted Acquisition and (ii) any incremental Investments shall not be permitted by this clause (k);
     (l) advances of payroll payments to employees in the ordinary course of business;

     (m) Investments to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Equity Interests) of the Borrower after a Qualifying IPO of the Borrower;
     (n) Investments of a Restricted Subsidiary engaged in a Similar Business acquired after the Closing Date or of a corporation merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.05 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
     (o) Investments consisting of MLP GP Units received in connection with an MLP GP IPO;
     (p) Guarantees by the Borrower or any Restricted Subsidiary of obligations that do not constitute Indebtedness entered into in the ordinary course of business;
     (q) so long as, immediately after giving effect to any such Investment, no Default has occurred and is continuing and the Borrower and the Restricted Subsidiaries will be in compliance with the covenants set forth in Section 7.11 (determined on a Pro Forma Basis giving effect to such Investment determined as of the last day of the immediately preceding Test Period for which a Compliance Certificate has been delivered), Investments that do not exceed $75,000,000 in the aggregate at any one time, provided that additional Investments in excess of such limitation may be made in reliance upon this clause to the extent treated as Restricted Payments and allowed under Section 7.07(i) at such time;
     (r) Investments in any Existing JV for the purpose of making capital expenditures at such Existing JVs that do not exceed $50,000,000 in the aggregate at any one time;
     (s) any other Investments in connection with the replacement, substitution, restoration or repair of assets on account of a Casualty Event to the extent such assets were covered by casualty insurance maintained by the Borrower or a Restricted Subsidiary;
     (t) any Investment made with net cash proceeds of equity contributions made to the Borrower after the Closing Date (other than pursuant to Section 8.05) which were contributed for the purpose of enabling the Borrower or any Restricted Subsidiary to make such Investments.
          For purposes of covenant compliance, the amount of any Investment under clause (b), (h), (q) or (r) (1) shall be the amount actually invested less cash returns on such Investment and (2) any limitations on such Investments will be increased by the amount of cash distributed to the Borrower or a Restricted Subsidiary in respect of each Investment, without adjustment for subsequent increases or decreases in the value of such Investment.

     Section 7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
     (a) Indebtedness under the Loan Documents;
     (b) Indebtedness outstanding on the Closing Date and listed on Schedule 7.03;
     (c) Guarantees of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Restricted Subsidiary;
     (d) obligations (contingent or otherwise) of the Borrower or any Restricted Subsidiary existing or arising under any Swap Contract with a Hedging Party designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;
     (e) Indebtedness in respect of Capital Lease Obligations, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the requirements set forth in Section 7.01(i);
     (f) unsecured Indebtedness of the Borrower and the Guarantors incurred to finance a Permitted Acquisition, provided that (i) no principal of such Indebtedness is scheduled to mature earlier than 180 days after the Term Loan Maturity Date and (ii) after giving effect to such Indebtedness and the application of any of the proceeds thereof on the issuance date no Default or Event of Default shall exist and, the Borrower shall be in pro forma compliance with all of the covenants set forth in Section 7.11 as of the last day of the immediately preceding Test Period for which a Compliance Certificate has been delivered (determined on a Pro Forma Basis giving effect to the incurrence of such Indebtedness and the use of proceeds thereof);
     (g) Indebtedness of any Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary subordinated to the Obligations on terms satisfactory to the Administrative Agent;
     (h) unsecured Guarantees by the Borrower and the Guarantors of the Holdco Loans; so long as, at the time any such Guarantee is incurred, the Consolidated Leverage Ratio as of the last day of the immediately preceding Test Period for which a Compliance Certificate has been delivered (determined on a Pro Forma Basis giving effect to the incurrence of such Guarantee) is less than or equal to 4.00:1.00;
     (i) Indebtedness of any Person acquired or assumed in an acquisition, existing at the time of such acquisition and not incurred in contemplation thereof; provided that such Indebtedness shall not be secured except to the extent such Indebtedness is secured by Liens permitted by Section 7.01(j); provided, further, that other than as otherwise permitted hereunder no Person, other than the obligor or obligors thereon at the time of such acquisition shall become liable for such Indebtedness;

     (j) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case in connection with deposit accounts in the ordinary course of business and discharged within two Business Days of its incurrence;
     (k) Indebtedness representing deferred compensation to employees of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;
     (l) Customary indemnification obligations or customary obligations in respect of purchase price or other similar adjustments, in each case incurred by the Borrower or any Restricted Subsidiary in connection with the Disposition of any assets permitted hereby, or any Investment permitted hereby or any Permitted Acquisition, but excluding Guarantees of Indebtedness; provided that (i) such obligations are not required to be reflected on the balance sheet of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (l)(i)) and (ii) the maximum liability in respect of all such obligations incurred in connection with any Disposition shall at no time exceed the gross proceeds, including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Borrower and its Restricted Subsidiaries in connection with such Disposition;
     (m) Indebtedness consisting of (i) the financing of insurance premiums or (ii) customary take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;
     (n) Obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries, in each case in the ordinary course of business;
     (o) Indebtedness for borrowed money of the Borrower or any Guarantor and Guaranties thereof by the Borrower or one or more of the Guarantors; provided that (i) the aggregate principal amount of such Indebtedness does not exceed $100,000,000 at any time outstanding, (ii) no principal of such Indebtedness is scheduled to mature earlier than 180 days after the Term Loan Maturity Date, (iii) after giving effect to such Indebtedness and the application of any of the proceeds thereof on the issuance date no Default or Event of Default shall exist and the Borrower shall be in compliance with the covenants contained in Section 7.11 as of the last day of the immediately preceding Text Period for which a Compliance Certificate has been delivered (determined on a Pro Forma Basis giving effect to the incurrence of such Indebtedness and the use of proceeds therefrom), and such principal amount of such Indebtedness cannot be prepaid except in accordance with Section 7.04;
     (p) so long as (i) no Default or Event of Default exists before and after giving effect to the incurrence thereof and (ii) the Net Cash Proceeds of the issuance of such In debtedness are used to prepay the Loans in accordance with the terms of Section 2.05(b)(iii), Senior Secured Notes;
     (q) Indebtedness in respect of the Senior Unsecured Notes;
     (r) Indebtedness not otherwise permitted by the foregoing clauses of this Section 7.03; provided that the aggregate principal or face amount of all such Indebtedness shall not exceed $25,000,000 at any time outstanding;
     (s) any Permitted Refinancing of any Indebtedness otherwise permitted to be incurred under clauses (b), (e), (f), (i), (p) or (q) and this clause (s) of this Section; and
     (t) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (s) above.
     Section 7.04 Prepayment of Certain Indebtedness. Pay the principal of any Indebtedness that is subordinated to the Obligations or any other Indebtedness incurred pursuant to Section 7.03(f) or (o) (or any Permitted Refinancing of any such Indebtedness), other than (a) pursuant to a Permitted Refinancing, (b) by the exchange for, conversion to, or with the proceeds of Qualified Equity Interests, or (c) with cash so long as the Borrower is otherwise permitted to make a Restricted Payment pursuant to Section 7.07(i); provided that any repayment made pursuant to this clause will result for a dollar for dollar deduction in amounts available to be used for Restricted Payments made pursuant to Section 7.07(i).
     Section 7.05 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
     (a) any Restricted Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries, provided that when any Wholly Owned Subsidiary is merging with another Restricted Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving Person and shall have, to the extent required thereby, complied with the requirements of Section 6.12;
     (b) (i) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders and shall have, to the extent required thereby, complied with the requirements of Section 6.12;
     (c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Wholly Owned

Subsidiary, then the transferee must either be the Borrower or a Wholly Owned Subsidiary; provided, further that if the transferor in any such a transaction is a Guarantor, then the transferee must either be the Borrower or Guarantor and shall have, to the extent required thereby, complied with the requirements of Section 6.12;
     (d) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02;
     (e) so long as no Default has occurred and is continuing or would result therefrom, each of the Borrower and any of its Restricted Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving entity and shall have, to the extent required thereby, complied with the requirements of Section 6.12 and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving entity and shall have, to the extent required thereby, complied with the requirements of Section 6.12; and
     (f) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose and effect of which is to consummate a Disposition permitted pursuant to Section 7.06.
     Section 7.06 Dispositions. Make any Disposition, except:
     (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, and Dispositions in the ordinary course of business of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries;
     (b) Dispositions of inventory, goods and products, cash equivalents, cash or other immaterial assets in the ordinary course of business;
     (c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar property and shall have, to the extent required thereby, complied with the requirements of Section 6.12 or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such similar property and shall have, to the extent required thereby, complied with the requirements of Section 6.12;
     (d) Constituting Restricted Payments permitted by Section 7.07, Permitted Liens and Investments permitted by Section 7.02;
     (e) Dispositions of property acquired by the Borrower or any Restricted Subsidiary after the Closing Date pursuant to sale-leaseback transactions; provided that the applicable sale-leaseback transaction (i) occurs within 270 days after the acquisition or construction (as applicable) of such property and (ii) is made for cash consideration not less than the cost of acquisition or construction of such property;
     (f) Dispositions of accounts receivables in connection with the collection or compromise thereof in the ordinary course of business;
     (g) Leases, subleases, licenses or sublicenses (including the provision of software under an open source license), easements, rights of way or similar rights or encumbrances in each case in the ordinary course of business and which do not secure the payment of Indebtedness of a Loan Party (other than pursuant to the Loan Documents) and which do not individually or in the aggregate materially detract from the value of the property subject thereto or materially interfere with the business of the Borrower and its Restricted Subsidiaries;
     (h) Dispositions resulting from Casualty Events and transfers of property that has suffered a Casualty Event (constituting a total loss or constructive total loss of such property) upon receipt of the Net Cash Proceeds of such Casualty Event;
     (i) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
     (j) Dispositions of property, subject to the Security Documents, by the Borrower or any Restricted Subsidiary to the Borrower or to a Wholly Owned Subsidiary of the Borrower; provided that if the transferor of such property is the Borrower or a Guarantor, the transferee thereof must either be the Borrower or a Guarantor and the applicable transferee shall have, to the extent required thereby, complied with the requirements of Section 6.12;
     (k) Dispositions permitted under Section 7.05;
     (l) Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under clauses (a) through (k) of this Section 7.06; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) if the fair market value of the assets subject to such Disposition exceeds $10,000,000, such Disposition is for 75% cash or cash equivalents and (iii) the Borrower shall make the prepayment or reinvestment of proceeds of such Disposition as required by Section 2.05(b)(ii);
     (m) any Disposition of MLP Units in connection with an Open Market Repurchase permitted hereunder;
     (n) an MLP GP IPO; and
     (o) the abandonment, failure to maintain or renew or other Disposition of any IP Rights in the ordinary course of business or as may be decided by Borrower in its reasonable judgment or that are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries;
provided, however, that any Disposition pursuant to clause (a), (b), (c), (e), (f), (i), (j), (k) or (l) shall be for fair market value.
     No Loan Party will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except for Dispositions permitted by clause (f). So long as no Event of Default then exists, the Administrative Agent will, at the Borrower’s request and expense, execute a release, satisfactory to the Borrower and the Administrative Agent, of any Collateral so Disposed of to a Person other than the Borrower or a Guarantor pursuant to this Section.
     Section 7.07 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
     (a) each Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
     (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
     (c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;
     (d) Restricted Payments made on the Closing Date in connection with the Transaction;
     (e) to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04 or 7.09;
     (f) repurchases of Equity Interests in the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants to the extent that such Equity Interests represent a portion of the exercise price of such options or warrants;
     (g) the Borrower may pay (or make Restricted Payments to allow any Holding Company to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower or of any Holding Company held by any future, present or former employee or director of the Borrower or any direct or indirect parent of the Borrower or any of its Subsidiaries pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee or director of the Borrower or any of its Subsidiaries; provided that the aggregate Restricted Payments made under this clause (g) do not exceed in any calendar year $5,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (i) the cash proceeds received by the Borrower during such year from any sale or issuance of any Qualified Equity Interests of the Borrower and, to the extent contributed in cash to the Borrower, from issuances of Equity Interests of any Holding Company, in each case to members of management, directors, managers or consultants of the Borrower, any of its Subsidiaries or any Holding Company that occurs after the Closing Date, in each case to the extent not used for any other purpose permitted by this Agreement, plus (ii) the cash proceeds of key man life insurance policies received by the Borrower and the Restricted Subsidiaries during such year, less (iii) the amount of any Restricted Payments previously made pursuant to subclauses (i)and (ii) of this clause (g); and provided, further, that cancellation of Indebtedness owing to the Borrower from members of management, directors, managers or consultants of the Borrower, any Holding Company or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Borrower or any Holding Company will not be deemed to constitute a Restricted Payment for purposes of this Section 7.07 or any other provision of this Agreement;
     (h) the Borrower and its Restricted Subsidiaries may make Restricted Payments to the Borrower’s direct Holding Company for the Borrower’s direct or indirect Holding Companies to pay:
     (i) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;
     (ii) federal, foreign, state or local income Taxes of a consolidated, combined or similar income tax group of which a direct or indirect parent of Borrower is the common parent that are attributable to the taxable income of the Borrower and/or any of its Subsidiaries or result from the repurchase of Holdco Loans; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Borrower and/or the applicable Restricted Subsidiaries would have been required to pay as a stand-alone company or tax group plus, to the extent of the amounts actually received from the Unrestricted Subsidiaries, in amounts required to pay such taxes, the Taxes that would have been paid by such Unrestricted Subsidiaries on a stand-alone basis, in each case reduced by any amount of such Taxes paid directly to the applicable taxing authority by the Borrower or its Subsidiaries;
     (iii) customary salary, bonus and other benefits payable to officers and employees of any Holding Company;

     (iv) general corporate overhead expenses of any Holding Company of the Borrower to the extent such expenses are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries; and
     (v) reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such Holding Company;
     (i) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments, in an aggregate amount not to exceed, together with the amount of any payments of Indebtedness pursuant to Section 7.04:
     (i) $100,000,000 (increasing by $75,000,000 if at the time of such Restricted Payment the Consolidated Leverage Ratio as of the last day of the immediately preceding Test Period for which a Compliance Certificate has been delivered (determined on a Pro Forma Basis giving effect to such Restricted Payment) is less than or equal to 3.00:1.00); plus
     (ii) the remaining Net Cash Proceeds of any Asset Disposition Event (assuming for this purpose that any mandatory reduction in the Revolving Credit Commitment was treated as if it was a utilization of Net Cash Proceeds) so long as (a) when the Consolidated Leverage Ratio as of the last day of the immediately preceding Test Period for which a Compliance Certificate has been delivered (determined on a Pro Forma Basis giving effect to such Restricted Payment and such Disposition) is less than or equal to 4.25:1.00 but greater than 2.75:1.00, at least 75% of the Net Cash Proceeds of such Asset Disposition Event have been used to prepay Loans and if applicable, reduce the Revolving Credit Commitments pursuant to Section 2.05(b)(ii); or (b) when the Consolidated Leverage Ratio as of the last day of the immediately preceding Test Period for which a Compliance Certificate has been delivered (determined on a Pro Forma Basis giving effect to such Restricted Payment and such Disposition) is less than or equal to 2.75:1.00, at least 50% of the Net Cash Proceeds of such Asset Disposition Event have been used to prepay Loans and if applicable, reduce the Revolving Credit Commitments pursuant to Section 2.05(b)(ii); plus
     (iii) so long as the Consolidated Leverage Ratio as of the last day of the immediately preceding Test Period for which a Compliance Certificate has been delivered (determined on a Pro Forma Basis giving effect to such Restricted Payment) is less than or equal to 4.00:1.00, the aggregate amount of Excess Cash Flow not otherwise required to be used to repay the Loans in each previous fiscal year (less amounts previously made as Restricted Payments pursuant to this clause (iii)); and
     (j) Restricted Payments to repay, repurchase or exchange Holdco Loans; provided that no Restricted Payment made pursuant to this clause (j) may be made from the proceeds of any incurrence of Indebtedness unless the Consolidated Leverage Ratio as of the last day of the immediately preceding Test Period for which a Compliance Certificate has been delivered (determined on a Pro Forma Basis giving effect to such Restricted Payment) is less than or equal to 3.75:1.00.
     Section 7.08 Change in Nature of Business. Engage in any material line of business other than a Similar Business.
     Section 7.09 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions (a) between or among the Borrower and any of its Wholly Owned Subsidiaries or between and among any Wholly Owned Subsidiaries, (b) the transaction contemplated hereby and the payment of fees and expenses related thereto, (c) if at the time thereof and after giving effect thereto no Default has occurred and is continuing the payment of (x) management, consulting, monitoring and advisory fees and related expenses to the Sponsor not to exceed $7,500,000 in the aggregate per calendar year and (y) any termination or other fee payable to the Sponsor upon a change of control or initial public equity offering of the Borrower or any Holding Company thereof, which fees, in the case of this clause (y) only, are approved by a majority of the members of the Board of Directors of the Borrower in good faith, (d) Restricted Payments permitted under Section 7.07, (e) payments or loans (or cancellations of loans) to employees or consultants of the Borrower, any of its Holding Companies or any Restricted Subsidiary and employment agreements, stock option plans and other compensatory arrangements with such employees or consultants that are, in each case, approved by the Borrower in good faith, (f) payments by the Borrower and the Restricted Subsidiaries to each other pursuant to the tax sharing agreements among the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, (g) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Borrower, any of its Holding Companies or any Restricted Subsidiary, (h) transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth on Schedule 7.09 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (i) customary payments by the Borrower and any Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Borrower, in good faith, (j) the issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower to any Permitted Holder or to any director, manager, officer, employee or consultant of the Borrower or any Holding Company, (k) investments by the Sponsor in securities of the Borrower so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities and (l) pursuant to the Omnibus Agreement.
     Section 7.10 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a)

any Restricted Subsidiary of the Borrower that is not a Guarantor or any Existing JV to make Restricted Payments to the Borrower or any Guarantor or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties to secure the Obligations; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.10) are listed on Schedule 7.10 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that is or becomes a Restricted Subsidiary as of the Closing Date or that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) are set forth in an agreement governing Indebtedness permitted by Section 7.03 and that has been incurred by a Restricted Subsidiary of the Borrower that is not a Loan Party, (iv) are provisions in Organizational Documents and other customary provisions in joint venture agreements and other similar agreements applicable to joint ventures or to other Persons that are not Restricted Subsidiaries (to the extent Investment in such joint venture or other Person is permitted under Section 7.02) that limit Liens on or transfers of the Equity Interests in such joint venture or other Person entered into in the ordinary course of business, (v) are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby (or in easements, rights of way or similar rights or encumbrances, in each case granted to the Borrower or a Restricted Subsidiary by a third party in respect of real property owned by such third party) so long as such restrictions relate only to the assets (or the Borrower’s or Restricted Subsidiary’s rights under such easement, right of way or similar right or encumbrance, as applicable) subject thereto, (vi) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e) or (r) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (vii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (viii) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (ix) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and (x) are restrictions set forth in the Senior Secured Notes that are substantially similar to this Agreement or that require that the collateral securing the Senior Secured Notes to be the same or substantially the same as the Collateral, subject to an Intercreditor Agreement.
     Section 7.11 Financial Covenants.
     (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter (beginning with the fiscal quarter ending on March 31, 2010) to be greater than the ratio set forth below opposite the last day of such fiscal quarter:

Fiscal Year	March 31	June 30	September 30	December 31
2010	5.75:1	5.75:1	5.75:1	5.75:1
2011	5.75:1	5.75:1	5.75:1	5.75:1
2012	5.50:1	5.50:1	5.50:1	5.50:1
2013 and each fiscal year ending thereafter	5.25:1	5.25:1	5.25:1	5.25:1

(b)	Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any fiscal quarter (beginning with the fiscal quarter ending on March 31, 2010) to be less than 1.50:1.00.
     Section 7.12 Capital Expenditures.
     (a) Make any Capital Expenditure except for Capital Expenditures not exceeding $75,000,000 in the aggregate for the Borrower and the Restricted Subsidiaries during any fiscal year commencing with the 2010 fiscal year.
     (b) Notwithstanding anything to the contrary contained in paragraph (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Borrower and the Restricted Subsidiaries in any fiscal year pursuant to Section 7.12(a) is less than the maximum amount of Capital Expenditures permitted by Section 7.12(a) with respect to such fiscal year, the amount of such difference (the “Rollover Amount”) may be carried forward and used to make Capital Expenditures in the two succeeding fiscal years; provided that Capital Expenditures in any fiscal year shall be counted against the base amount set forth in Section 7.12(a) with respect to such fiscal year prior to being counted against any Rollover Amount available with respect to such fiscal year.
     (c) Upon the consummation of any Permitted Acquisition, the base amount of Capital Expenditures set forth in Section 7.12(a) shall be increased by an amount equal to the average annual amount of Capital Expenditures attributable to the Acquired Entity or Business during the two years preceding such Permitted Acquisition, effective for the fiscal year during which such Permitted Acquisition is made (but in a pro rated amount representing the portion of such year remaining) and each subsequent fiscal year.
     (d) In the event that the Borrower reasonably determines that, due to the occurrence of unanticipated events beyond its control, it is necessary during any fiscal year to make Capital Expenditures in excess of those otherwise permitted, the Borrower may make such Capital Expenditures; provided that (i) the amount of all such Capital Expenditures made during any fiscal year in reliance on this paragraph shall not exceed $25,000,000, (ii) the base amount of Capital Expenditure permitted by Section 7.12(a) during the next succeeding fiscal year shall be reduced by the amount of Capital Expenditures made in reliance on this paragraph and (iii) the Borrower shall notify the Administrative Agent, in a certificate signed by a Responsible Officer, of the need for such Capital Expenditures promptly after determining the need therefor, providing a reasonably detailed explanation of the events requiring such Capital Expenditures and the anticipated amount thereof.

     (e) Capital Expenditures may be made during any fiscal year in excess of those otherwise permitted by this Section to the extent (i) treated as an Investment under clause (q) of Section 7.02 and permitted thereunder at the time or (ii) treated as a Restricted Payment under clause (i) of Section 7.07 and permitted thereunder at the time.
     Section 7.13 Amendment of Other Indebtedness. Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Indebtedness is outstanding that was incurred in reliance upon Section 7.03(f) or (o) (or any Permitted Refinancing in respect thereof), if the effect of any such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the Borrower or any Restricted Subsidiary or confer additional material rights on the holder of the applicable Indebtedness in a manner adverse to the interests of the Borrower, any of the Restricted Subsidiaries or the Secured Parties.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
     Section 8.01 Events of Default. Any of the following shall constitute an Event of Default:
     (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
     (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.05(a) (solely with respect to the Borrower) or Article VII; provided, however that any Event of Default under Section 7.11 is subject to cure as contemplated by Section 8.05; or
     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clauses (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to the Borrower; or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
     (e) Cross-Default. (i) The Borrower or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including the undrawn face amount of any outstanding Letter of Credit, surety bonds and other similar contingent obligations outstanding under any agreement relating to such Indebtedness or Guarantee and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this clause (e)(i)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or
     (f) Insolvency Proceedings, Etc. The Borrower or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
     (g) Inability to Pay Debts; Attachment. (i) The Borrower or any of its Restricted Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or
     (h) Judgments. There is entered against the Borrower or any of its Restricted Subsidiaries (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, the same shall remain undischarged and either (A) enforcement proceedings are commenced by any creditor upon such judgment or order which have not been stayed by reason of a pending appeal or otherwise, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that results in a Material Adverse Effect; or
     (j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Loan Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
     (k) Change of Control. There occurs any Change of Control; or
     (l) Security Documents. Any Security Document shall for any reason (other than pursuant to the terms hereof and thereof) cease to create a valid and perfected first priority Lien in any asset having a value in excess of the Threshold Amount (if and to the extent perfection may be achieved by the filings required under the Security Documents or the taking of other actions specifically required by this Agreement), except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a Lender’s Title Policy and such insurer has not denied coverage.
     Section 8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
     Section 8.03 Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstances referred to in any such clause.
     Section 8.04 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent and the Collateral Agent in the following order:
     (a) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of external counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such and payable to the Collateral Agent in its capacity as such;
     (b) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of external counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     (c) Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other

Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
     (d) Fourth, pro rata (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the Secured Swap Obligations and the Cash Management Obligations, ratably among the Lenders, the Hedging Parties and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them and (ii) to the Administrative Agent for the account of each applicable L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
     (e) Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
     Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, in the order set forth above.
     Section 8.05 Borrower’s Right to Cure.
     (a) Notwithstanding anything to the contrary contained in Section 8.01, in the event of any Event of Default under any covenant set forth in Section 7.11 and until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, the Borrower may sell or issue Qualified Equity Interests of the Borrower to any of the Equity Investors (or to any Holding Company if funded by an issuance of Equity Interests of a Holding Company to any of the Equity Investors) and apply the amount of the Net Cash Proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter (and included as EBITDA in such quarter for any Test Period including such quarter); provided that such Net Cash Proceeds (i) are actually received by the Borrower no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder and (ii) do not exceed the aggregate amount necessary to cure such Event of Default under Section 7.11 for any applicable period. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.11 and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.
     (b) In each period of four fiscal quarters, there shall be at least two (2) fiscal quarters in which no cure set forth in Section 8.05(a) is made.

ARTICLE IX.
ADMINISTRATIVE AGENT
     Section 9.01 Appointment and Authority.
     (a) Each of the Lenders and the L/C Issuers hereby irrevocably appoints Deutsche Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
     (b) Each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedging Party) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Security Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent or the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including, Section 9.11, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including the Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.
     Section 9.02 Rights as a Lender. Any Person serving an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include such Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

     Section 9.03 Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agents:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.
     No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Borrower, a Lender or a L/C Issuer.
     No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     Section 9.04 Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or a L/C Issuer, such Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     Section 9.05 Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent or the Collateral Agent, respectively. Each of the Administrative Agent and the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of the Administrative Agent and the Collateral Agent.
     Section 9.06 Resignation of Agent. The Administrative Agent or the Collateral Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent gives notice of its resignation, then such retiring Administrative Agent or Collateral Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent or Collateral Agent meeting the qualifications set forth above; provided that if the Administrative Agent or Collateral Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent or Collateral Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent or Collateral Agent shall continue to hold such Collateral until such time as a successor Administrative Agent or Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent or Collateral Agent shall instead be made by or to each Lender and the L/C Issuers directly, until such time as the Required Lenders appoint a successor Administrative Agent or Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Collateral Agent was acting as the Administrative Agent.
     Any resignation by Deutsche Bank as the Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
     Section 9.07 Non-Reliance on Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon any Agent, any Agent-Related Person or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon any Agent, any Agent-Related Person or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     Section 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the agents or Joint Book Runners listed on the cover page hereof shall have any powers, duties, liabilities or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or a L/C Issuer hereunder.
     Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent

(including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and external counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), Section 2.09 and Section 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and external counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
     Section 9.10 Collateral and Guaranty Matters. The Lenders, the L/C Issuers and the Hedging Parties irrevocably authorize the Collateral Agent, at its option and in its discretion,
     (a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Loan Obligations (other than contingent obligations with respect to which no claim has been asserted) and any Secured Swap Obligations that are due and payable to the extent the Administrative Agent has received written notice that such Secured Swap Obligations are due and payable (it being understood that the Administrative Agent will give each counterparty under a Secured Swap Obligation at least 5 Business Days notice prior to releasing such Liens) and the expiration or termination of all Letters of Credit (or other arrangements having been entered into satisfactory to the applicable L/C Issuer to eliminate such L/C Issuer’s credit exposure with respect thereto), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a Person other than Borrower or any Restricted Subsidiary, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;
     (b) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

     (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.
     Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent or the Collateral Agent will (and each Lender irrevocably authorizes such Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Security Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
     Section 9.11 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent and Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent and Agent-Related Person from and against any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any external counsel for any Agent) incurred by it; provided that no Lender shall be liable for the payment to any Agent or Agent-Related Person of any portion of such losses, claims, damages, liabilities and related expenses resulting from such Agent’s or Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.11. In the case of any investigation, litigation or proceeding giving rise to any loss, claim, damage, liability and related expense this Section 9.11 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent or Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.11 shall survive termination of the Aggregate Commitments, the payment of all other Obligations, and the resignation of such Agent.
     Section 9.12 Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting or expanding the provisions of Section 3.01, each Lender and each L/C Issuer shall, and does hereby, indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender or any L/C Issuer for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender or such L/C Issuer failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective); provided that no Lender or L/C Issuer shall be liable for the payment to the Administrative Agent of any Taxes and any related losses, claims, liabilities and expenses resulting from the Administrative Agent’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction. A certificate as to the amount of such payment or liability delivered to any Lender or such L/C Issuer by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or L/C Issuer under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
     Section 9.13 Intercreditor Agreement. The Collateral Agent is authorized to enter into any Intercreditor Agreement, and the Lenders acknowledge, that such Intercreditor Agreement is binding upon them without execution thereof.
ARTICLE X.
MISCELLANEOUS
     Section 10.01 Amendments, Etc. Subject to the Intercreditor Agreement with respect to those matters as to which Hedging Parties are entitled to vote thereunder, no amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Intercreditor Agreement), and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     (a) extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
     (b) postpone any date scheduled for, or reduce the amount of, any payment of principal, interest or fees hereunder without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of Loans of any Class shall not constitute a postponement of any date scheduled for the payment of principal or interest;
     (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate and (ii) to change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder;
     (d) change any provision of this Section or Section 8.04 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
     (e) change any provision of Section 2.13 or the third sentence of Section 2.06 or the definition of “Pro Rata Share” without the written consent of each Lender adversely affected thereby; provided, however, that any amendment of such provisions or definition directly relating to (x) so long as no Event of Default has occurred and is continuing, the prepayment on a non-pro rata basis of Term Loans or reductions of the Revolving Credit Commitments, (y) any extension of the maturity of any Loan or Commitment (or non-pro rata increase in interest rates or fees), or (z) so long as no Event of Default has occurred and is continuing, assignments to the Borrower or an Affiliate thereof (and, if applicable, subsequent cancellation of such Loans and/or Revolving Credit Commitments held by the Borrower or such Affiliate on a non-pro rata basis with respect to all other Lenders) will not be subject to this clause;
     (f) except as otherwise permitted herein, release all or substantially all of the aggregate value of the Guarantors from the Guaranty without the written consent of each Lender; or
     (g) except as otherwise permitted hereunder, release of all or substantially all of the Collateral hereunder without the written consent of each Lender;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent or the

Collateral Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that with respect to any amendment, waiver or consent governed by Section 10.01(a), (b), (c), (d) or (e), such Defaulting Lender shall not be deemed to be Defaulting Lender.
     No amendment or waiver of any provision of the Intercreditor Agreement shall be effective unless consented to in writing by the Required Lenders (and as otherwise required in the Intercreditor Agreement), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
     Further, notwithstanding anything to the contrary contained in this Section, if the Administrative Agent and Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.
     In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”), respectively, hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than those applicable to such Refinanced Term Loans, respectively, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Loans in effect immediately prior to such refinancing.

     Section 10.02 Notices; Effectiveness; Electronic Communication.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, or email as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Borrower, the Administrative Agent, the Collateral Agent, any L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or such L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY

OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, such L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent, the Collateral Agent, each L/C Issuer and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     (e) Change of Address, Etc. Each of the Borrower, the Administrative Agent, any L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, and, in the case of a Revolving Credit Lender, each L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
     (f) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuers, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     Section 10.04 Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of external counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any external counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonably out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
     (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each other Agent, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any external counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party or any Subsidiary thereof arising out of, in connection with, as a result of or in any other way associated with (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, and the performance by the parties hereto of their respective obligations hereunder or thereunder, (ii) the Collateral, the Loan Documents and consummation of the transactions or events (including the enforcement or defense thereof and any occupation, operation, use or maintenance of Collateral or other property of a Loan Party) at any time associated therewith or contemplated therein, (iii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by a L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property owned or operated by any Loan Party or any Subsidiary thereof, or any Environmental Liability related in any way to any Loan Party or any Subsidiary thereof, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
     (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), each other Agent, each L/C Issuer or any Related Party of any of the foregoing, each Revolving Credit Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Revolving Credit Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
     (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, such L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     Section 10.06 Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

     (i) Minimum Amounts.
     (1) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (2) in any case not described in subsection (b)(i)(1) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
     (iii) Required Consents. The following consents shall have been provided to the extent required below:
     (1) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;
     (2) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required;
     (3) the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required with respect to any assignment of a Revolving Credit Commitment; and
     (4) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required with respect to any assignment of a Revolving Credit Commitment.

     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     (v) No Assignment to the Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
     (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
     Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the limitations and requirements therein, including the requirements under Section 3.01(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amount) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.
     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

     (h) Resignation as L/C Issuer or Swing Line Lender After Assignment. Notwithstanding anything to the contrary contained herein, if at any time Revolving Credit Lender acting as Swing Line Lender or L/C Issuer assigns all of its Commitment and Loans pursuant to subsection (b) above, such Revolving Credit Lender may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the resigning Revolving Credit Lender as L/C Issuer or Swing Line Lender, as the case may be. If a Revolving Credit Lender resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Credit Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If a Revolving Credit Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Credit Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning Revolving Credit Lender to effectively assume the obligations of the resigning Revolving Credit Lender with respect to such Letters of Credit.
     Section 10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in connection with any pledges permitted pursuant to Section 10.06(f), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, pledgee of, or Participant in, or any prospective assignee of, pledgee of, or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospec tive counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
     For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
     Section 10.08 Deposit Accounts; Right of Setoff. Each Loan Party hereby grants to each L/C Issuer and each Lender a security interest, a Lien, and a right of offset, each of which shall be in addition to all other interests, Liens, and rights of any L/C Issuer or any Lender at common Law, under the Loan Documents, or otherwise, to secure the repayment of the Obligations upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Loan Party now or hereafter held or received by or in transit to any L/C Issuer or any Lender from or for the account of such Loan Party, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final, in whatever currency) of such Loan Party with any L/C Issuer or any Lender, and (c) any other credits and claims of such Loan Party at any time existing against any L/C Issuer or any Lender, including claims under certificates of deposit. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to foreclose upon such Lien and/or to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations to such Lender or L/C Issuer, irrespective of whether or not such Lender or L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such foreclosure or such setoff and application, provided that the failure to give such notice shall not affect the validity of such foreclosure or such setoff and application. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.
     Section 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     Section 10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Loan Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
     Section 10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.01, the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders whose consent is required shall not have been obtained, if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with applicable Laws.
     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     Section 10.14 Governing Law; Jurisdiction, Etc.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED

STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY AGREES THAT SECTIONS 5-1401 AND 4-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. IN FURTHERANCE OF THE FOREGOING, BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 111 EIGHTH AVENUE , NEW YORK, NEW YORK 10011, AS AGENT OF BORROWER AND EACH GUARANTOR TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST BORROWER OR SUCH GUARANTOR WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER AND EACH GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO BE SENT BY REGISTERED MAIL TO BORROWER OR SUCH GUARANTOR AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF BORROWER OR SUCH GUARANTOR TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. BORROWER AND EACH GUARANTOR SHALL FURNISH TO ADMINISTRATIVE AGENT, EACH L/C ISSUER AND LENDERS A CONSENT OF CT CORPORATION SYSTEM AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE

DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT, L/C ISSUERS AND LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT, L/C ISSUERS AND LENDERS TO BRING PROCEEDINGS AGAINST BORROWER OR EACH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CT CORPORATION SYSTEM SHALL RESIGN OR OTHERWISE CEASE TO ACT AS BORROWER’S OR EACH GUARANTOR’S AGENT, BORROWER AND SUCH GUARANTOR HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT REASONABLY ACCEPTABLE TO ADMINISTRATIVE AGENT TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CT CORPORATION SYSTEM FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO ADMINISTRATIVE AGENT THE WRITTEN CONSENT (IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO ADMINISTRATIVE AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.
     Section 10.15 Waiver of Jury Trial and Special Damages. EACH PARTY HERETO AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO AND EACH OTHER LOAN PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH LOAN PARTY AND EACH LENDER HEREBY FURTHER (A) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES,” AS DEFINED BELOW, (B) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

     Section 10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Agents, the L/C Issuers, the Lenders and their respective Affiliates, on the other hand, and the Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Agents, the L/C Issuers, the Lenders and their respective Affiliates is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) each of the Agents, the L/C Issuers, the Lenders and their respective Affiliates has not assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Agents, the L/C Issuers, the Lenders or their respective Affiliates advised or is currently advising the Borrower, any other Loan Party or any of their respective Affiliates on other matters) and each of the Agents, the L/C Issuers, the Lenders and their respective Affiliates has no obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agents and their respective Affiliates, the L/C Issuers and their respective Affiliates and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and each of the Agents, the L/C Issuers, the Lenders and their respective Affiliates has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) each of the Agents, the L/C Issuers, the Lenders and their respective Affiliates has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrower and the other Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the L/C Issuers, the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty.
     Section 10.17 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

     Section 10.18 Entire Agreement. This Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TARGA RESOURCES, INC.
By:	/s/ Matthew J. Meloy
	Name:	Matthew J. Meloy
	Title:	Vice President — Finance and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, Collateral Agent, Swing Line Lender, a L/C Issuer and a Lender
By:	/s/ Omayra Laucella
	Name:	Omayra Laucella
Title Vice President

By:	/s/ Erin Morrissey
	Name:	Erin Morrissey
	Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender and a L/C Issuer
By:	/s/ Bill O’Daly
	Name:	Bill O’Daly
Title Director

By:	/s/ Kevin Buddhdew
	Name:	Kevin Buddhdew
Title Associate

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Adam H. Fey
	Name:	Adam H. Fey
Title Vice President

ING CAPITAL LLC, as a Lender
By:	/s/ Richard Ennis
	Name:	Richard Ennis
Title Director

BARCLAYS BANK PLC, as a Lender
By:	/s/ Ann E. Sutton
	Name:	Ann E. Sutton
Title Vice President

EXHIBIT A
[FORM OF]
BORROWING NOTICE
To:
Deutsche Bank Trust Company Americas,
60 WALL STREET
NEW YORK, NY 10005
[Insert Date]
Ladies and Gentlemen:
     Reference is made to the Credit Agreement, dated as of January 5, 2010 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Targa Resources, Inc., (the “Borrower”), the guarantors party thereto, the lenders from time to time party thereto (the “Lenders”), and Deutsche Bank Trust Company Americas, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer. Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
     Pursuant to Section 2.02(a) of the Credit Agreement, Borrower hereby gives you notice that it hereby requests (select one):
___	A new [Term Borrowing][Revolving Credit Borrowing]

___	Conversion of [Term Loans][Revolving Credit Loans]

___	Continuation of Eurodollar Rate Loans

to be made on the terms set forth below:

(i)	Date of Borrowing, Conversion or Continuation (which is a Business Day)	_______________________

(ii)	Principal amount of Borrowing, Conversion or Continuation[1]	_______________________

[1]	Each Borrowing of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of Base Rate Loans (other than Swing Line Loans as to which this Borrowing Notice shall not apply) shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

(iii)	Type of Borrowing, Conversion or Continuation[2]	[Base Rate Loan][Eurodollar Rate Loan]

(iv)	For Eurodollar Rate Loans: Duration of Interest Period[3]	_______________________
[Signature Page Follows]

[2]	If the Borrower fails to specify a Type of Loan in this Borrowing Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans, effective as of the last day of the Interest Period then in effect with respect to applicable Eurodollar Rate Loans.

[3]	If the Borrower requests a Borrowing, conversion or continuation of Eurodollar Rate Loans in this Borrowing Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

     [The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the applicable Credit Extension.]4

TARGA RESOURCES, INC. as Borrower,
By:
	Name:	Matthew Meloy
	Title:	Vice President, Finance & Treasurer

[4]	Not applicable in the case of conversions or continuations of Loans.

EXHIBIT B
[FORM OF]
SWING LINE LOAN NOTICE
To:
Deutsche Bank Trust Company Americas,
as Administrative Agent and Swing Line Lender
60 WALL STREET
NEW YORK, NY 10005
[Insert Date]
Ladies and Gentlemen:
     Reference is made to the Credit Agreement, dated as of January 5, 2010 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Targa Resources, Inc., (the “Borrower”), the guarantors party thereto, the lenders from time to time party thereto (the “Lenders”), and Deutsche Bank Trust Company Americas, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer. Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
     Pursuant to Section 2.04(b) of the Credit Agreement, Borrower hereby gives you notice that it requests a new Swing Line Borrowing, and in that connection sets forth below the terms on which such Swing Line Loan Borrowing is requested to be made:

(i) Amount to be Borrowed[5]

(ii) Date of Borrowing (which is a Business Day)

[Signature Page Follows]

[5]	Each request for a Swing Line Borrowing shall be for an amount equal to or greater than $100,000.

     The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the applicable Credit Extension.

TARGA RESOURCES, INC. as Borrower,
By:
	Name:	Matthew Meloy
	Title:	Vice President, Finance & Treasurer

EXHIBIT C-1
LENDER: [●]
PRINCIPAL AMOUNT: $[●]
[FORM OF] TERM NOTE
New York, New York
[Date]
     FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay the Lender set forth above (the “Term Lender”) or its registered assigns, in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Term Lender to the Borrower under that certain Credit Agreement, dated as of January 5, 2010 (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
     The Borrower promises to pay interest on the unpaid principal amount of the Term Loan made by the Term Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Term Lender in Dollars in immediately available funds at the Administrative Agent’s Office as set forth in the Credit Agreement.
     This note is one of the Term Notes referred to in and entitled to the benefits of the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral to the extent set forth in the Credit Agreement. The Term Loans made by the Term Lender shall be evidenced by one or more loan accounts or records maintained by the Term Lender in the ordinary course of business. The Term Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.
     For the avoidance of doubt, to the extent that any provision herein conflicts with any provision, term or condition set forth in the Credit Agreement, the applicable Credit Agreement provision, term or condition shall control.
     THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature page follows]

TARGA RESOURCES, INC. as Borrower,
By
	Name:	Matthew Meloy
	Title:	Vice President, Finance & Treasurer

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
				Principal or	Principal
	Type of Loan	Amount of	End of Interest	Interest Paid	Balance This	Notation
Date	Made	Loan Made	Period	This Date	Date	Made By

EXHIBIT C-2
LENDER: [●]
PRINCIPAL AMOUNT: $[●]
[FORM OF] REVOLVING CREDIT NOTE
New York, New York
[Date]
     FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay the Lender set forth above (the “Revolving Credit Lender”) or its registered assigns, in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan made by the Revolving Credit Lender to the Borrower from time to time under that certain Credit Agreement, dated as of January 5, 2010 (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan made by the Revolving Credit Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Revolving Credit Lender in Dollars in immediately available funds at the Administrative Agent’s Office as set forth in the Credit Agreement.
     This note is one of the Revolving Credit Notes referred to in and entitled to the benefits of the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, and for optional and mandatory prepayment of the principal hereof prior to the maturity hereof, and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral to the extent set forth in the Credit Agreement. The Revolving Credit Loans made by the Revolving Credit Lender shall be evidenced by one or more loan accounts or records maintained by the Revolving Credit Lender in the ordinary course of business. The Revolving Credit Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.
     For the avoidance of doubt, to the extent that any provision herein conflicts with any provision, term or condition set forth in the Credit Agreement, the applicable Credit Agreement provision, term or condition shall control.

     THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature page follows]

TARGA RESOURCES, INC. as Borrower,
By
	Name:	Matthew Meloy
	Title:	Vice President, Finance & Treasurer

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
				Principal or	Principal
	Type of Loan	Amount of	End of Interest	Interest Paid	Balance This	Notation
Date	Made	Loan Made	Period	This Date	Date	Made By

EXHIBIT C-3
SWING LINE LENDER: [●]
PRINCIPAL AMOUNT: $[●]
[FORM OF] SWING LINE NOTE
New York, New York
[Date]
     FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay the Swing Line Lender or its registered assigns, in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Swing Line Loan made by the Swing Line Lender to the Borrower from time to time under that certain Credit Agreement, dated as of January 5, 2010 (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
     The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Swing Line Lender in Dollars in immediately available funds at the Swing Line Lender’s office, as set forth in the Credit Agreement.
     This note is one of the Swing Line Notes referred to in and entitled to the benefits of the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, and for optional and mandatory prepayment of the principal hereof prior to the maturity hereof, and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Swing Line Note is also entitled to the benefits of the Guaranty and is secured by the Collateral to the extent set forth in the Credit Agreement. The Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by the Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Swing Line Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Swing Line Note.
     For the avoidance of doubt, to the extent that any provision herein conflicts with any provision, term or condition set forth in the Credit Agreement, the applicable Credit Agreement provision, term or condition shall control.
     THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature page follows]

TARGA RESOURCES, INC. as Borrower,
By
	Name:	Matthew Meloy
	Title:	Vice President, Finance & Treasurer

LOANS AND PAYMENTS WITH RESPECT THERETO

Outstanding
Principal
	Amount of	Balance This	Notation
Date	Loan Made	Date	Made By

EXHIBIT D
[FORM OF]
COMPLIANCE CERTIFICATE
TARGA RESOURCES, INC.
     This Compliance Certificate is being delivered pursuant to Section 6.02 of the Credit Agreement, dated as of January 5, 2010 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Targa Resources, Inc. (the “Borrower”), the Lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer. Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
     Borrower hereby certifies, represents and warrants that as of [            ] (the “Test Date”)6
     1. The Consolidated Leverage Ratio was [____:1.0], as computed on Attachment 1 hereto, and such ratio [complies][does not comply] with the provisions of Section 7.11(a) of the Credit Agreement;
     2. The Interest Coverage Ratio was [____:1.0], as computed on Attachment 2 hereto, and such ratio [complies][does not comply] with the provisions of Section 7.11(b) of the Credit Agreement;
     3. The Capital Expenditures for the Borrower and the Restricted Subsidiaries for the fiscal year ended [       ], or any part thereof, were in the aggregate amount of $[ ], and such Capital Expenditures [exceed][do not exceed] the amount permitted by Section 7.12 of the Credit Agreement as computed on Attachment 3 hereto;
     [4. Set forth on Attachment 4 is a list of each Subsidiary that identifies each Subsidiary as a Restricted Subsidiary (and, as applicable, an Excluded Subsidiary or Immaterial Subsidiary), or an Unrestricted Subsidiary as of the date hereof;]7
     [5. During the fiscal year of the Borrower ended as of the above date, (i) no Material Fee Owned Property was acquired and (ii) no Material Lease was entered into, except as set forth on Attachment 5 hereto;]8 and

[6]	Test Date is the last day of the fiscal quarter covered by the most recent financial statements delivered under Section 6.01 of the Credit Agreement.

[7]	Include if this Compliance Certificate is being furnished in connection with the financial statements delivered pursuant to Section 6.01(a) of the Credit Agreement.

     [4][6]. No Default has occurred and is continuing[.][ other than as follows:]9
[Signature Page Follows]

Footnote continued from previous page.

[8]	Include if this Compliance Certificate is being furnished in connection with the financial statements delivered pursuant to Section 6.01(a) of the Credit Agreement.

[9]	If there is an Event of Default occurring, describe the steps, if any, being taken to cure it.

IN WITNESS WHEREOF, Borrower has caused this Compliance Certificate to be executed and delivered by its Responsible Officer on this [ ] day of [ ], 20[ ]. TARGA RESOURCES, INC. as Borrower,
By:
Name:
Title:

ATTACHMENT 1
Consolidated Leverage Ratio

Consolidated Leverage Ratio:
Consolidated Funded Indebtedness to Consolidated Adjusted EBITDA

Consolidated Funded Indebtedness as of _____, 20__

Consolidated Adjusted EBITDA for the four consecutive fiscal quarter period ended _____, 20__

Consolidated Funded Indebtedness to Consolidated Adjusted EBITDA	___:1.00

Covenant requirement for fiscal quarter ending on the Test Date	No more than ___:1.00

ATTACHMENT 2
Interest Coverage Ratio

Interest Coverage Ratio:

Consolidated Adjusted EBITDA to Consolidated Interest Expense

Consolidated Adjusted EBITDA for the four consecutive fiscal quarter period ended _____, 20__

Consolidated Interest Expense for the four consecutive fiscal quarter period ended _____, 20__

Consolidated Adjusted EBITDA to Consolidated Interest Expense	[ ]:1.00

Covenant requirement for fiscal quarter ending on the Test Date	No more than 1.50:1.00

ATTACHMENT 3
Capital Expenditures

Capital Expenditures for the fiscal year ended ____, or any part thereof	$

Covenant requirement for the fiscal year ended ____	No more than $[ ]

ATTACHMENT 4
Subsidiaries

ATTACHMENT 5
Material Fee Owned Property and Material Leases

EXHIBIT E
[FORM OF]
ASSIGNMENT AND ASSUMPTION
          This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement dated as of January 5, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Targa Resources, Inc., the subsidiary guarantors party thereto, the lenders from time to time party thereto (the “Lenders”), Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, and Credit Suisse AG, Cayman Islands Branch, as an L/C Issuer, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including participations in any Letters of Credit or Swing Line Loans included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):
                    Assignee is an Affiliate of: [Name of Lender]
                         Assignee is an Approved Fund of: [Name of Lender]
3.	Assigned Interest:

	Aggregate Amount of	Amount of	Percentage
	Commitment/Loans of	Commitment/Loans	Assigned of
Facility	all Lenders	Assigned	Commitment/Loans[10]
Revolving Credit Facility	$	$	%

Term Loans	$	$	%
          4. Effective Date:

[10]	Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,
by
Name:
Title:

[NAME OF ASSIGNEE], as Assignee,
by
Name:
Title:

Consented to and Accepted:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent[, Swing Line Lender and an L/C Issuer][11]
by
Name:
Title:

by
Name:
Title:

[CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an L/C Issuer,
by
Name:
Title:

by
Name:
Title:][12]

[11]	Consent of Swing Line Lender and L/C Issuer only required in the event of an assignment of a Revolving Credit Commitment

[12]	Only required in the event of an assignment of a Revolving Credit Commitment.

[TARGA RESOURCES, INC.,
by
	Name:	Matthew J. Meloy
	Title:	Vice President - Finance and Treasurer][13]

[13]	The consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund.

CREDIT AGREEMENT14
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of the Borrower, or any of their Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower, or any of its Subsidiaries or Affiliates or any other Person of any of their obligations under the Credit Agreement.
          1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 3.01(e) of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Assignor, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the ob

[14]	Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement dated as of January 5,2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Targa Resources, Inc., the subsidiary guarantors party thereto, the lenders from time to time party thereto (the “Lenders”), Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer and Credit Suisse AG, Cayman Islands Branch, as an L/C Issuer.

ligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F
[FORM OF]
GUARANTEE AGREEMENT
dated as of
January 5, 2010,
among
TARGA RESOURCES, INC.,
THE SUBSIDIARIES OF TARGA RESOURCES, INC.
IDENTIFIED HEREIN
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

-i-

Page
Section 4.14 Additional Restricted Subsidiaries	12

Schedules

Schedule I	Subsidiary Parties

Exhibits

Exhibit I	Form of Guarantee Agreement Supplement

ii

          GUARANTEE AGREEMENT dated as of January 5, 2010 among TARGA RESOURCES, INC. (the “Borrower”), the Subsidiaries of the Borrower identified herein and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent15.
          Reference is made to the Credit Agreement dated as of January 5, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each Lender from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent, Swing Line Lender and an L/C Issuer. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Parties are Subsidiaries of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
Definitions
          Credit Agreement.
          Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.
          The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
          Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Agreement” means this Guarantee Agreement.
          “Claiming Party” has the meaning assigned to such term in Section 3.02.
          “Contributing Party” has the meaning assigned to such term in Section 3.02.
          “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

[15]	Note: To be discussed. Note that pursuant to the Intercreditor Agreement the secured Hedging Parties have appointed the Administrative Agent as their agent for security and guarantee purposes.

3

          “Guarantee Agreement Supplement” means an instrument in the form of Exhibit I hereto.
          “Guarantor” means each Subsidiary Party and, in the case of the Subsidiary Hedge Obligations, the Borrower.
          “Secured Parties” means, collectively, the Administrative Agent, each L/C Issuer, the Lenders, the Collateral Agent, any Hedging Party that is a party to a Secured Hedge Agreement and each co-agent or sub-agent appointed by the Collateral Agent or Administrative Agent from time to time pursuant to Section 9.05 of the Credit Agreement.
          “Subsidiary Hedge Obligations” means all Obligations of any Subsidiary Guarantor arising under any Secured Hedge Agreement.
          “Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date pursuant to Section 4.14 hereof.
Guarantee
          Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
          Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of any Agent or any other Secured Party in favor of the Borrower or any other Person.
          No Limitations.
          Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of any Agent or any other Secured Party to assert any claim or demand or

4

to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any Obligation or any security held by the Collateral Agent or any other Secured Party for the Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
          To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Agents and the other Secured Parties may in accordance with the terms of the Security Documents, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.
          Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.
          Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that any Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower, or any other Loan Party, to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower, or

5

any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.
          Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s, and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agents or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
Indemnity, Subrogation and Subordination
          Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Parties may have under applicable law (but subject to Section 3.03), the Borrower agrees that in the event a payment of an obligation shall be made by any Subsidiary Party under this Agreement, the Borrower shall indemnify such Subsidiary Party for the full amount of such payment and such Subsidiary Party shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.
          Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Subsidiary Party hereunder in respect of any Obligation and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Subsidiary Party becoming a party hereto pursuant to Section 4.14, the date of the Guarantee Agreement Supplement hereto executed and delivered by such Subsidiary Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.
          Subordination.
          Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Subsidiary Party to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
          Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent or the Collateral

6

Agent, all Indebtedness owed by such Guarantor to the Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.
Miscellaneous
          Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in of the Credit Agreement.
          Waivers; Amendment.
          No failure or delay by any Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement and the Intercreditor Agreement.
          Administrative Agent’s Fees and Expenses; Indemnification.
          The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.
          Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 10.04 of the Credit Agreement) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted

7

against any Indemnitee arising out of, in connection with or as a result of the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
          Any such amounts payable as provided hereunder shall be additional Obligations guaranteed hereunder and secured by the other Security Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within 10 days of written demand therefor.
          Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
          Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents or any Secured Hedge Agreements, as applicable, and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, any other Loan Document or any Secured Hedge Agreement, as applicable, shall be considered to have been relied upon by the Lenders or the applicable Hedging Party, as the case may be, and shall survive the execution and delivery of the Loan Documents, the making of any Loans and issuance of any Letters of Credit and the entering into any Secured Hedge Agreement, as applicable, regardless of any investigation made by any Lender or any Hedging Party or on their behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any Secured Hedge Agreement is entered into, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid, any Letter of Credit is outstanding or any amount payable under any Secured Hedge Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.
          Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other means of electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been

8

executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
          Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower and each Loan Party to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties against any and all obligations owing to such Lender and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Lender or Affiliate shall have made demand under this Agreement and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Collateral Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 4.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.
          Governing Law; Jurisdiction; Consent to Service of Process.
          This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
          The Borrower and each other Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out

9

of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any Loan Document shall affect any right that any Agent, any L/C Issuer or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.
          The Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any Loan Document in any court referred to in paragraph (b) of this Section 4.09. Each of the parties hereto hereby agrees that Sections 5-1401 and 4-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and the Loan Documents and irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          WAIVER OF JURY TRIAL AND SPECIAL DAMAGES. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH LOAN PARTY AND EACH LENDER HEREBY FURTHER (A) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES,” AS DEFINED BELOW, (B) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO

10

THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.
          Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          Obligations Absolute. All rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Obligations or this Agreement.
          Termination or Release.
          This Agreement and the Guarantees made hereby shall terminate upon termination of the Aggregate Commitments and payment in full of all Loan Obligations (other than contingent obligations with respect to which no claim has been asserted) and any Secured Swap Obligations that are due and payable to the extent the Administrative Agent has received written notice that such Secured Swap Obligations are due and payable (it being understood that the Administrative Agent will give each counterparty under a Secured Swap Obligation at least 5 Business Days notice prior to releasing such Liens) and the expiration or termination of all Letters of Credit (or other arrangements having been entered into satisfactory to the applicable L/C Issuer to eliminate such L/C Issuer’s credit exposure with respect thereto).
          Any Subsidiary Party shall be automatically released from its obligations hereunder if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Credit Agreement.
          In connection with any termination or release pursuant to (a), or (b), the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.13 shall be without recourse to or warranty by the Administrative Agent.

11

          Additional Restricted Subsidiaries. Pursuant to Section 6.12 of the Credit Agreement, certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Subsidiary Parties upon becoming a Restricted Subsidiary that is not an Excluded Subsidiary. Upon execution and delivery by the Administrative Agent and a Restricted Subsidiary of a Guarantee Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

12

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TARGA RESOURCES, INC.
By:
Name:
Title:

[GUARANTORS]
[Guarantee Agreement Signature Page]

DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT
By:
Name:
Title:

By:
Name:
Title:

[Guarantee Agreement Signature Page]

Schedule I to
the Guarantee Agreement
SUBSIDIARY PARTIES
1.	Targa Resources LLC (DE LLC)
2.	Targa Resources Finance Corporation (DE C Corp)
3.	Targa Resources Holdings GP LLC (DE LLC)
4.	Targa Resources II LLC (DE LLC)
5.	Targa Resources Holdings LP (DE LP)
6.	Targa Gas Marketing LLC (DE LLC)
7.	Targa Midstream GP LLC (DE LLC)
8.	Targa Midstream Services Limited Partnership (DE LP)
9.	Targa Capital LLC (DE LLC)
10.	Targa GP Inc. (DE C Corp)
11.	Targa LP Inc. (DE C Corp)
12.	Targa Versado GP LLC (DE LLC)
13.	Targa Straddle GP LLC (DE LLC)
14.	Targa Permian GP LLC (DE LLC)
15.	Targa Resources GP LLC (DE LLC)
16.	Targa Versado LP (DE LP)
17.	Targa Straddle LP (DE LP)
18.	Targa Permian LP (DE LP)
19.	Targa Permian Intrastate LLC (DE LLC)

EXHIBIT G

WHEN RECORDED OR FILED RETURN TO:	[Louisiana Act of Mortgage]
Cahill Gordon & Reindel llp
80 Pine Street
New York, New York 10005
Attention: Athy A. Mobilia, Esq.
ACT OF MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT,
FIXTURE FILING AND FINANCING STATEMENT
FROM
[TARGA MIDSTREAM SERVICES LIMITED PARTNERSHIP]
(Last Four Digits of Taxpayer I.D. No. [_______])
TO
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent for the benefit of the Secured Parties
(Last Four Digits of Taxpayer I.D. No. [_______])
Dated Effective as of January 5, 2010
     A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.
     THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.
     THIS INSTRUMENT, WHICH COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE REAL/IMMOVABLE PROPERTY DESCRIBED HEREIN, IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE OR COMPARABLE RECORDS OF THE PARISHES REFERENCED IN EXHIBIT A HERETO AND SUCH FILING SHALL SERVE, AMONG OTHER PURPOSES, AS A FIXTURE FILING. MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND IMMOVABLE PROPERTY CONCERNED, WHICH INTEREST IS DESCRIBED IN SECTION 1.1 OF THIS INSTRUMENT.

THIS DOCUMENT PREPARED BY:

Athy A. Mobilia, Esq.
Cahill Gordon & Reindel llp
80 Pine Street
New York, New York 10005

ACT OF MORTGAGE, ASSIGNMENT SECURITY AGREEMENT,
FIXTURE FILING AND FINANCING STATEMENT
(this “Mortgage”)
State of [Texas]
County of [Harris]
     BE IT KNOWN, that on this ____ day of __________, 2010
     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified, in and for the State and County/Parish aforesaid, and in the presence of the undersigned competent witnesses,
     PERSONALLY CAME AND APPEARED:
     [TARGA MIDSTREAM SERVICES LIMITED PARTNERSHIP, a Delaware limited partnership], whose address is [1000 Louisiana Street, Suite 4300 Houston, TX, 77002] (herein called “Mortgagor”) represented herein by the undersigned officer of [_______________], as [general partner] of Mortgagor, duly authorized by resolutions, a certified copy of which is annexed hereto, which declared that the last four digits of its tax identification number are [____], and which, being duly sworn, did declare as follows:
ARTICLE XI.
Granting Clauses; Secured Indebtedness
     Section 11.01 Grant and Mortgage. Mortgagor, for and in consideration of the sum of Ten Dollars ($10.00) to Mortgagor in hand paid, and in order to secure the payment of the secured indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements, warranties and undertakings of Mortgagor hereinafter described, does hereby MORTGAGE, ASSIGN, WARRANT, PLEDGE AND HYPOTHECATE to DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent for the benefit of the Secured Parties (as defined in the Credit Agreement (hereinafter defined)) (in such capacity, together with its successors and assigns in such capacity, “Mortgagee”) the following described properties, rights and interests (the “Mortgaged Properties”):
     (a) Those certain tracts of land described in Exhibit A attached hereto and made a part hereof, and those certain surface leases and other interests in land (the “Surface Leases”) as described in Exhibit A attached hereto and made a part hereof (such tracts of land and the lands covered by the Surface Leases being herein collectively called the “Facility Sites”), together with all tanks, tank batteries, injector stations, terminals, pumps, pipelines, plants, heaters, compressors, equipment and other fixtures, personal/movable property and improvements (whether now owned or hereafter acquired by operation of Law or otherwise) located on or under the Facility Sites (the “Facility Property”) or used, held for use in connection with, or in any way related to the Pipeline Sys-

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tems (as hereinafter defined), (the Facility Sites and the Facility Property are herein sometimes collectively called the “Facilities”);
     (b) The rights, interests and estates created under those certain servitudes, easements, rights of way, privileges, franchises, prescriptions, licenses, leases, permits and/or other rights described in Exhibit A, attached hereto and made a part hereof, and all of Mortgagor’s right, title and interest (whether now owned or hereafter acquired by operation of Law or otherwise) in any servitudes, easements, rights of way, privileges, franchises, prescriptions, licenses, leases, permits and/or other rights in and to any land, in any parish and section shown on Exhibit A even though they may be incorrectly described in such Exhibit A, together with any amendments, renewals, extensions, supplements, modifications or other agreements related to the foregoing, and further together with any other servitudes, easements, rights of way, privileges, prescriptions, franchises, licenses, permits and/or other rights (whether presently existing or hereafter created and whether now owned or hereafter acquired by operation of Law or otherwise) used, held for use in connection with, or in any way related to the Pipeline Systems, the Facilities, and/or pipelines transporting hydrocarbons or other goods, including crude oil, natural gas, natural gas liquids condensate, refined products or asphalt (collectively “Products”) to, from or between Pipeline Systems and/or the Facilities (the rights, interests and estates described in this clause (b) are herein collectively called the “Servitudes”);
     (c) Without limitation of the foregoing, all other right, title and interest of Mortgagor of whatever kind or character (whether now owned or hereafter acquired by operation of Law or otherwise) in and to (i) the Facilities, the Surface Leases and/or the Servitudes, and (ii) the lands described or referred to in Exhibit A (or described in any of the instruments described or referred to in Exhibit A); and (iii) any other lands (including submerged lands) located within the offshore area over which the State of [Louisiana] asserts jurisdiction;
     (d) Without limitation of the foregoing, all of Mortgagor’s right, title and interest (whether now owned or hereafter acquired by operation of Law or otherwise) in and to all transportation, gathering and transmission systems located on the properties described in and/or depicted on Exhibit A, including, without limitation, any transportation, gathering or transmission systems located in or any parish or section shown on the foregoing referenced Exhibit A; any leases of transportation, gathering and transmission systems, pipes or facilities described on Exhibit A; all improvements, fixtures, equipment, accessions, inventory, Products, other goods and/or personal property of whatever nature (whether now owned or hereafter acquired by operation of Law or otherwise), including, without limitation, those now or after located on or under, or which in any way relate to or used or held for us in connection with the Servitudes, the Facilities, and/or such transportation, gathering and transmission systems described in this clause (d) (the properties, rights and interests described in this clause (d) are herein collectively called the “Pipeline Systems”) or the operation thereof and including without limitation all pipes, valves, gauges, meters and other measuring equipment, regulators, heaters, extractors, tubing, pipelines, fuel lines, facilities, fittings, materials, tanks, flow lines, gathering lines, compressors, dehydration units, separators, metering stations, buildings, pipe con-

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nectors, drips, storage facilities, absorbers, dehydrators, and power, telephone and telegraph lines;
     (e) all licenses and permits of whatever nature, including, but not limited to, that now or hereafter used or held for use in connection with Facilities and/or Pipeline Systems or the operation thereof, and all renewals or replacements of the foregoing or substitutions for the foregoing;
     (f) All of Mortgagor’s right, title and interest, whether presently existing or hereafter created or entered into and whether now owned or hereafter acquired by operation of Law or otherwise, in and to:
     (i) all purchase, sale, gathering, processing, transportation, storage handling and other contracts or agreements covering or otherwise relating to the ownership or operation of the Facilities, the Servitudes, and/or the Pipeline Systems, and/or to the purchase, sale, transportation storage or handling of Products, or to the separation, treatment, stabilization and/or processing of the same;
     (ii) all rights, privileges and benefits under or arising out of any agreement under which any of the Property, as hereinafter defined, was acquired, including without limitation any and all representations, warranties, or covenants and any and all rights of indemnity or to rebate of the purchase price; all equipment leases, maintenance agreements, electrical supply contracts, option agreements, and other contracts and/or agreements, whether now existing or hereafter entered into, which cover, affect, or otherwise relate to the Facilities, the Servitudes, and/or the Pipeline Systems, and/or any of the Mortgaged Properties described above, or to the purchase, sale, transportation, gathering, separation, treatment, stabilization, dehydration, processing, delivery and/or redelivery of Products transported, gathered, separated, treated, stabilized, dehydrated, processed, delivered and/or redelivered by or in the Facilities and/or the Pipeline Systems;
(the contractual rights, contracts and other agreements described in this clause (f) are herein sometimes collectively called the “Contracts”); and
     (g) All rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties.
     TO HAVE AND TO HOLD the Mortgaged Properties unto Mortgagee and Mortgagee’s heirs, devisees, representatives, successors and assigns in its capacity as Collateral Agent for the benefit of the Secured Parties upon the terms, provisions and conditions herein set forth.
     Section 11.02 Grant of Security Interest. In order to further secure the payment of the secured indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements, warranties, and undertakings of Mortgagor hereinafter described, Mortgagor hereby grants to Mortgagee for the benefit of the Secured Parties a

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security interest in the entire interest of Mortgagor (whether now owned or hereafter acquired by operation of Law or otherwise) in and to:
(a) the Mortgaged Properties;
     (b) without limitation of any other provision of this Section 1.2, all payments received in lieu of performance which are related to the Mortgaged Properties (regardless of whether such payments or rights thereto accrued, and/or the events which gave rise to such payments occurred on or before or after the date hereof, including, without limitation, firm or prepaid transportation payments and similar payments, payments received in settlement of or pursuant to a judgment rendered with respect to firm transportation or similar obligations or other obligations under a contract, and payments received in buyout or buydown or other settlement of a contract) and/or imbalances in deliveries (the payments described in this subsection (b) being herein called “Payments in Lieu”);
     (c) all accounts, receivables, contract rights, choses in action (i.e., rights to enforce contracts or to bring claims thereunder), commercial tort claims and other general intangibles of whatever nature (regardless of whether the same arose, and/or the events which gave rise to the same occurred, on or before or after the date hereof, including, but not limited to, that related to the Mortgaged Properties, the operation thereof, or the treating, handling, separation, stabilization, storing, processing, transporting, gathering, or marketing of Products, and including, without limitation, any of the same relating to payment of proceeds thereof or to payment of amounts which could constitute Payments in Lieu);
     (d) without limitation of the generality of the foregoing, any rights and interests of Mortgagor under any present or future hedge or swap agreements, cap, floor, collar, exchange, forward or other hedge or protection agreements or transactions, or any option with respect to any such agreement or transaction now existing or hereafter entered into by or on behalf of Mortgagor;
     (e) all engineering, accounting, title, legal, and other technical or business data including, but not limited to, that concerning the Mortgaged Properties, the treating, handling, separation, stabilization, storing, processing, transporting, gathering or marketing of Products or any other item of Property (as hereinafter defined) which are now or hereafter in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest, and all books, files, records, magnetic media, software, and other forms of recording or obtaining access to such data;
     (f) all money, documents, instruments, chattel paper (including without limitation, electronic chattel paper and tangible chattel paper), rights to payment evidenced by chattel paper, securities, accounts, payable intangibles, general intangibles, letters of credit, letter-of-credit rights, supporting obligations and rights to payment of money arising from or by virtue of any transaction (regardless of whether such transaction occurred on or before or after the date hereof, including, but not limited to, that related to the Mortgaged Properties, the treating, handling, separation, stabilization, storing, processing, transporting, gathering or marketing of the Products or any other item of Property);

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     (g) without limitation of or by any of the foregoing, all rights, titles and interest now owned or hereafter acquired of Mortgagor in any and all goods, inventory, equipment, documents, money, instruments, intellectual property, certificated securities, uncertificated securities, investment property, letters of credit, rights to proceeds of written letters of credit and other letter-of-credit rights, commercial tort claims, deposit accounts, payment intangibles, general intangibles, contract rights, chattel paper (including, without limitation, electronic chattel paper and tangible chattel paper), rights to payment evidenced by chattel paper, software, supporting obligations and accounts, wherever located, and all rights and privileges with respect thereto (all of the properties, rights and interests described in subsections (a), (b), (c), (d), (e) and (f) above and this subsection (g) being herein sometimes collectively called the “Collateral”); and
     (h) all proceeds of the Collateral, whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, payment intangibles, general intangibles, fixtures, real/immovable property, personal property or other assets (the Mortgaged Properties, the Collateral, and the proceeds of the Collateral being herein sometimes collectively called the “Property”).
     Notwithstanding anything to the contrary in this Mortgage, this Mortgage shall not constitute a grant of a mortgage lien on or security interest in the Excluded Collateral (as defined in the Credit Agreement).
     Except as otherwise expressly provided in this Mortgage, all terms in this Mortgage relating to the Collateral and the grant of the foregoing security interest which are defined in the Uniform Commercial Code as evidenced in each state whose law is applicable to the Collateral (the “Applicable UCC”) shall have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Applicable UCC, as those meanings may be amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Applicable UCC have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Applicable UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Applicable UCC in effect on the date of this Mortgage, then such term, as used herein, shall be given such broadened meaning. If the Applicable UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Applicable UCC in effect on the date of this Mortgage, such amendment or holding shall, where legally permitted, be disregarded in defining terms used in this Mortgage.
     Section 11.03 Credit, Loan Documents, Other Obligations. This Mortgage is made to secure and enforce the payment and performance of (a) the Obligations pursuant to the provisions of that certain Credit Agreement dated as of January 5, 2010, among Targa Resources, Inc. (“Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Deutsche Bank Trust Company Americas, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer, and Credit Suisse AG, Cayman Islands Branch as an L/C Issuer (as amended, supplemented, restated, increased, renewed, extended or otherwise modified from time to time, the “Credit Agreement”), (b) the due and punctual payment and performance of any and all

5

indebtedness and other obligations now or hereafter incurred or arising pursuant to that certain Guaranty, dated as of January 5, 2010, as amended, supplemented, restated, increased, extended or otherwise modified, made by Mortgagor and certain other Subsidiaries of Borrower (“Guarantors”) in favor of Mortgagee guaranteeing, among other things, the obligations and liabilities of Borrower under the Credit Agreement and the other Loan Documents; (c) all present or future Secured Swap Obligations; and (d) all present or future Cash Management Obligations.
     Section 11.04 Secured Indebtedness. The indebtedness referred to in Section 1.3, and all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, are herein sometimes referred to as the “secured indebtedness” or the “indebtedness secured hereby”. It is contemplated and acknowledged that the secured indebtedness may include revolving credit loans and advances from time to time, and that this Mortgage shall have the effect, as of the date hereof, to secure all secured indebtedness, regardless of whether any amounts are advanced on the date hereof or on a later date or, whether having been advanced, are later repaid in part or in whole and further advances made at a later date.
     Section 11.05 Maximum Secured Amount. Notwithstanding any provision hereof to the contrary, the outstanding indebtedness secured by Property located in [Louisiana] shall not, at any time or from time to time, exceed an aggregate maximum amount of $[          ].
     Section 11.06 Limit on Secured Indebtedness and Collateral. It is the intention of Mortgagor, Mortgagee, and each other Secured Party that this Mortgage not constitute a fraudulent transfer or fraudulent conveyance under any state or federal law that may be applicable hereto. Mortgagor and, by Mortgagee’s acceptance hereof, Mortgagee and the other Secured Parties hereby acknowledge and agree that, notwithstanding any other provision of this Mortgage, (a) the indebtedness secured hereby shall be limited to the maximum amount of indebtedness that can be incurred or secured by Mortgagor without rendering this Mortgage voidable under applicable law relating to fraudulent transfers or fraudulent conveyances, and (b) the property granted by Mortgagor hereunder shall be limited to the maximum amount of Property that can be granted by Mortgagor without rendering this Mortgage voidable under applicable law relating to fraudulent conveyances or fraudulent transfers.
     Section 11.07 Defined Terms. Terms used herein but not otherwise defined in this Mortgage shall have the same meanings given to them in the Credit Agreement.
ARTICLE XII.
Representations, Warranties and Covenants
     Section 12.01 Mortgagor represents, warrants, and covenants as follows:
     (a) Title and Permitted Encumbrances. Mortgagor has, and Mortgagor covenants to maintain, good and defensible fee simple title to or valid leasehold interests, or

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valid easements or other property interests in the Mortgaged Properties which are real/immovable property and good and valid title to the Property that is personal property necessary in the ordinary conduct of its business, all free and clear of all Liens, privileges, security interests, and encumbrances except for (i) the contracts, agreements, burdens, encumbrances and other matters set forth in the descriptions of certain of the Mortgaged Properties on Exhibit A hereto, (ii) the Liens permitted under Section 7.01 of the Credit Agreement, and (iii) such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Mortgagor will warrant and defend title to the Property, subject as aforesaid, against the claims and demands of all persons claiming the same or any part thereof. Any and all references made in this Mortgage to Liens permitted under Section 7.01 of the Credit Agreement are made for the purpose of limiting certain warranties and covenants made by Mortgagor herein and such reference is not intended to affect the description herein of the Mortgaged Properties nor to subordinate the Liens and security interests hereunder to any Liens permitted under Section 7.01 of the Credit Agreement.
     (b) Sale or Disposal. Mortgagor will not, without the prior written consent of Mortgagee, sell, exchange, lease, transfer, or otherwise dispose of, or cease to operate (or be operator of) or abandon, any part of, or interest (legal or equitable) in, the Property other than as permitted by Section 7.06 of the Credit Agreement.
     (c) Defense of Mortgage. If the validity or priority of this Mortgage or of any rights, titles, liens or security interests created or evidenced hereby with respect to the Property or any part thereof or the title of Mortgagor to the Property shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Mortgagor with respect thereto, Mortgagor will give prompt written notice thereof to Mortgagee and at Mortgagor’s own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, but not limited to, the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims, and Mortgagee (whether or not named as a party to legal proceedings with respect thereto), is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Mortgage and the rights, titles, liens and security interests created or evidenced hereby, including but not limited to the employment of independent counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Property, the purchase of any tax title and the removal of prior liens or security interests, and all expenditures so made of every kind and character shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall bear interest from the date expended until paid at the rate described in Section 2.3 hereof, and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment.
     (d) Insurance. Mortgagor will carry insurance as provided in the Credit Agreement. In the event of foreclosure of this Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title

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and interest of Mortgagor in and to such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or other transferee in the event of such other transfer of title. Mortgagor shall at all times maintain adequate insurance against its liability on account of damages to persons or property, which insurance shall be carried by companies of recognized responsibility satisfactory to Mortgagee, and shall be for such amounts and insure against such risks as are customary in the industry for similarly situated businesses and properties.
     (e) Further Assurances. Mortgagor will, upon request of Mortgagee, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage, or in any other Loan Document, or in the execution or acknowledgment of this Mortgage or any other Loan Document; (ii) execute, acknowledge, deliver and record and/or file such further instruments (including, without limitation, further mortgages, security agreements, financing statements, continuation statements, and assignments of production and/or rents, accounts, funds, contract rights, general intangibles, and proceeds) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents and to more fully identify and make subject to the liens and security interests hereof any property intended to be covered hereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; and (iii) execute, acknowledge, deliver, and file and/or record any document or instrument (including specifically any financing statement) desired by Mortgagee to protect the lien or the security interest hereunder against the rights or interests of third persons. Mortgagor shall pay all costs connected with any of the foregoing.
     (f) Name and Place of Business and Formation. Except where notice of a change has been provided as required by the Credit Agreement: (i) Mortgagor is a registered organization which is organized under the laws of [Delaware] and is located (as determined pursuant to the UCC) in [Delaware] and (ii) Mortgagor’s exact name is the name set forth in this Mortgage.
     (g) Not a Foreign Person. Mortgagor is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended, (hereinafter called the “Code”), Sections 1445 and 7701 (i.e. Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder.
     Section 12.02 Compliance by Operator. As to any part of the Property which is operated by a party other than Mortgagor, Mortgagor agrees to take all commercially reasonable actions and to exercise all rights and remedies as are available to Mortgagor (including, but not limited to, all rights under any operating agreement) to cause the party who is the operator of such Property to comply with the covenants and agreements contained herein.
     Section 12.03 Performance on Mortgagor’s Behalf. Mortgagor agrees that, if Mortgagor fails to perform any act or to take any action which hereunder Mortgagor is required to perform or take, or to pay any money which hereunder Mortgagor is required

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to pay, Mortgagee, in Mortgagor’s name or its own name, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Mortgagee and any money so paid by Mortgagee shall be a demand obligation owing by Mortgagor to Mortgagee (which obligation Mortgagor hereby expressly promises to pay) and Mortgagee, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. Each amount due and owing by Mortgagor to Mortgagee pursuant to this Mortgage shall bear interest each day, from the date of such expenditure or payment until paid, at a rate equal to the rate as provided for past due amounts under the Credit Agreement (provided that, should applicable law provide for a maximum permissible rate of interest on such amounts, such rate shall not be greater than such maximum permissible rate); all such amounts, together with such interest thereon, shall be a part of the secured indebtedness and shall be secured by this Mortgage.
ARTICLE XIII.
Assignment of Revenues
     Section 13.01 Assignment. Mortgagor does hereby absolutely and unconditionally assign, transfer and set over to Mortgagee all rents, issues, profits, revenue, income and other benefits derived from the Mortgaged Properties, or arising from the operation thereof or from any of the Contracts (herein sometimes collectively called the “Revenues”), together with the immediate and continuing right to collect and receive such Revenues. Mortgagor directs and instructs any and all payors of Revenues to pay to Mortgagee all of the Revenues until such time as such payors have been furnished with evidence that all secured indebtedness has been paid and that this Mortgage has been released. Mortgagor agrees that no payors of Revenues shall have any responsibility for the application of any funds paid to Mortgagee.
     Section 13.02 Effectuating Payment of Revenues to Mortgagee. Independent of the foregoing provisions and authorities herein granted, Mortgagor agrees to execute and deliver any and all instruments that may be requested by Mortgagee or that may be required by any payor of Revenues for the purpose of effectuating payment of the Revenues to Mortgagee. If under any existing agreements, any Revenues are required to be paid by the payor to Mortgagor so that under such existing agreements payment cannot be made of such Revenues to Mortgagee, Mortgagor’s interest in all Revenues under such agreements and in all other Revenues which for any reason may be paid to Mortgagor shall, when received by Mortgagor, constitute trust funds in Mortgagor’s hands and shall be immediately paid over to Mortgagee. Without limitation upon any of the foregoing, Mortgagor hereby constitutes and appoints Mortgagee as Mortgagor’s special attorney in fact (with full power of substitution, either generally or for such periods or purposes as Mortgagee may from time to time prescribe) in the name, place and stead of Mortgagor to do any and every act and exercise any and every power that Mortgagor might or could do or exercise personally with respect to all Revenues (the same having been assigned by Mortgagor to Mortgagee pursuant to Section 3.1 hereof). The foregoing appointment includes, without limitation, the right, power and authority to:

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     (a) Execute and deliver in the name of Mortgagor any and all instruments of every nature that may be requested or required by any party for the purposes of effectuating payment of the Revenues to Mortgagee or which Mortgagee may otherwise deem necessary or appropriate to effect the intent and purposes of the assignment contained in Section 3.1; and
     (b) If under any agreements any Revenues are required to be paid by the payor to Mortgagor so that under such existing agreements payment cannot be made of such Revenues to Mortgagee, to make, execute and enter into such agreements as are necessary to direct Revenues to be payable to Mortgagee.
Mortgagee, as attorney in fact, is further hereby given and granted full power and authority to do and perform any and every act and thing whatsoever necessary and requisite to be done as fully and to all intents and purposes, as Mortgagor might or could do if personally present; and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing certificates or documents. The powers and authorities herein conferred upon Mortgagee may be exercised by Mortgagee through any person who, at the time of the execution of the particular instrument, is an officer of Mortgagee. The power of attorney herein conferred is granted for valuable consideration and hence is coupled with an interest and is irrevocable so long as the secured indebtedness, or any part thereof, shall remain unpaid. All persons dealing with Mortgagee or any substitute shall be fully protected in treating the powers and authorities conferred by this paragraph as continuing in full force and effect until advised by Mortgagee that all the secured indebtedness is fully and finally paid. Mortgagee may, but shall not be obligated to, take such action as it deems appropriate in an effort to collect the Revenues and any reasonable expenses (including reasonable attorney’s fees) so incurred by Mortgagee shall be a demand obligation of Mortgagor and shall be part of the secured indebtedness, and shall bear interest each day, from the date of such expenditure or payment until paid, at the Default Rate.
     Section 13.03 Limited License. Subject to Section 3.4 below, Mortgagee hereby grants to Mortgagor a limited, non-assignable license (“License”), subject to the terms set forth herein, to exercise and enjoy all incidences of the status of payee with respect to the Revenues, including the right to collect, demand, sue for, attach, levy, recover, and receive the Revenues, and to give proper receipts, releases and acquitances therefor. Provided no Event of Default has occurred, Mortgagor may use the Revenues collected in any manner not inconsistent with the Loan Documents.
     Section 13.04 Termination. Upon an Event of Default, Mortgagee shall have the right to terminate the License and the immediate and continuing right to collect and receive the Revenues, and Mortgagor shall direct and instruct any and all payors of Revenues to pay to Mortgagee all of the Revenues. Each payor of Revenues shall pay Revenues to Mortgagee upon and at all times after receipt of such instruction from Mortgagor or from receipt of notice from Mortgagee of such termination of the License. After receipt of such instruction or notice, each payor of Revenues shall remit each payment obligation to Mortgagee. Such payments to Mortgagee shall continue until such time as

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such payors have been furnished with evidence that all secured indebtedness has been paid and that this Mortgage has been released.
     Section 13.05 Release From Liability; Indemnification. Mortgagee and its successors and assigns are hereby released and absolved from all liability for failure to enforce collection of the Revenues, and from all other responsibility in connection therewith, except the responsibility of each to account to Mortgagor for funds actually received by each. Mortgagor agrees to indemnify and hold harmless Mortgagee (for purposes of this paragraph, the term “Mortgagee” shall include the directors, officers, partners, employees and agents of Mortgagee and any persons or entities owned or controlled by or affiliated with Mortgagee) from and against all claims, demands, liabilities, losses, damages (including without limitation consequential damages), causes of action, judgments, penalties, costs and expenses (including without limitation reasonable attorneys’ fees and expenses) imposed upon, asserted against or incurred or paid by Mortgagee by reason of the assertion that Mortgagee received, either before or after payment in full of the secured indebtedness, funds that exceed the maximum amount, tariff or rate, if applicable, permitted under applicable law, and Mortgagee shall have the right to defend against any such claims or actions, employing attorneys of its own selection, and if not furnished with indemnity satisfactory to it, Mortgagee shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by Mortgagee in compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorneys’ fees and other expenses of every character expended by Mortgagee pursuant to the provisions of this section shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall bear interest, from the date expended until paid, at the rate described in Section 2.3 hereof. The foregoing indemnities shall not terminate upon the release, foreclosure or other termination of this Mortgage but will survive the release, foreclosure of this Mortgage or conveyance in lieu of foreclosure, and the repayment of the secured indebtedness and the discharge and release of this Mortgage and the other documents evidencing and/or securing the secured indebtedness. WITHOUT LIMITATION, IT IS THE INTENTION OF MORTGAGOR AND MORTGAGOR AGREES THAT THE FOREGOING RELEASES AND INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES (INCLUDING WITHOUT LIMITATION CONSEQUENTIAL DAMAGES), CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. However, such indemnities shall not apply to any particular indemnified party (but shall apply to the other indemnified parties) to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such particular indemnified party.
     Section 13.06 Mortgagor’s Absolute Obligation to Pay Loans. Nothing herein contained shall detract from or limit the obligations of Mortgagor to make prompt payment of the Loans, and any and all other secured indebtedness, at the time and in the

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manner provided herein and in the Loan Documents, regardless of whether the Revenues herein assigned are sufficient to pay same, and the rights under this Article III shall be cumulative of all other rights under the Loan Documents.
ARTICLE XIV.
Remedies Upon Event of Default
     Section 14.01 Default. The term “Event of Default” as used in this Mortgage shall mean the occurrence of an “Event of Default” as defined in the Credit Agreement. Upon the occurrence of an Event of Default, Mortgagee at any time and from time to time may without notice to Mortgagor or any other person declare any or all of the secured indebtedness immediately due and payable and all such secured indebtedness shall thereupon be immediately due and payable, without relief from valuation and appraisement Laws and without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, putting Mortgagor in default, dishonor, notice of dishonor or any other notice or declaration of any kind, all of which are hereby expressly waived by Mortgagor, and the Liens evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by Law as Mortgagee may elect.
     Section 14.02 Pre-Foreclosure Remedies. Upon the occurrence of an Event of Default, Mortgagee is authorized, prior or subsequent to the institution of any foreclosure proceedings, and to the extent allowed by applicable law, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records relating thereto, and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection or preservation of the Property. If necessary to obtain the possession provided for above, Mortgagee may invoke any and all legal remedies to dispossess Mortgagor, including, but not limited to, summary proceeding or restraining order. Mortgagor agrees to peacefully surrender possession of the property upon an Event of Default, if requested. All costs, expenses and liabilities of every character incurred by Mortgagee in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall bear interest from date of expenditure until paid at the rate described in Section 2.3 hereof, all of which shall constitute a portion of the secured indebtedness and shall be secured by this Mortgage and by any other instrument securing the secured indebtedness. In connection with any action taken by Mortgagee pursuant to this Section 4.2, MORTGAGEE SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY MORTGAGOR RESULTING FROM ANY ACT OR OMISSION OF MORTGAGEE (INCLUDING MORTGAGEE’S OWN NEGLIGENCE) IN MANAGING THE PROPERTY UNLESS SUCH LOSS IS CAUSED BY THE WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR BAD FAITH OF MORTGAGEE, nor shall Mortgagee be obligated to perform or discharge any obligation, duty or liability of Mortgagor arising under any agreement forming a part of the Property or arising under any Permitted Encumbrance or otherwise arising. Mortgagor hereby assents to, ratifies and confirms any and all actions of Mortgagee with respect to the Property taken under this Section 4.2.

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     Section 14.03 Foreclosure.
     (a) Upon the occurrence of a default, this Mortgage may be foreclosed as to the Mortgaged Properties, or any part thereof, in any manner permitted by applicable law. Cumulative of the foregoing and the other provisions of this Section 4.3, Mortgagee may foreclose this Mortgage by executory process subject to, and on the terms and conditions required or permitted by, applicable law, and shall have the right to appoint a keeper of such Mortgaged Properties, and reference is made to Section 4.3(e) herein for more specific provisions governing the same.
     (b) Upon the occurrence of an Event of Default, Mortgagee may proceed against the Collateral in accordance with the rights and remedies granted herein with respect to the Mortgaged Properties in Section 4.3(a) or have all the rights of enforcement with respect to the Collateral under the [[bracketed text to be revised in non-Louisiana mortgages] Louisiana Commercial Laws (La. R.S. 10:9-101 et seq.), as amended] or under the Uniform Commercial Code or any other statute in force in any state to the extent the same is applicable law. Cumulative of the foregoing and the other provisions of this Section 4.3, and to the extent permitted by applicable law:
     (i) Mortgagee may enter upon the Mortgaged Properties or otherwise upon Mortgagor’s premises to take possession of, assemble and collect the Collateral or to render it unusable; and
     (ii) Mortgagee may require Mortgagor to assemble the Collateral and make it available at a place Mortgagee designates which is mutually convenient to allow Mortgagee to take possession or dispose of the Collateral; and
     (iii) written notice mailed to Mortgagor as provided herein at least ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; and
     (iv) in the event of a foreclosure of the liens and/or security interests evidenced hereby, the Collateral, or any part thereof, and the Mortgaged Properties, or any part thereof, may, at the option of Mortgagee, be sold, as a whole or in parts, together or separately (including, without limitation, where a portion of the Mortgaged Properties is sold, the Collateral related thereto may be sold in connection therewith); and
     (v) the expenses of sale provided for in clause FIRST of Section 4.6 shall include the reasonable expenses of retaking the Collateral, or any part thereof, holding the same and preparing the same for sale or other disposition; and
     (vi) should, under this subsection, the Collateral be disposed of other than by sale, any proceeds of such disposition shall be treated under Section 4.6 as if the same were sales proceeds; and

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     (c) To the extent permitted by applicable law, the sale hereunder of less than the whole of the Property shall not exhaust the right to judicial foreclosure, and successive sale or sales may be made until the whole of the Property shall be sold, and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the indebtedness secured hereby and the expense of conducting such sale, this Mortgage and the liens and security interests hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Mortgagor shall never have any right to require the sale of less than the whole of the Property. In the event any sale hereunder is not completed or is defective in the opinion of Mortgagee, such sale shall not exhaust the powers of sale hereunder or the right to judicial foreclosure, and Mortgagee shall have the right to cause a subsequent sale or sales to be made. Any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. Any and all statements of fact or other recitals made in any deed or deeds, or other instruments of transfer, given in connection with a sale as to nonpayment of the secured indebtedness or as to the occurrence of any Event of Default, or as to all of the secured indebtedness having been declared to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or, with respect to any sale by Mortgagee, as to the refusal, failure or inability to act of Mortgagee, or as to any other act or thing having been duly done, shall be taken as prima facie evidence of the truth of the facts so stated and recited. With respect to any sale held in foreclosure of the liens and/or security interests covered hereby, it shall not be necessary for Mortgagee, any public officer acting under execution or order of the court or any other party to have physically present or constructively in his/her or its possession, either at the time of or prior to such sale, the Property or any part thereof.
     (d) Notwithstanding any reference to the Note or the Credit Agreement or any other Loan Document, all persons dealing with the Mortgaged Properties shall be entitled to rely on any document or certificate, of Mortgagee as to the occurrence of an event, such as an Event of Default, and shall not be charged with or forced to review any provision of any other document to determine the accuracy thereof.
     (e) [This paragraph to be revised as applicable in non-Louisiana mortgages:] As to Property now or hereafter located in, or otherwise subject to the laws of, the State of Louisiana, Mortgagor acknowledges the secured indebtedness, whether now existing or to arise hereafter, and for Mortgagor, Mortgagor’s heirs, devisees, personal representatives, successors and assigns, hereby confesses judgment for the full amount of the secured indebtedness, if not paid when due, whether by acceleration or otherwise, in favor of any of the Lenders. Mortgagor further agrees that Mortgagee may cause all or any part of the Mortgaged Property to be seized and sold by executory process, Mortgagor waiving the benefit of all laws or parts of laws relative to the appraisement of property seized and sold under executory process or other legal process, and consenting that all or any party of the Property may be sold without appraisement, either in its entirety or in lots and parcels, as Mortgagee may determine, to the highest bidder for cash or on such terms as the plaintiff in such proceeding may direct. Mortgagor hereby waives (i) the benefit of appraisement provided for in Articles 2332, 2336, 2723, and 2724 of the Louisiana Code of Civil Procedure and all other laws conferring the same; (ii) the demand and

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delay, if any, provided in Article 2721 of the Louisiana Code of Civil Procedure; (iii) the notice of seizure provided for in Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (iv) the three (3) days delay provided for in Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (v) the benefit of all other laws providing rights of notice, demand, appraisement or delay. Mortgagor expressly authorizes and agrees that Mortgagee shall have the right to appoint a keeper of such Mortgaged Property pursuant to the terms and provisions of La. R.S. 9:5131 et seq. and La. R.S. 9:5136 et seq., which keeper may be Mortgagee, any agent or employee thereof, or any other person, firm or corporation. Compensation for the services of the keeper is hereby fixed at five percent (5%) of the amount due or sued for or claimed or sought to be protected, preserved, or enforced in the proceeding for the recognition or enforcement of this mortgage and shall be secured by the liens and security interests of this Mortgage.
     Section 14.04 Receiver. In addition to all other remedies herein provided for, Mortgagor agrees that, upon the occurrence of an Event of Default, Mortgagee shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Property, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Property or the solvency of any person or persons liable for the payment of the indebtedness secured hereby, and Mortgagor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, and agrees not to oppose any application therefor by Mortgagee, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Mortgagee under Article III hereof. Mortgagor expressly waives notice of a hearing for appointment of a receiver and the necessity for bond or an accounting by the receiver. Nothing herein is to be construed to deprive Mortgagee or any Lender of any other right, remedy or privilege it may now or hereafter have under the law to have a receiver appointed. Any money advanced by Mortgagee in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall bear interest, from the date of making such advancement by Mortgagee until paid, at the rate described in Section 2.3 hereof.
     Section 14.05 Proceeds of Foreclosure.
     (a) The proceeds of any sale held in foreclosure of the liens and/or security interests evidenced hereby shall be applied:
FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all court costs and charges of every character in the event foreclosed by suit or any judicial proceeding and including, but not limited to, a reasonable fee to Mortgagee if such sale was made by Mortgagee acting under the provisions of Section 4.3(a) and including but not limited to the compensation of any of the keeper, if any;
     SECOND, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of external counsel to the Administrative Agent and amounts payable under

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Article III of the Credit Agreement) payable to the Administrative Agent in its capacity as such and payable to Mortgagee in its capacity as Collateral Agent;
     THIRD, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of external counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Third payable to them;
     FOURTH, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth payable to them;
     FIFTH, pro rata (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the Secured Swap Obligations and the Cash Management Obligations, ratably among the Lenders, the Hedging Parties and the L/C Issuers in proportion to the respective amounts described in this clause Fifth held by them and (ii) to the Administrative Agent for the account of the applicable L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
     LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Mortgagor, or to Mortgagor’s successors or assigns, or as otherwise required by law.
     (b) Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of Property by Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Mortgagee or such officer or be answerable in any way for the misapplication thereof.
     (c) In making the determination and allocations required by this Section 4.5, Mortgagee may conclusively rely upon information (i) supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations and (ii) supplied to Mortgagee in accordance with the Intercreditor Agreement in the case of Secured Swap Obligations, and Mortgagee shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent Mortgagor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by Mortgagee pursuant to this Section 4.5 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and Mortgagee shall

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have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.
     Section 14.06 Secured Party as Purchaser. Any party constituting a Secured Party shall have the right to become the purchaser at any sale held in foreclosure of the liens and/or security interests evidenced hereby, and any party constituting a Secured Party which is purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the secured indebtedness owing to such party, or if such party holds less than all of such indebtedness, the pro rata part thereof owing to such party, accounting to all other parties constituting a Secured Party who are not joining in such bid in cash for the portion of such bid or bids apportionable to such non-bidding parties.
     Section 14.07 Foreclosure as to Matured Debt. Upon the occurrence of an Event of Default, Mortgagee shall have the right to proceed with foreclosure of the liens and/or security interests evidenced hereby without declaring the entire secured indebtedness due, and in such event, any such foreclosure sale may be made subject to the unmatured part of the secured indebtedness and shall not in any manner affect the unmatured part of the secured indebtedness, but as to such unmatured part, this Mortgage shall remain in full force and effect just as though no sale had been made. The proceeds of such sale shall be applied as provided in Section 4.5 except that the amount paid under clauses SECOND through FIFTH thereof shall be only the matured portion of the secured indebtedness and any proceeds of such sale in excess of those provided for in clauses FIRST through FIFTH (modified as provided above) shall be applied as provided in clause LAST of Section 4.5 hereof. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the secured indebtedness.
     Section 14.08 Remedies Cumulative. All remedies herein provided for are cumulative of each other and of all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other Loan Document, and, in addition to the remedies herein provided, there shall continue to be available all such other remedies as may now or hereafter exist at law or in equity for the collection of the secured indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and/or security interests evidenced hereby, and the resort to any remedy provided for hereunder or under any such other Loan Document or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.
     Section 14.09 Discretion as to Security. Mortgagee may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the secured indebtedness, in whole or in part, and in such portions and in such order as may seem best to Mortgagee in its sole and uncontrolled discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.
     Section 14.10 Mortgagor’s Waiver of Certain Rights. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead,

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claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for Mortgagor, Mortgagor’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by applicable law, hereby waives and releases all rights of appraisement, valuation, stay of execution, redemption, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secured indebtedness and all rights to a marshaling of assets of Mortgagor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created. Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right under the terms of this Mortgage to a sale of the Property for the collection of the secured indebtedness without any prior or different resort for collection, or the right under the terms of this Mortgage to the payment of the secured indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever. If any law referred to in this Section and now in force, of which Mortgagor or Mortgagor’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Properties or the Collateral might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section.
     Section 14.11 Mortgagor as Tenant Post-Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Property by, through or under Mortgagor are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. To the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible entry and detainer) in any court having jurisdiction.
ARTICLE XV.
Miscellaneous
     Section 15.01 Scope of Mortgage. This Mortgage is a mortgage of both real/immovable and personal/movable property, a security agreement, a financing statement and an assignment, and also covers proceeds and fixtures and all rights as set out herein.

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     Section 15.02 Security Agreement, Financing Statement, and Fixture Filing. This Mortgage covers goods which are or are to become fixtures on the real/immovable property described herein, and this Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property. This Mortgage is to be filed for record in the real/immovable property records of each parish where any part of the Mortgaged Properties is situated. This Mortgage shall also be effective as a financing statement covering any other Property and may be filed in the Uniform Commercial Code records or other appropriate office of the parish or state in which any of the Collateral is located or in any other location permitted or required to perfect Mortgagee’s interest under the applicable Uniform Commercial Code. The mailing address of Mortgagor is the address of Mortgagor set forth at the end of this Mortgage and the address of Mortgagee from which information concerning the security interests hereunder may be obtained is the address of Mortgagee set forth at the end of this Mortgage.
     Section 15.03 Reproduction of Mortgage as Financing Statement. A carbon, photographic, facsimile or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in Section 5.2. Without limiting any other provision herein, Mortgagor hereby authorizes Mortgagee to file one or more financing statements, or renewal or continuation statements thereof, describing the Collateral.
     Section 15.04 Notice to Account Debtors. In addition to, but without limitation of, the rights granted in Article III hereof, Mortgagee may, at any time after an Event of Default has occurred, notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Mortgagee directly.
     Section 15.05 Waivers. Mortgagee may at any time and from time to time in writing waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing, or consent to Mortgagor’s doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor’s failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in such writing, or release any part of the Property or any interest therein from the lien and security interest of this Mortgage (and/or terminate the assignment provided for in Article III). Any party liable, either directly or indirectly, for the secured indebtedness or for any covenant herein or in any other Loan Document may be released from all or any part of such obligations without impairing or releasing the liability of any other party. No such act shall in any way impair any rights or powers hereunder except to the extent specifically agreed to in such writing.
     Section 15.06 No Impairment of Security. The lien, security interest and other security rights hereunder shall not be impaired by any indulgence, moratorium or release which may be granted including, but not limited to, any renewal, extension or modification which may be granted with respect to any secured indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which may be granted

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in respect of the Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any secured indebtedness.
     Section 15.07 Acts Not Constituting Waiver. Any Event of Default may be waived without waiving any other prior or subsequent Event of Default. Any Event of Default may be remedied without waiving the Event of Default remedied. Neither failure to exercise, nor delay in exercising, any right, power or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance of any payment in an amount less than the amount then due on any secured indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of an Event of Default hereunder.
     Section 15.08 Mortgagor’s Successors. In the event the ownership of the Property or any part thereof becomes vested in a person other than Mortgagor, then, without notice to Mortgagee, such successor or successors in interest may be dealt with, with reference to this Mortgage and to the indebtedness secured hereby, in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor’s liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby. No transfer of the Property, no forbearance, and no extension of the time for the payment of the indebtedness secured hereby, shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Mortgagor hereunder or for the payment of the indebtedness or performance of the obligations secured hereby, or the liability of any other person hereunder or for the payment of the indebtedness secured hereby.
     Section 15.09 Place of Payment. All secured indebtedness which may be owing hereunder at any time by Mortgagor shall be payable at the place designated in the Credit Agreement (or if no such designation is made, at the address of Mortgagee indicated at the end of this Mortgage), or at such other place as Mortgagee may designate in writing.
     Section 15.10 Subrogation to Existing Liens. To the extent that proceeds of the Loans are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced at Mortgagor’s request, and the party or parties advancing the same shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such indebtedness, Mortgagor hereby

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waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.
     Section 15.11 Application of Payments to Certain Indebtedness. If any part of the secured indebtedness cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Mortgage.
     Section 15.12 Compliance With Usury Laws. It is the intent of Mortgagor, Mortgagee and all other parties to the Loan Documents to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, it is stipulated and agreed that none of the terms and provisions contained herein or in the other Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be collected, charged, taken, reserved, or received by applicable law from time to time in effect.
          Section 15.13 Release of Mortgage.
     (a) This Mortgage and all other security interests granted hereby shall terminate upon termination of the Aggregate Commitments and payment in full of all Loan Obligations (other than contingent obligations with respect to which no claim has been asserted) and any Secured Swap Obligations that are due and payable to the extent the Administrative Agent has received written notice that such Secured Swap Obligations are due and payable (it being understood that the Administrative Agent will give each counterparty under a Secured Swap Obligation five (5) Business Days’ notice prior to releasing such Liens and the expiration or termination of all Letters of Credit (or other arrangements having been entered into satisfactory to the applicable L/C Issuer to eliminate such L/C Issuer’s credit exposure with respect thereto).
     (b) Mortgagor shall be automatically released from its obligations hereunder or under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Credit Agreement.
     (c) Upon any sale or other transfer by Mortgagor of any Property that is permitted under the Credit Agreement (other than to a Loan Party), or upon the effectiveness of any written consent to the release of the mortgage lien and security interests granted hereby in any Property pursuant to Section 10.01 of the Credit Agreement, the mortgage lien and security interest in such Property shall be automatically released.
     (d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), Mortgagee shall execute and deliver to Mortgagor, at Mortgagor’s expense, all documents that Mortgagor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by Mortgagee.

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     Section 15.14 Notices. All notices, requests, consents, demands and other communications required or permitted hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of facsimile or other electronic transmission, upon receipt, and (c) in the case of registered or certified United States mail, three days after deposit in the mail. Notwithstanding the foregoing, or anything else in the Loan Documents or the agreements evidencing Secured Swap Obligations which may appear to the contrary, any notice given in connection with a foreclosure of the Liens, privileges, and/or security interests created hereunder, or otherwise in connection with the exercise by Mortgagee of its rights hereunder or under any other Loan Document or any agreement evidencing Secured Swap Obligations, which is given in a manner permitted by applicable Law shall constitute proper notice; without limitation of the foregoing, notice given in a form required or permitted by statute shall (as to the portion of the Property to which such statute is applicable) constitute proper notice.
     Section 15.15 Invalidity of Certain Provisions. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.
     Section 15.16 Gender; Titles. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions.
     Section 15.17 Recording. Mortgagor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Mortgagee shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.
     Section 15.18 Reporting Compliance. Mortgagor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Credit Agreement and secured by this Mortgage which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agrees upon request of Mortgagee to furnish Mortgagee with evidence of such compliance.

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     Section 15.19 Certain Consents. Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Mortgagee or any Lender is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Mortgagee, and Mortgagee shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Mortgagee’s judgment.
     Section 15.20 Certain Obligations of Mortgagor. Without limiting Mortgagor’s obligations hereunder, Mortgagor’s liability hereunder shall extend to and include all post petition interest, expenses, and other duties and liabilities with respect to Mortgagor’s obligations hereunder which would be owed but for the fact that the same may be unenforceable due to the existence of a bankruptcy, reorganization or similar proceeding.
     Section 15.21 Counterparts. This Mortgage may be executed in several counterparts, all of which are identical, except that, to facilitate recordation, certain counterparts hereof may include only those portions of Exhibit A which contain descriptions of the properties located in (or otherwise subject to the recording or filing requirements and/or protections of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded, and other portions of Exhibit A shall be included in such counterparts by reference only. All of such counterparts together shall constitute one and the same instrument. Complete copies of this Mortgage containing the entire Exhibit A have been retained by Mortgagor and Mortgagee and one such copy has been recorded in [Acadia Parish, Louisiana].
     Section 15.22 Successors and Assigns. The terms, provisions, covenants, representations, indemnifications and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Mortgagee and its successors and assigns, and shall constitute covenants running with the Mortgaged Properties. All references in this Mortgage to Mortgagor, or Mortgagee shall be deemed to include all such successors and assigns.
     Section 15.23 FINAL AGREEMENT OF THE PARTIES. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     Section 15.24 CHOICE OF LAW. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY AND WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, WITH RESPECT TO EACH PORTION OF THE PROPERTY, THIS MORTGAGE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA.
     Section 15.25 Appearance, Resolutions. For purposes of [Louisiana] law, including but not limited to the availability of executory process, Mortgagor has appeared on this date before the undersigned Notary Public and witnesses in order to execute this

23

Mortgage. [This sentence to be omitted in non-Louisiana mortgages: Mortgagor attaches hereof being recorded in Louisiana, as Annex I, certified resolutions of its Board of Directors authorizing the execution and delivery of this Mortgagee.]
     Section 15.26 Paraph. Mortgagor acknowledges that no promissory note or other instrument has been presented to the undersigned Notary Public(s) to be paraphed for identification herewith.
     Section 15.27 Acceptance by Mortgagee. In accordance with the provisions of Louisiana Civil Code Article 3289, Mortgagee has accepted the benefits of the mortgage without the necessity of execution by Mortgagee. [This section to be omitted or revised as applicable in non-Louisiana mortgages.]
     Section 15.28 Mortgagee’s Fees and Expenses; Indemnification. (a) The parties hereto agree that Mortgagee shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.
     (b) Without limitation of its indemnification obligations under the other Loan Documents, Mortgagor agrees to indemnify Mortgagee and the other Indemnitees (as defined in Section 10.04 of the Credit Agreement) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Mortgage or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Property, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
     (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.28 shall remain operative and in full force and effect regardless of the termination of this Mortgage or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Mortgage or any other Loan Document, or any investigation made by or on behalf of any Agent or any other Secured Party. All amounts due under this Section 5.28 shall be payable within ten (10) days of written demand therefor.
     Section 15.29 Mortgagee Appointed Attorney-in-Fact. Mortgagor hereby appoints Mortgagee the attorney-in-fact of Mortgagor for the purpose of carrying out the provisions of this Mortgage and taking any action and executing any instrument that

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Mortgagee may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Mortgagee shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by Mortgagee to Mortgagor of its intent to exercise such rights, with full power of substitution either in Mortgagee’s name or in the name of Mortgagor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Property or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Property; (c) to sign the name of Mortgagor on any invoice or bill of lading relating to any of the Property; (d) to send verifications of accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Property or to enforce any rights in respect of any Property; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Property; (g) to notify, or to require Mortgagor to notify, Account Debtors to make payment directly to Mortgagee; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Property, and to do all other acts and things necessary to carry out the purposes of this Mortgage, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating Mortgagee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Mortgagee, or to present or file any claim or notice, or to take any action with respect to the Property or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Mortgagee and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to Mortgagor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Schedule I to
the Guarantee Agreement
     THUS DONE AND PASSED this ____ day of __________, 2010, to be effective for all purposes as of January 5, 2010, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Mortgagor and me, Notary, after reading of the whole.

WITNESSES TO ALL SIGNATURES:		MORTGAGOR:

[TARGA MIDSTREAM SERVICES LIMITED PARTNERSHIP]

	Name:	By:	[_____________, its general partner]

Name:

By:

Name:
Title:

NOTARY PUBLIC
Name:
Commission number:
My commission expires:

[SEAL]

The address of Mortgagee is:	The address of Mortgagor is:
Deutsche Bank Trust Company	[Targa Midstream Services Limited
Americas	Partnership]
60 Wall Street	[1000 Louisiana Street, Suite 4300]
Attn: Agency Management	[Houston, TX, 77002]
New York, NY 10005

This instrument prepared by:

Athy A. Mobilia, Esq.
Cahill Gordon & Reindel llp
80 Pine Street
New York, New York 10005
[Mortgage Signature Page]

Schedule I to
the Guarantee Agreement
EXHIBIT A
LEGAL DESCRIPTION
[to be inserted]

Exhibit A - Page 1

Schedule I to
the Guarantee Agreement
ANNEX I16
CERTIFICATE
OF
[___________________]
     I, the undersigned hereby certify that I am the [___________________] of [___________________], a [___________________] (the “Company”), the general partner of Targa Midstream Services Limited Partnership, a Delaware limited partnership, with offices at 1000 Louisiana Street, Suite 4300, Houston, TX 77002.
     I further certify that attached hereto as Annex I-A are true and correct copies of resolutions adopted by the Board of Managers of the Company by unanimous written consent dated __________, 20__, and such resolutions have not been amended, modified or rescinded.
     I further certify that these resolutions are within the power of the Board of Managers of the Company to pass as provided in the charter and by-laws of said Company.
     IN WITNESS WHEREOF, I hereunto subscribe my name and affix the seal of the Company on this ____ day of _______, 2010.

Name:
Title:

[16]	Annex I to be omitted in non-Louisiana mortgages.

EXHIBIT H

[FORM OF]
INTERCREDITOR AGREEMENT
dated as of
January 5, 2010
among
TARGA RESOURCES, INC.
THE SECURED HEDGING PARTIES NAMED HEREIN
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

SECTION 1.01. Credit Agreement	1
SECTION 1.02. Other Defined Terms	1

ARTICLE II

SECURED HEDGING PARTIES; PROCEDURES

SECTION 2.01. Additional Secured Hedging Parties	3
SECTION 2.02. Secured Swap Transactions	3
SECTION 2.03. Acts of Secured Hedging Parties	4
SECTION 2.04. Determination of Amounts of Secured Hedging Obligations	4
SECTION 2.05. Restrictions on Actions	5
SECTION 2.06. Actions Under Support Documents	5
SECTION 2.07. Release of Collateral and Guarantees	5
SECTION 2.08. Additional Collateral	6

ARTICLE III

THE COLLATERAL AGENT

SECTION 3.01. Appointment; Rights and Duties	6
SECTION 3.02. Participation in Indemnity	6

ARTICLE IV

VOTING

SECTION 4.01. Amendments and Waivers under this Agreement	6
SECTION 4.02. Amendments and Waivers under the Credit Agreement and the Support Documents	7

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Notices	8
SECTION 5.02. Counterparts	8
SECTION 5.03. Binding Effect; Assignment	8
SECTION 5.04. Severability	8
SECTION 5.05. Governing Law; Jurisdiction; Consent to Service of Process	9
SECTION 5.06. WAIVER OF JURY TRIAL	9

-i-

SECTION 5.07. Headings	9
SECTION 5.08. Successors and Assigns	10
SECTION 5.09. Termination	10

Schedule

Schedule I Initial Secured Hedging Parties
Schedule II Initial Master ISDA Agreements
Schedule III Notices

Annexes

Annex A Form of Intercreditor Agreement Supplement

-ii-

          INTERCREDITOR AGREEMENT dated as of January 5, 2010 among TARGA RESOURCES, INC. (the “Borrower”), the Secured Hedging Parties named herein and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent. Capitalized terms used in this Agreement have the meanings assigned to them in Article I below.
     Reference is made to the Credit Agreement dated as of January 5, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each Lender from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, Swing Line Lender and a L/C Issuer and the other parties thereto. The obligations of the Borrower under the Credit Agreement are guaranteed and secured as contemplated by the Credit Agreement. The Borrower has requested, and the Lenders have agreed, that the benefits of such guarantees and security also be afforded to certain counterparties that enter into Swap Contracts with the Borrower or another Loan Party, and the Lenders have agreed to such request subject to certain conditions, including a condition that any such counterparty has become a party to this Agreement.
     The parties hereto desire to enter into this Agreement in order to set forth certain agreements with respect to the obligations of the Loan Parties under the Credit Agreement and the obligations of the Loan Parties under Swap Contracts that are secured and guaranteed on the same basis, including certain voting provisions. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
     SECTION 1.01. Credit Agreement.
     (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.
     (b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
     SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Act” has the meaning assigned to such term in Section 2.03.
     “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
     “Holder” means any Person that is a direct holder of any Obligations.
     “Intercreditor Agreement Supplement” means an instrument substantially in the form of Annex A hereto (or any other form approved by the Collateral Agent), providing for a Hedging Party to become a party to this Agreement.

     “Maximum Credit Agreement Obligations” means, at any time, the sum of (a) $600,000,000 (which represents the aggregate principal amount of the committed credit facilities under the Credit Agreement as of the Closing Date) plus (b) the maximum Credit Increases permitted under the Credit Agreement pursuant to Section 2.14(a) thereof (as in effect on the Closing Date), plus (c) $50,000,000, minus (d) the aggregate principal amount of mandatory prepayments made in respect of principal amounts outstanding under the Credit Agreement, to the extent (but only to the extent) resulting in a permanent reduction of the aggregate principal amount of credit extensions outstanding (or permitted to be outstanding pursuant to unused financing commitments) under the Credit Agreement immediately prior to such mandatory prepayment; provided that, for purposes of clause (d) above, a prepayment in respect of outstanding principal under the Credit Agreement shall not reduce the Maximum Credit Agreement Obligations to the extent financed with a new or replacement credit facility (or increased amount of an existing credit facility) under the Credit Agreement.
     “Master ISDA Agreement” has the meaning assigned to such term in the definition of “Secured Swap Transaction Designation”.
     “Notes Agent” has the meaning assigned to such term in Section 5.10.
     “Required Secured Parties” means, at any time, the Required Lenders at such time (without giving effect to any amendment or modification of such term in the Credit Agreement other than those that give effect to the inclusion of credit facilities thereunder that are not in effect on the Closing Date and are permitted hereunder, but do not change the voting percentage in such definition); provided that, for purposes of this Agreement (a) the definition of Required Lenders in the Credit Agreement shall be deemed to include each Secured Hedging Party as though it were a Lender and as though the Swap Termination Value that would be payable by the applicable Loan Party or Loan Parties of its Secured Swap Obligations at the time constituted a like principal amount of Term Loans, (b) if the Borrower or any Affiliate thereof is a Lender or a Secured Hedging Party, such Person and its share of any amounts otherwise included in determining the Required Secured Parties shall be disregarded, and (c) solely for purposes of directing the exercise of remedies under the Support Documents, the unused portion of financing commitments under the Credit Agreement shall be disregarded (it being understood that a Letter of Credit shall constitute usage of a financing commitment for purposes of this clause).
     “Secured Hedging Parties” means (a) the Persons identified on Schedule I hereto and (b) each other Hedging Party that becomes a party to this Agreement after the Closing Date pursuant to an Intercreditor Agreement Supplement.
     “Secured Instrument” means (a) the Credit Agreement, (b) each Secured Hedge Agreement and (c) in the case of Cash Management Obligations, the agreements pertaining thereto.
     “Secured Swap Obligations” means, in respect of any Secured Hedge Agreement at any time, the amount of Obligations owing thereunder to the applicable Secured Hedging Party at such time (after giving effect to any legally enforceable netting agreements thereunder); provided that (a) for purposes of determining the Required Secured Parties or for purposes of Section 3.02 or Section 4.02, the amount of the Secured Swap Obligations of any Secured Hedging Party in

respect of any Secured Hedge Agreement at such time shall be the Swap Termination Value that would be payable by the applicable Loan Party or Loan Parties thereunder, but in any event, for such purposes, the amount of the Secured Swap Obligations in respect of any Secured Hedge Agreement then in effect shall not be less than the greater of (x) $1,000,000 and (y) the trailing average daily Swap Termination Value thereof over the preceding 30 calendar days, and (b) for any other purpose, the amount of Secured Swap Obligation in respect of any Secured Hedge Agreement at any time shall be the amount thereof determined by the applicable Secured Hedging Party consistent with prevailing market practices (and in accordance with clause (a) above, if applicable), if certified to the Collateral Agent pursuant to Section 2.04(a).
     “Secured Swap Transaction Designation” means a written notice from a Secured Hedging Party to the Collateral Agent identifying a Secured Hedge Agreement thereunder (or any material amendment or modification thereof or any termination thereof), or a master ISDA agreement (a “Master ISDA Agreement”) relating to a Secured Hedge Agreement thereunder which notice shall include (a) the date thereof, (b) the Loan Party or Loan Parties that are parties thereto and (c) a summary description of the type of Secured Hedge Agreement thereunder (or of the material amendment or modification thereof indicating the termination thereof, as applicable).
     “Support Documents” means the Security Documents and the Guaranty.
ARTICLE II
Secured Hedging Parties; Procedures
     SECTION 2.01. Additional Secured Hedging Parties. Upon execution and delivery by the Collateral Agent and a Hedging Party of an Intercreditor Agreement Supplement, such applicable Hedging Party shall become a Secured Hedging Party hereunder with the same force and effect as if originally named as a Secured Hedging Party herein. The execution and delivery of any such instrument shall not require the consent of any other party hereunder. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Secured Hedging Party as a party to this Agreement.
     SECTION 2.02. Secured Swap Transactions.
     (a) Set forth on Schedule II is each Master ISDA Agreement in effect on the Closing Date. If and to the extent requested by the Collateral Agent, each Secured Hedging Party shall identify each Master ISDA Agreement and Secured Hedge Agreement then outstanding (and any material amendment or modification thereof or any termination thereof) by delivering to the Collateral Agent a Secured Swap Transaction Designation.
     (b) If and to the extent requested by the Collateral Agent, a Secured Hedging Party or the Borrower shall deliver to the Collateral Agent copies of any Master ISDA Agreement or Secured Hedge Agreement (including any documentation providing for any amendment or modification thereof).

     SECTION 2.03. Acts of Secured Hedging Parties. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by any Secured Hedging Party may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments reasonably satisfactory in form to the Collateral Agent and signed by such Secured Hedging Party and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an “Act” of the Secured Hedging Party signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon an Act of any Secured Hedging Party if such Act purports to be taken by or on behalf of such Secured Hedging Party, and nothing in this Section 2.03 or elsewhere in this Agreement shall be construed to require any Secured Hedging Party to demonstrate that it has been authorized to take any action which it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of such Secured Hedging Party.
     SECTION 2.04. Determination of Amounts of Secured Swap Obligations.
     (a) Whenever the Collateral Agent is required to determine the existence or amount of any of the Secured Swap Obligations or any other amount or any portion thereof for any purposes of this Agreement or any Support Document, it shall be entitled to make such determination on the basis of one or more certificates of any applicable Secured Hedging Party; provided that if, notwithstanding the written request of the Collateral Agent, any applicable Secured Hedging Party shall fail or refuse promptly to certify as to the existence or amount of any Secured Swap Obligations or any portion thereof within the time specified in such request (which shall allow a period of time that is reasonable under the circumstances, but in no event less than 48 hours), the Collateral Agent shall be entitled to determine such existence or amount by reliance upon a certificate of the Borrower or upon the most recent available information provided to the Collateral Agent by the Secured Parties; provided further that the Collateral Agent shall correct any error that any Secured Hedging Party brings to the attention of the Collateral Agent. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Borrower, any other Loan Party or any Secured Party or any other Person as a result of any action taken by the Collateral Agent based upon such determination prior to receipt of notice of any error in such determination.
     (b) If any Secured Party receives any amount pursuant to a distribution by the Collateral Agent under any Support Document in excess of the amount it was entitled to receive thereunder as a result of a demonstrable error in the determination of the amount of the Obligations, then such Secured Party agrees to pay such excess to the Collateral Agent for application in accordance with such Support Document as soon as practicable after the existence of such error shall have been determined. All distributions made by the Collateral Agent pursuant to any Support Document shall be (subject to the preceding sentence and to any decree of any court of competent jurisdiction) final, and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amounts distributed to them.

     SECTION 2.05. Restrictions on Actions. Each Secured Party agrees that, unless and until this Agreement is terminated as provided herein, and so long as any Secured Hedge Agreement is in effect, the provisions of this Agreement shall provide the exclusive method by which any Secured Party may exercise, or direct the exercise of, rights and remedies under the Support Documents. Therefore, each Secured Party shall, for the mutual benefit of all Secured Parties, except as permitted under this Agreement, refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedies under the Support Documents, except for delivering notices hereunder; provided that the foregoing shall not prevent (a) any Secured Party from imposing a default rate of interest in accordance with the applicable Secured Instrument, (b) the Collateral Agent from exercising any right or remedy or taking any other action on behalf of the Secured Parties that it is permitted or authorized to exercise or take, (c) a Secured Party from exercising its rights and remedies as a general creditor in accordance with the applicable Secured Instrument and applicable law, including the right to commence legal proceedings to collect any Obligations due and payable to such Secured Party and remaining unpaid, to accelerate the maturity of any Obligations, to commence legal proceedings to enforce any Secured Instrument and obtain a judgment and to enforce such judgment, in each case to the same extent as if such Secured Party were an unsecured creditor (but subject to the applicable provisions of this Agreement) or (d) any Secured Hedging Party from exercising its rights and remedies as a general creditor in accordance with the Guaranty, insofar as the Guaranty guarantees the Obligations owing to such Secured Credit Party under its Secured Hedge Agreement, including exercising rights thereunder of the type described in (c) above (but any proceeds realized by any Secured Hedging Party from any such exercise of remedies under the Guaranty shall be applied in accordance with Section 8.04 of the Credit Agreement).
     SECTION 2.06. Actions Under Support Documents.
     (a) The Collateral Agent shall not be obligated to take any action under this Agreement or any Support Documents except for the performance of such duties as are specifically set forth herein or therein.
     (b) Subject to the provisions of Article III and Article IV, the Collateral Agent acting on behalf of the Secured Parties shall take any action under or with respect to the Support Documents that is in accordance with instructions that the Collateral Agent has received from the Required Secured Parties and that is not inconsistent with or contrary to the provisions of this Agreement, the Credit Agreement or the Support Documents.
     (c) The Collateral Agent may not exercise any remedy involving the acceptance of Collateral in full or partial satisfaction of any Obligation, to the extent available in any applicable jurisdiction, except with the consent of each Secured Party affected thereby.
     (d) This Section shall not be construed to apply to amendments, modifications or waivers of the Credit Agreement or any Support Document, which shall be subject to Article IV.
     SECTION 2.07. Release of Collateral and Guarantees. Each Secured Hedging Party acknowledges and agrees to the matters set forth in Section 9.10 of the Credit Agreement, as though named therein as a Lender. Each Secured Party also acknowledges and agrees that, for purposes of clause (a) of Section 9.10 of the Credit Agreement, a Letter of Credit shall be deemed terminated if the L/C Issuer in respect thereof agrees that such Letter of Credit shall cease to constitute a “Letter of Credit” entitled to the benefits of the Support Documents (whether by reason of the deposit of cash collateral, receipt of a back-up letter of credit, or otherwise).
     SECTION 2.08. Additional Collateral. Each of the Secured Parties hereby covenants and agrees that it (a) will not accept any Guarantee of any of the Obligations by the Borrower or any Subsidiary unless such Person’s Guarantee is provided pursuant to the Guaranty or otherwise Guarantees the payment of all the Obligations on a pari passu basis and (b) will not take any security interest in or Lien on or assignment of any assets of the Borrower or any Subsidiary thereof to secure any of the Obligations unless such security interest or Lien or assignment is granted to the Collateral Agent on behalf of the Secured Parties to secure the payment of all the Obligations on a pari passu basis pursuant to a Security Document; provided that the foregoing shall not be construed to prohibit any Letter of Credit supporting any of the Obligations.
ARTICLE III
The Collateral Agent
     SECTION 3.01. Appointment; Rights and Duties. The Collateral Agent is acting as agent for the Secured Parties, including the Secured Hedging Parties. Accordingly, each Secured Hedging Party acknowledges and agrees to the matters set forth in Article IX of the Credit Agreement relating to the Collateral Agent, including its appointment, authorization, powers and duties, its rights to delegate the same, and all exculpatory provisions therein (including limitations on its liability), and the provisions thereof shall be binding upon the Secured Hedging Parties, mutatis mutandis; provided that the Secured Hedging Parties shall not be entitled (other than in their capacity as a Lender, if applicable) to participate in the appointment of a successor Collateral Agent pursuant to Section 9.06 of the Credit Agreement.
     SECTION 3.02. Participation in Indemnity. Each Secured Hedging Party agrees that, in the event that the Collateral Agent (or any if its Agent-Related Persons) is entitled to be indemnified or reimbursed under Section 9.11 of the Credit Agreement, such Secured Hedging Party shall, if requested by the Collateral Agent, participate in such indemnity or reimbursement, pro rata (as though the amount of its Secured Swap Obligations were Loans); provided that the Secured Hedging Parties will be required to participate in any such indemnity or reimbursement only to the extent amounts being indemnified or reimbursed arise out of or relate to the Support Documents, the Collateral or any actions or activities related thereto.
ARTICLE IV
Voting
     Any amendment, modification or waiver of any provision of this Agreement, the Credit Agreement or any Support Document shall be subject to the provisions of this Article.
     SECTION 4.01. Amendments and Waivers under this Agreement. Neither this Agreement, nor any provision hereof, may be waived, amended or modified, except pursuant to an agreement or agreements in writing entered into by the Collateral Agent (it being understood that the Collateral Agent is not required to agree to any such waiver, amendment or modification without the consent of the Required Lenders) and each Secured Hedging Party that has a Secured Hedge Agreement in effect at the time; provided that:
     (a) no such agreement shall affect the Borrower’s rights hereunder without the prior written consent of the Borrower;
     (b) any party hereto may waive any of its rights hereunder without the agreement or consent of any other party hereto, but such waiver shall not be effective to waive any other party’s rights hereunder;
     (c) any such amendment or modification that by its terms does not affect any rights or obligations hereunder of any Secured Hedging Party in respect of any Secured Hedge Agreement in effect at the time, may be effected by agreement of the Borrower and the Collateral Agent without the consent or approval of any Secured Hedging Party; and
     (d) any such agreement that by its terms affects the rights or obligations of one or more specific Secured Hedging Parties may be effected by agreement of the Collateral Agent and such Secured Hedging Party or Secured Hedging Parties, without the consent or agreement of other Secured Hedging Parties (but subject to clause (a) above, if the Borrower’s rights hereunder are affected).
     SECTION 4.02. Amendments and Waivers under the Credit Agreement and the Support Documents. The Secured Parties agree that:
     (a) the right to direct the exercise of remedies under any of the Support Documents shall be based upon the instructions of the Required Secured Parties (as opposed to the Required Lenders); provided that this clause shall not be construed to limit the authority of the Collateral Agent to (i) exercise such remedies in the absence of instructions from the Required Secured Parties, if it determines in its discretion to do so and it has not received instructions to the contrary from the Required Secured Parties, (ii) refrain from exercising such remedies unless it has received indemnity reasonably satisfactory to it or (iii) resign as Collateral Agent in accordance with Section 9.06 of the Credit Agreement;
     (b) any amendment, modification or waiver of any provision of any Loan Document relating to maintenance of insurance shall require the consent of the Required Secured Parties;
     (c) any amendment, modification or waiver of the Credit Agreement that would permit the aggregate principal amount of credit facilities thereunder to exceed the Maximum Credit Agreement Obligations shall require the consent of the Required Secured Parties; provided that any increase, imposition, deferral or capitalization of fees or interest under the Credit Agreement shall not be construed as an increase in the aggregate principal amount of the credit facilities thereunder for purposes hereof;

     (d) any amendment, modification or waiver of any Loan Document that would reduce the voting rights of any Secured Party shall require the consent of such Secured Party; and
     (3) any amendment, modification or waiver of Section 8.04 of the Credit Agreement that would adversely affect any Secured Hedging Party shall require the consent of such Secured Hedging Party.
     Except as expressly provided above in this Section 4.02, the provisions of this Agreement shall not be construed to restrict any amendment, modification or waiver of any provision of the Credit Agreement or any Support Document, or any action under the Credit Agreement or any Support Document.
ARTICLE V
Miscellaneous
     SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices to any Secured Hedging Party shall be mailed, faxed or delivered as set forth on Schedule III hereto (or in the applicable Intercreditor Agreement Supplement), or at such other address as may be designated by such Secured Hedging Party in a written notice to the Borrower and the Collateral Agent.
     SECTION 5.02. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 5.03. Delivery of an executed signature page to this Agreement by facsimile (or any other means of electronic transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 5.03. Binding Effect; Assignment. This Agreement shall become effective as to any party when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent; and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party and the Collateral Agent and their respective successors and assigns, subject to the proviso to Section 5.08.
     SECTION 5.04. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 5.05. Governing Law; Jurisdiction; Consent to Service of Process.
     (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
     (b) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (c) Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 5.05. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 5.06. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.06 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     SECTION 5.07. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 5.08. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, any Secured Hedging Party or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns; provided that any assignment by any Secured Hedging Party of its rights under any Secured Hedge Agreement to a Person that is not a Hedging Party at the time shall be ineffective, and shall result in such Secured Hedge Agreement ceasing to be a Secured Hedge Agreement. A Secured Hedging Party shall notify the Borrower and the Collateral Agent of any assignment by it of any Secured Hedge Agreement.
     SECTION 5.09. Termination. This Agreement shall terminate when all the Liens and security interests under the Support Documents have been released and terminated as provided in Section 2.07; provided that this Agreement shall continue to be effective or be reinstated, as the case may be, if any payment that gave rise to such termination is rescinded or must otherwise be restored by any applicable Secured Party upon the bankruptcy or reorganization of any Loan Party.
     SECTION 5.10. Senior Secured Notes. Immediately upon the issuance of Senior Secured Notes, each of the Collateral Agent, each Secured Hedging Party and the trustee or other agent on behalf of the holders of such Senior Secured Notes (the “Notes Agent”) shall enter into an intercreditor agreement consistent with the requirements of the Credit Agreement so that the holders of the Senior Secured Notes receive pari passu (or, to the extent the Borrower and the Notes Agent agree to subordinate the obligations under the Senior Secured Notes to the Obligations, less favorable) treatment with respect to the Collateral with the Secured Parties and otherwise on customary terms and conditions reasonably satisfactory to the parties thereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TARGA RESOURCES, INC.,
By:
Name:
Title:

[Intercreditor Agreement Signature Page]

[SECURED HEDGING PARTY],
By:
Name:
Title:

[Intercreditor Agreement Signature Page]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent,
By:
Name:
Title:

By:
Name:
Title:

[Intercreditor Agreement Signature Page]

Schedule I to
the Intercreditor Agreement
SECURED HEDGING PARTIES

Schedule II to
the Intercreditor Agreement
MASTER ISDA AGREEMENTS

Schedule III to
the Intercreditor Agreement
NOTICES
Secured Hedging Party	Address

Annex A
to the Intercreditor Agreement
          SUPPLEMENT dated as of [•], to the Intercreditor Agreement dated as of January 5, 2010, among TARGA RESOURCES, INC. (the “Borrower”), the Secured Hedging Parties identified therein and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent.
     A. Reference is made to the Credit Agreement dated as of January 5, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each lender from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, Swing Line Lender and a L/C Issuer and the other parties thereto.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Intercreditor Agreement referred to therein.
     C. Section 2.01 of the Intercreditor Agreement provides that a Hedging Party may become a Secured Hedging Party under the Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Hedging Party (the “New Secured Hedging Party”) is executing this Supplement to become a Secured Hedging Party under the Intercreditor Agreement.
     Accordingly, the Collateral Agent and the New Secured Hedging Party agree as follows:
     SECTION 1. In accordance with Section 2.01 of the Intercreditor Agreement, the New Secured Hedging Party by its signature below becomes a Secured Hedging Party with the same force and effect as if originally named therein as a Secured Hedging Party and the New Secured Hedging Party hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Secured Hedging Party thereunder. Each reference to a “Secured Hedging Party” in the Intercreditor Agreement shall be deemed to include the New Secured Hedging Party. The Intercreditor Agreement is hereby incorporated herein by reference.
     SECTION 2. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Secured Hedging Party and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or any other means of electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 3. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.
Annex A-1

     SECTION 4. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 5. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions:
     SECTION 6. The New Secured Hedging Party’s initial address for communications and notices under the Intercreditor Agreement is set forth on Schedule I hereto.
     IN WITNESS WHEREOF, the New Secured Hedging Party and the Collateral Agent have duly executed this Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SECURED HEDGING PARTY],
By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

Annex A-2

Schedule I to
Supplement to the Intercreditor Agreement
NOTICES
     New Secured Hedging Party            Address
Schedule I

EXHIBIT I

PLEDGE AND SECURITY AGREEMENT
Dated as of January 5, 2010
Among
TARGA RESOURCES, INC.,
THE SUBSIDIARIES OF TARGA RESOURCES, INC. IDENTIFIED HEREIN
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement	1
SECTION 1.02. Other Defined Terms	1

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge	4
SECTION 2.02. Delivery of the Pledged Collateral	5
SECTION 2.03. Representations, Warranties and Covenants	5
SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests	7
SECTION 2.05. Registration in Nominee Name; Denominations	7
SECTION 2.06. Voting Rights; Dividends and Interest	7
SECTION 2.07. Conflicts	9

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest	10
SECTION 3.02. Representations and Warranties	11
SECTION 3.03. Covenants	13
SECTION 3.04. Other Actions	15
SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral	16

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default	18
SECTION 4.02. Application of Proceeds	20
SECTION 4.03. Grant of License to Use Intellectual Property	21

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity	22
SECTION 5.02. Contribution and Subrogation	22

Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Equity; Pledged Debt
Schedule III	Commercial Tort Claims
Schedule IV	Legal Names of Subsidiary Parties
Schedule V	Filings/Filing Offices

Exhibits

Exhibit I	Form of Security Agreement Supplement

          PLEDGE AND SECURITY AGREEMENT dated as of January 5, 2010 among TARGA RESOURCES, INC. (the “Borrower”), the Subsidiaries of the Borrower identified herein, including Subsidiaries that become party hereto after the date hereof pursuant to Section 6.14, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent for the Secured Parties (as defined below).
          Reference is made to the Credit Agreement dated as of January 5, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each Lender from time to time party thereto and Deutsche Bank Trust Company Americas, as Collateral Agent, Swing Line Lender, and an L/C Issuer and Credit Suisse AG, Cayman Islands Branch, as an L/C Issuer. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Parties are Subsidiaries of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
     (b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
          SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.
          “Agreement” means this Pledge and Security Agreement.
          “Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).
          “Claiming Party” has the meaning assigned to such term in Section 5.02.
          “Collateral” means the Article 9 Collateral and the Pledged Collateral.

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          “Contributing Party” has the meaning assigned to such term in Section 5.02.
          “Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any material copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any material copyright now or hereafter owned by any third person, and all rights of such Grantor under any such agreement.
          “Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country).
          “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “General Intangibles” means all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.
          “Grantor” means each of the Borrower and each Subsidiary Party.
          “Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to.
          “License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party.
          “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which

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          a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.
          “Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
          “Pledge and Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.
          “Pledged Collateral” has the meaning assigned to such term in Section 2.01(a).
          “Pledged Debt” has the meaning assigned to such term in Section 2.01(a).
          “Pledged Equity” has the meaning assigned to such term in Section 2.01(a).
          “Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
          “Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the L/C Issuers, the Lenders, any Hedging Party that is a party to a Secured Hedge Agreement and each co-agent or sub-agent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Section 9.05 of the Credit Agreement.
          “Security Interest” has the meaning assigned to such term in Section 3.01(a).
          “Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date pursuant to Section 6.14 hereof.
          “Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or

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granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.
          “Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
ARTICLE II
Pledge of Securities
          SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (i) all Equity Interests held by it and listed on Schedule II and any other Equity Interests obtained in the future by such Grantor and the certificates, if any, representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include (A) Equity Interests of any Foreign Subsidiary of the Borrower or any Guarantor that are not Eligible Equity Interests, (B) equity interests in joint ventures (excluding Wholly Owned Subsidiaries) owned by the Borrower or any Restricted Subsidiary, to the extent a pledge thereof would violate or require the consent of a counterparty under the relevant joint venture arrangements and (C) any Equity Interests with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a security interest therein shall be excessive in view of the benefits to be obtained by the Lenders or any other Secured Party therefrom; (ii)(A) the debt securities held by such Grantor in physical form on the date hereof and listed opposite the name of such Grantor on Schedule II, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”); (iii) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above; (v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all Proceeds of any of the foregoing

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(the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”).
          SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.
     (b) Each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $10,000,000 (or its equivalent in other relevant currencies) owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof; provided, however, that no Grantor shall be required to evidence with a promissory note such Grantor’s Investment in Holdco Loans.
     (c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by appropriate powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
          SECTION 2.03. Representations, Warranties and Covenants. The Borrower represents, warrants and covenants, as to itself and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:
     (a) Schedule II correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests directly owned by any Loan Party, excluding any Equity Interests constituting Excluded Collateral and Equity Interests held by any Grantor or its nominee through a securities intermediary;
     (b) the Pledged Equity and Pledged Debt (and with respect to Pledged Debt issued by a Person other than the Borrower or a subsidiary of the Borrower, only to the Borrower’s knowledge) have been duly and validly

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authorized and issued by the issuers thereof and (i) in the case of Pledged Equity of a corporation, are fully paid and nonassessable, if applicable, and (ii) in the case of Pledged Debt (and with respect to Pledged Debt issued by a Person other than the Borrower or a subsidiary of the Borrower, only to the Borrower’s knowledge), are legal, valid and binding obligations of the issuers thereof;
     (c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Security Documents and (B) Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Security Documents, (B) Permitted Liens, and (C) transfers made in compliance with the Credit Agreement and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however, arising, of all Persons whomsoever;
     (d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally and except as set forth in the Credit Agreement , the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
     (e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
     (f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
     (g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities constituting certificated securities or instruments are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest (to the extent such matter is governed by laws of the

6

United States or a jurisdiction therein) in such Pledged Securities as security for the payment and performance of the Obligations; and
          SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. (a) Each Grantor acknowledges and agrees that (i) each interest in any limited liability company or limited partnership controlled by such Grantor, pledged hereunder and represented by a certificate shall be a “security” within the meaning of Article 8 of the Uniform Commercial Code and shall be governed by Article 8 of the Uniform Commercial Code and (ii) each such interest shall at all times hereafter be represented by a certificate.
     (b) Each Grantor further acknowledges and agrees that (i) each interest in any limited liability company or limited partnership controlled by such Grantor, pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the Uniform Commercial Code and shall not be governed by Article 8 of the Uniform Commercial Code, and (ii) such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the Uniform Commercial Code or issue any certificate representing such interest, unless such Grantor provides prior written notification to the Collateral Agent of such election and immediately delivers any such certificate to the Collateral Agent pursuant to the terms hereof.
          SECTION 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing and the Collateral Agent shall give the Borrower notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
          SECTION 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Borrower that the rights of the Grantors under this Section 2.06 are being suspended:
     (i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of

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any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.
     (ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
     (iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).
     (b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the

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Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.
     (c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall be reinstated.
     (d) Any notice given by the Collateral Agent to the Borrower suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
          SECTION 2.07. Conflicts. To the extent any provision, representation or warranty in this Article II is duplicative of, or in conflict with, any provision in Article III as applied to Pledged Collateral, the Article II provision shall prevail.

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ARTICLE III
Security Interests in Personal Property
          SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby grants and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all of such Grantor’s right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
     (i) all Accounts;
     (ii) all Chattel Paper;
     (iii) all cash and Deposit Accounts;
     (iv) all Documents;
     (v) all Equipment;
     (vi) all General Intangibles;
     (vii) all Instruments;
     (viii) all Intellectual Property
     (ix) all Inventory;
     (x) all Investment Property;
     (xi) all Letter-of-Credit rights;
     (xii) all Commercial Tort Claims listed on Schedule III hereto;
     (xiii) all books and records pertaining to the Article 9 Collateral; and
     (xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in the Excluded Collateral. Each Grantor shall, if requested to do so by the Collateral Agent, use commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral which the Collateral Agent reasonably determines to be material.

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     (b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.
     The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents, if any, as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of U.S. Patents, Trademarks and Copyrights owned by such Grantor that are, as applicable, applied for, issued by or registered with the United States Patent and Trademark Office or the United States Copyright Office, in each case, that is material to the conduct of such Grantor’s business, granted by each Grantor and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.
     (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.
          SECTION 3.02. Representations and Warranties. The Borrower represents and warrants, as to itself and the other Grantors, to the Collateral Agent and the Secured Parties that:
     (a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained or any consent or approval the failure of

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which to obtain could not reasonably be expected to have a Material Adverse Effect.
     (b) Schedule IV contains a listing of the exact legal name of each Grantor that is correct and complete in all material respects as of the Closing Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule V (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.12 of the Credit Agreement), are all the filings, recordings and registrations (other than filings (i) that may be required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect or record the Security Interest in the Article 9 Collateral consisting of United States Patents, United States Trademarks and United States Copyrights, and (ii) with respect to Article 9 Collateral consisting of Intellectual Property that is acquired or arising after the date hereof) that are necessary to establish a legal, valid and perfected security interest under the Uniform Commercial Code in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected under the Uniform Commercial Code by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements and filings that may be required with respect to Article 9 Collateral consisting of Intellectual Property acquired or arising after the date hereof.
     (c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, and (ii) subject to and upon the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Liens that have priority as a matter of law.
     (d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or

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other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.
     (e) As of the Closing Date hereof, no Grantor holds any Commercial Tort Claims in excess of $10,000,000 (as reasonably estimated by such Grantor) for which a complaint has been filed or is presently intended to be filed in a court of competent jurisdiction, or which is presently intended to be settled absent court proceeding, except as indicated on Schedule III hereto.
          SECTION 3.03. Covenants. (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.
     (b) The Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents, if any, and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest under the Uniform Commercial Code and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest (including with respect to Article 9 Collateral consisting of U.S. Patents, Trademarks and Copyrights owned by such Grantor that are, as applicable, applied for, issued by, or registered with the United States Patent and Trademark Office or the United States Copyright Office, in each case, that is material to the conduct of such Grantor’s business) and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $10,000,000 (or its equivalents in other relevant currencies) shall be or become evidenced by any promissory note or other instrument (other than, except while an Event of Default has occurred and is continuing, Checks received as payment in the ordinary course of business that are deposited in the Grantor’s Deposit Account within two Business Days), such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.
     Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by adding additional schedules hereto to identify specifically any asset or item of a Grantor that may constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the

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specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.
     (c) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
     (d) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which is in excess of $10,000,000 (or its equivalent in other relevant currencies) to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status (to the extent perfected) of the security interest under the Uniform Commercial Code against creditors of and transferees from the Account Debtor or other Person granting the security interest.
     (e) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.
     (f) Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and

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attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.
     (g) Each Grantor shall maintain, in form and manner consistent with industry practice, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.
          SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
     (a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral and evidencing an amount in excess of $10,000,000 (or its equivalent in other relevant currencies), such Grantor shall forthwith endorse, assign and deliver the same (other than, except while an Event of Default has occurred and is continuing, Checks received as payment in the ordinary course of business that are deposited in the Grantor’s Deposit Account within two Business Days) to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.
     (b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request. If any securities now owned or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Collateral Agent’s request and following the occurrence and during the

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continuation of an Event of Default such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities.
     (c) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated by such Grantor to exceed $10,000,000 (or its equivalent in other currencies) and for which a complaint in a court of competent jurisdiction has been filed (or with respect to which such Grantor’s affirmative intent to file such a complaint or to settle the claim absent court proceeding has been documented in writing to the obligor of such claim), the Grantor shall promptly update Schedule III hereto, notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.
          SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit to do any act, whereby any U.S. issued Patent owned by such Grantor that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by any such U.S. issued Patent owned by such Grantor that is material to the conduct of its business with the relevant patent number as necessary to establish and preserve its maximum rights under applicable patent laws in the United States.
     (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each U.S. registered Trademark owned by such Grantor that is material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with, as applicable, notice of any Federal registration to the extent necessary to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.
     (c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material registered U.S. Copyright owned by such Grantor that is material to the conduct of such Grantor’s business, continue to, as applicable, publish, reproduce, display, adopt and distribute the

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work with appropriate copyright notice as necessary to establish and preserve its maximum rights under applicable copyright laws in the United States.
     (d) Each Grantor shall notify the Collateral Agent promptly if it knows that any U.S. issued Patent or any U.S. registered Trademark or any U.S. registered Copyright owned by such Grantor and that is material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination in a legal proceeding of which Grantor is a party and has notice regarding such Grantor’s ownership of any such U.S. Patent, Trademark or Copyright that is material to the conduct of its business, or its right to register the same, or its right to keep and maintain the same under the laws of the United States.
     (e) Within forty-five (45) days after the end of each calendar quarter, each Grantor shall give the Collateral Agent written notice of any application for the issuance or registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office that is owned by such Grantor and that is material to its business and that was either filed itself or through any agent, employee, licensee or designee, with the United States Patent and Trademark Office or the United States Copyright Office, and, upon the reasonable request of the Collateral Agent, the Grantor shall execute and deliver such agreements, instruments, documents and papers as the Collateral Agent may reasonably request to create and/or evidence the Security Interest in such U.S. Patent, Trademark or Copyright but only if such U.S. Patent, Trademark and Copyright is material to such Grantor’s business, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.
     (f) Each Grantor will, if consistent with good business judgment and such Grantor determines it is commercially reasonable, take reasonably necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each material application relating to the U.S. Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) that are owned by such Grantor and that are material to the business of such Grantor and to maintain each U.S. issued Patent and each U.S. registration of the Trademarks and Copyrights owned by such Grantor that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees.
     (g) In the event that any Grantor knows or has reason to believe that any Article 9 Collateral consisting of a U.S. issued Patent or a U.S. registered Trademark or a U.S. registered Copyright that is material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated

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or diluted by a third person in the United States, such Grantor shall, if consistent with good business judgment and the Grantor determines it is commercially reasonable, sue for infringement, misappropriation or dilution and to recover damages for such infringement, misappropriation or dilution, and/or to stop such infringement, misappropriation, or dilution (including by seeking an injunction or entering into a license or settlement agreement) and/or, consistent with good business judgment and as the Grantor determines is commercially reasonable, take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral (and if such Grantor decides to take any such action as set forth above, then it shall notify the Collateral Agent.
     (h) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, if requested by the Collateral Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.
ARTICLE IV
Remedies
          SECTION 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; (iv) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate and (v) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, cause the Security Interest to become an assignment, transfer and conveyance of any of or all

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such Article 9 Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), provided that if an Event of Default is cured, the Collateral Agent shall (without recourse to or warranty by the Collateral Agent) promptly re-assign such Intellectual Property to the applicable Grantor, subject to any Disposition (including any license or sublicense made by the Collateral Agent). The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
          The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent

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permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
          To the extent any clause in this Section 4.01 conflicts with any provision in clauses (c) or (d) of Section 2.06, the clauses in Section 2.06 shall prevail. The remedies in clauses (c) and (d) of Section 2.06 shall be in addition to the remedies in this Section 4.01, to the extent such provisions do not conflict.
          SECTION 4.02. Application of Proceeds. (a) The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:
     FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of external counsel to the Administrative Agent and amounts payable under Article III of the Credit Agreement) payable to the Administrative Agent in its capacity as such and payable to the Collateral Agent in its capacity as such;
     SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of external counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     THIRD, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
     FOURTH, pro rata (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the Secured Swap Obligations and the Cash Management Obligations, ratably among the Lenders, the Hedging Parties and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them and (ii) to the Administrative Agent for the account of each applicable L/C Issuer, to Cash Collateralize that portion of

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L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
     LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the applicable Grantor or Grantors or as otherwise required by Law.
The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
     (b) In making the determination and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information (i) supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations and (ii) supplied to the Collateral Agent in accordance with the Intercreditor Agreement in the case of Secured Swap Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.
          SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 4.01 of this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent a nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property (subject, however, with respect to Trademarks, to reasonable quality control provisions and the Grantors right to inspect to confirm compliance therewith) now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof (if and to the extent that the Grantor has the right to grant such license). The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be

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binding upon each Grantor notwithstanding any subsequent cure of an Event of Default. Upon the payment in full of the Obligations, this license granted to the Collateral Agent shall automatically and immediately terminate.
ARTICLE V
Indemnity, Subrogation and Subordination
          SECTION 5.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Subsidiary Parties may have under applicable law (but subject to Section 5.03), the Borrower agrees that, in the event any assets of any Subsidiary Party shall be sold at the direction of any Secured Party pursuant to this Agreement or any other Security Document to satisfy in whole or in part an obligation owed to any Secured Party, the Borrower shall indemnify such Subsidiary Party in an amount equal to the greater of the book value or the fair market value of the assets so sold.
          SECTION 5.02. Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event assets of any other Subsidiary Party shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.14, the date of the Security Agreement Supplement hereto executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.
          SECTION 5.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Parties under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Subsidiary Party to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Party with respect to its obligations hereunder, and each Subsidiary Party shall remain liable for the full amount of the obligations of such Subsidiary Party hereunder.
     (b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent all Indebtedness owed by it to the Borrower or any Subsidiary shall be

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fully subordinated to the indefeasible payment in full in cash of the Credit Agreement Obligations.
ARTICLE VI
Miscellaneous
          SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.
          SECTION 6.02. Waivers; Amendment. (a) No failure or delay by any Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement and the Intercreditor Agreement.
          SECTION 6.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.
     (b) Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 10.04 of the Credit Agreement) against, and to hold each Indemnitee harmless from, any and all

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losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
     (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 10 days of written demand therefor.
          SECTION 6.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
          SECTION 6.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents or any Secured Hedge Agreement, as applicable, and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, any other Loan Document or any Secured Hedge Agreement, as applicable, shall be considered to have been relied upon by the Lenders or the applicable Hedging Parties, as the case may be, and shall survive the execution and delivery of the Loan Documents, the making of any Loans and issuance of any Letters of Credit and the entering into any Secured Hedge Agreement, as applicable, regardless of any investigation made by any Lender or any Hedging Party or on their behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any Secured Hedge Agreement is entered into, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid, any Letter of Credit is outstanding or any amount payable under any Secured Hedge Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.

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          SECTION 6.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other means of electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
          SECTION 6.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 6.08. Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower and each Loan Party to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties against any and all obligations owing to such Lender and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Lender or Affiliate shall have made demand under this Agreement and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Collateral Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 6.08 are in

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addition to other rights and remedies (including other rights of setoff) that such Lender may have.
          SECTION 6.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be governed by, and construed in accordance with, the law of the state of New York.
     (b) The Borrower and each other Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that any Agent, any L/C Issuer or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.
     (c) The Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 6.09. Each of the parties hereto hereby agrees that Sections 5-1401 and 4-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and the Loan Documents and irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 6.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

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DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH LOAN PARTY AND EACH LENDER HEREBY FURTHER (A) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES,” AS DEFINED BELOW, (B) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.
          SECTION 6.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 6.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

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          SECTION 6.13. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate upon termination of the Aggregate Commitments and payment in full of all Loan Obligations (other than contingent obligations with respect to which no claim has been asserted) and any Secured Swap Obligations that are due and payable to the extent the Collateral Agent has received written notice that such Secured Swap Obligations are due and payable (it being understood that the Collateral Agent will give each counterparty under a Secured Swap Obligation at least 5 Business Days notice prior to releasing such Liens) and the expiration or termination of all Letters of Credit (or other arrangements having been entered into satisfactory to the applicable L/C Issuer to eliminate such L/C Issuer’s credit exposure with respect thereto).
     (b) Any Grantor shall be automatically released from its obligations hereunder or under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Credit Agreement.
     (c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than to a Loan Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the security interest in such Collateral shall be automatically released.
     (d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or warranty by the Collateral Agent.
          SECTION 6.14. Additional Restricted Subsidiaries. Pursuant to Section 6.12 of the Credit Agreement, certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Subsidiary Parties upon becoming a Restricted Subsidiary that is not an Excluded Subsidiary. Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.
          SECTION 6.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to

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accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.
          SECTION 6.16. General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Security Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Security Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Security Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other

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Security Document and (d) to agree to be bound by the terms of this Agreement and any other Security Documents.
          SECTION 6.17. Conflicts. To the extent any provision in this Agreement conflicts with any provision of the Credit Agreement, the relevant provision of the Credit Agreement shall prevail.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TARGA RESOURCES, INC.,
By
	Name:	Matthew J. Meloy
	Title:	Vice President - Finance and Treasurer

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,
By
	Name:	Matthew J. Meloy
	Title:	Vice President - Finance and Treasurer

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          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS., as Collateral Agent
By
Name:
Title:

32

Exhibit I to
The Pledge and Security Agreement
FORM OF
SECURITY AGREEMENT SUPPLEMENT
          SUPPLEMENT dated as of [•], to the Pledge and Security Agreement dated as of January 5, 2010, among TARGA RESOURCES, INC. (the “Borrower”), the Subsidiaries of the Borrower identified therein and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent.
     A. Reference is made to the Credit Agreement dated as of January 5, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each lender from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, Swing Line Lender, and an L/C Issuer and the other parties thereto.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Pledge and Security Agreement referred to therein.
     C. The Grantors have entered into the Pledge and Security Agreement in order to induce the Lenders to make Loans and the L/C Issuers to issue Letters of Credit. Section 6.14 of the Pledge and Security Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Pledge and Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Pledge and Security Agreement in order to induce the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
     Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
     SECTION 1. In accordance with Section 6.14 of the Pledge and Security Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Grantor) and Grantor under the Pledge and Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Pledge and Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Pledge and Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Pledge and Security Agreement shall be deemed to include the New Subsidiary. The Pledge and Security Agreement is hereby incorporated herein by reference.

     SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other means of electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary, (b) set forth on Schedule II attached hereto is a true and correct schedule of all material Intellectual Property of the New Subsidiary and (c) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.
     SECTION 5. Except as expressly supplemented hereby, the Pledge and Security Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge and Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Pledge and Security Agreement.
     SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.
          IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Pledge and Security Agreement as of the day and year first above written.

3

[NAME OF NEW SUBSIDIARY],
By
Title:
Name:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive office:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent
By
Name: Title:

4

EXHIBIT J
FORM OF OMR NOTICE
Dated:                     , 20
To: DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
Ladies and Gentlemen:
     This OMR Notice is delivered to you pursuant to Section 2.05(c)(ii) of that certain Credit Agreement, dated as of January 5, 2010 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Agreement”, the terms defined therein being used herein as therein defined), among Targa Resources, Inc., a Delaware corporation (“Borrower”), the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”) and the other agents, bookrunners and arrangers party thereto.
     Borrower hereby notifies you that it is seeking:
1.	to [prepay with cash][exchange for MLP Units][prepay in part with cash and exchange in part for MLP Units][1] Term Loans at a discount in an aggregate principal amount of $[ ][2] (the “Proposed OMR Amount”);

2.	a percentage discount to the par value of the principal amount of Term Loans [equal to % of par value] [greater than or equal to % of par value but less than or equal to [ ]% of par value] (the “Discount Range”); and

3.	the delivery of a Lender Participation Notice on or before [ , 20 ][3] (the “Acceptance Date”).

[1]	Choose form of consideration.

[2]	Insert amount that is minimum of $5.0 million.

[3]	Insert date (a Business Day) that is at least five Business Days after date of the OMR Notice.

     Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:
1.	No Default or Event of Default has occurred and is continuing or would result from the Open Market Repurchase (after giving effect to any related waivers or amendments obtained in connection with such Open Market Repurchase).

2.	Each of the conditions to the Open Market Repurchase contained in Section 2.05(c) of the Agreement has been satisfied.
[Borrower acknowledges and agrees that it has furnished or shall furnish to the Administrative Agent an opinion of counsel in form reasonably satisfactory to the Administrative Agent to the effect that the offering of MLP Units in connection with such Open Market Repurchase does not violate the registration requirements under the Securities Act of 1933, as amended.
     Borrower acknowledges and agrees that each Lender that certifies to the Administrative Agent that it is restricted by its investment guidelines or applicable law (or tax considerations) from receiving such MLP Units will have the option to receive cash in an amount equal to the market value of such MLP Units (as determined by the Administrative Agent) in lieu of such MLP Units in such Open Market
Repurchase.]4
     Pursuant to Section 2.05(c)(iii) of the Agreement, upon receipt of this OMR Notice, Administrative Agent is required to promptly notify each of the Term Lenders of this OMR Notice.

[4]	Only applicable if MLP Units are being offered in the Open Market Repurchase.

     IN WITNESS WHEREOF, the undersigned has executed this OMR Notice as of the date first above written.

TARGA RESOURCES, INC.
By:
Name:
Title:

EXHIBIT K
FORM OF LENDER PARTICIPATION NOTICE
Dated:                         , 20
To: Deutsche Bank Trust Company Americas
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attention: Maxeen Jacques
Telephone: (904) 527-6411
Telecopier: (732) 380-3355
Electronic Mail: Maxeen.jacques@db.com
Ladies and Gentlemen:
     Reference is made to (a) that certain Credit Agreement, dated as of January 5, 2010 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Agreement”, the terms defined therein being used herein as therein defined), among Targa Resources, Inc., a Delaware corporation (“Borrower”), the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”) and the other agents, bookrunners and arrangers party thereto, and (b) that certain OMR Notice, dated ___________, 20__, from Borrower (the “OMR Notice”). Capitalized terms used herein and not defined herein or in the Agreement shall have the meaning ascribed to such terms in the OMR Notice.
     The undersigned Lender hereby gives you notice, pursuant to Section 2.05(c)(iii) of the Agreement, that it is willing to accept an Open Market Repurchase of Term Loans held by such Lender:
1.	in a maximum aggregate principal amount of $ of Term Loans (the “Offered Loans”), and

2.	at a percentage discount to par value of the principal amount of Offered Loans equal to [ ]% [1] of par value (the “Acceptable Discount”).
     The undersigned Lender expressly agrees that this offer is subject to the provisions of Section 2.05(c) of the Agreement. Furthermore, conditioned upon the Applicable Discount determined pursuant to Section 2.05(c)(iii) of the Agreement being a percentage of par value less than or equal to the Acceptable Discount, the undersigned Lender hereby expressly consents and

[1]	Insert amount within Discount Range, to the extent that Borrower has not specified a single percentage.

agrees to a prepayment of its Term Loans pursuant to Section 2.05(c) of the Agreement in an aggregate principal amount equal to the Offered Loans, as such principal amount may be reduced if the aggregate proceeds required to prepay Qualifying Loans (disregarding any interest payable in connection with such Qualifying Loans) would exceed the Proposed OMR Amount for the relevant Open Market Repurchase, and acknowledges and agrees that such prepayment of its Term Loans will be allocated at par value, but the actual payment made to such Lender will be reduced in accordance with the Applicable Discount.
     [The undersigned Lender hereby certifies that that it is restricted by its investment guidelines or applicable law (or tax considerations) from receiving such MLP Units offered as consideration by the Borrower pursuant to the OMR Notice and accordingly requests that it receive cash in an amount equal to the market value of such MLP Units (as determined by the Administrative Agent) in lieu of such MLP Units.]2

[2]	Only applicable if MLP Units are being offered in the Open Market Repurchase.

     IN WITNESS WHEREOF, the undersigned has executed this Lender Participation Notice as of the date first above written.

[NAME OF LENDER]
By:
Name:
Title:

[By:
Name:
Title:][3]

[3]	If a second signature is required.

EXHIBIT L
FORM OF OPEN MARKET REPURCHASE NOTICE
Date:                           , 20
To: DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
Ladies and Gentlemen:
     This Open Market Repurchase Notice is delivered to you pursuant to Section 2.05(c)(v) of that certain Credit Agreement, dated as of December [ ], 2009 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Agreement”, the terms defined therein being used herein as therein defined), among Targa Resources, Inc., a Delaware corporation (“Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Deutsche Bank Trust Company Americas, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”) and the other agents, bookrunners and arrangers party thereto.
     Borrower hereby irrevocably notifies you that, pursuant to Section 2.05(c)(v) of the Agreement, Borrower will make an Open Market Repurchase to each Lender with Qualifying Loans, which shall be made:
1.	on or before [ , 20 ][1], as determined pursuant to Section 2.05(c)(ii) of the Agreement,

2.	in the aggregate principal amount of $ of Term Loans, and

3.	at a percentage discount to the par value of the principal amount of the Term Loans equal to [_______]% of par value (the “Applicable Discount”), and

4.	[with cash][subject to Section 2.05(c)(ii) of the Agreement, in exchange for MLP Units][subject to Section 2.05(c)(ii) of the Agreement, in part with cash and in part in exchange for MLP Units].[2]

[1]	Insert date (a Business Day) that is no earlier than three Business Days after date of this Open Market Repurchase Notice and no later than four Business Days after the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans).

[2]	Choose form of consideration specified pursuant to the OMR Notice.

     The Borrower expressly agrees that this Open Market Repurchase Notice is irrevocable and is subject to the provisions of Section 2.05(c) of the Agreement.
     Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:
1.	No Default or Event of Default has occurred and is continuing or would result from the Open Market Repurchase (after giving effect to any related waivers or amendments obtained in connection with such Open Market Repurchase).

2.	Each of the conditions to the Open Market Repurchase contained in Section 2.05(c) of the Agreement has been satisfied.
     Borrower agrees that if prior to the date of the Open Market Repurchase, the representations or warranties made in the preceding paragraph by it will not be true and correct as of the date of the Open Market Repurchase as if then made, it will promptly notify the Administrative Agent in writing of such fact, who will promptly notify each participating Lender. After such notification, any participating Lender may revoke its Lender Participation Notice within two Business Days of receiving such notification or such earlier date on which the Open Market Purchase is to be made, as set forth herein.
     Pursuant to Section 2.05(c)(v) of the Agreement, upon receipt of this Open Market Repurchase Notice, Administrative Agent is required to promptly notify each of the Term Lenders of this Open Market Repurchase Notice.

     IN WITNESS WHEREOF, the undersigned has executed this Open Market Repurchase Notice as of the date first above written.

TARGA RESOURCES, INC.
By:
Name:
Title:

Exhibit M

Telephone:	601 Lexington Avenue	Facsimile:
(212) 446-4800	New York, New York 10022-4611	(212) 446-4900
www.kirkland.com
January 5, 2010
Deutsche Bank Trust Company Americas,
as Administrative Agent and a Lender,
60 Wall Street
New York, NY 10005
Lenders party to the Credit Agreement
(as defined below)
Ladies and Gentlemen:
     We are issuing this opinion letter in our capacity as special legal counsel to Targa Resources, Inc., a Delaware corporation (the “Borrower”), in response to the requirement in Section 4.01(a)(vii) of the Credit Agreement, dated as of even date herewith (the “Credit Agreement”), by and among the Borrower, the entities listed on Exhibit A hereto (the “Guarantors”), the financial institutions party thereto from time to time (the “Lenders”) and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent (the “Agent”) for all Lenders. The Borrower and its Guarantors shall be collectively referred to herein as the “Loan Parties”. The Agent and the Lenders are sometimes called “you”. Capitalized terms used and not otherwise defined herein have the meaning ascribed to such terms in the Credit Agreement.
     We have reviewed executed counterparts of the Credit Agreement and each of the other documents and instruments identified on the Schedule of Other Operative Documents attached hereto (the “Other Operative Documents”), each in the form executed and delivered on this date. For purposes hereof, the Credit Agreement and the Other Operative Documents, each in the form reviewed by us for purposes of this opinion letter, are collectively referred to herein as the “Operative Documents”. We have also reviewed Form UCC-1 Financing Statements (each a “Financing Statement”) delivered as of this date naming the respective Loan Party, as debtor, respectively, and the Agent, as secured party, to be filed with the Secretary of State of the State
Chicago       Hong Kong       London       Los Angeles       Munich       Palo Alto       San Francisco       Shanghai       Washington, D.C.

January 5, 2010

of Delaware (“DE Filing Office”) which are attached on Schedule E. References in this opinion letter to a particular state’s UCC means the Uniform Commercial Code as in effect on the date hereof in such state (e.g. the “New York UCC” refers to the Uniform Commercial Code as in effect on the date hereof in the State of New York).
     Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter and in the schedules attached to this letter, we advise you, and with respect to each legal issue addressed in this letter, it is our opinion, that:
1.	Each Loan Party is a corporation, limited liability company or limited partnership, as applicable, existing under the Delaware General Corporation Law as in effect on the date hereof (the “DGCL”), the Delaware Limited Liability Company Act as in effect on the date hereof (the “DLLCA”) or the Delaware Revised Uniform Limited Partnership Act as in effect on the date hereof (the “DRULPA”), as applicable.

2.	Each Loan Party has corporate power, limited liability company power or limited partnership power, as applicable, to execute and deliver the Operative Documents executed and delivered on the date hereof to which it is a party, to perform its obligations under each of the Operative Documents to which it is a party and to deliver the Financing Statements on which it is named the debtor.

3.	The general partner, board of managers, sole member, manager or board of directors, as applicable, of each Loan Party has adopted by requisite vote the resolutions necessary to authorize such Loan Party’s execution and delivery of the Operative Documents executed and delivered on the date hereof to which it is a party, the performance of its obligations under each of the Operative Documents to which it is a party and the delivery of the Financing Statements on which it is named the debtor. No approval or other authorization by any of such Loan Party’s respective equityholders, as applicable, is required to authorize such Loan Party’s execution and delivery of the Operative Documents executed and delivered on the date hereof except for such approvals or other authorizations as have been obtained or made prior to the date hereof.

4.	Each Loan Party has duly executed and delivered the Operative Documents executed and delivered on the date hereof to which it is a party and delivered the Financing Statements on which it is named as debtor.

5.	Each of the Operative Documents executed by any Loan Party on the date hereof is a valid and binding obligation of such Loan Party that is a party thereto and is enforceable against such Loan Party in accordance with its terms.

6.	Assuming application of the proceeds of the Borrowings as contemplated by the Credit Agreement and that none of such proceeds will be used for the purpose of purchasing or carrying “margin stock” (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System), the borrowings by the Borrower under the

January 5, 2010

Credit Agreement will not result in a violation of Regulation U or X of the Board of Governors of the Federal Reserve System.

7.	No Loan Party is presently required to obtain any consent, approval, permit, authorization or order of, or make any filings or registrations with, or give notice to, any United States federal or State of New York court, governmental body, authority or agency in order to obtain the right to (a) execute and deliver the Operative Documents executed and delivered on the date hereof to which it is a party and (b) perform its obligations under the Operative Documents to which it is a party, except for: (i) such consents, authorizations, approvals, permits, orders, registrations, or filings as have been obtained or made prior to the date hereof, (ii) filings necessary to perfect liens and security interests granted under the Operative Documents and to release liens existing prior to the date hereof, (iii) actions or filings required in connection with ordinary course conduct of its business and ownership or operation of its assets, (iv) actions and filings required under any of the laws, regulations or governmental requirements set forth on Schedule C hereto (as to which we express no opinion), or (v) consents, approvals, authorizations, orders, actions or filings that may be required by any banking, insurance or other regulatory statute to which you may be subject (as to which we express no opinion).

8.	(a) The execution and delivery by each Loan Party of the Operative Documents executed and delivered on the date hereof to which it is a party and the performance by such Loan Party of its obligations under the Operative Documents on or before the date hereof to which it is a party will not violate any existing provisions of such Loan Party’s Organization Documents, as applicable.

(b) The execution and delivery by each Loan Party of the Operative Documents executed and delivered on the date hereof to which it is a party, and the performance by each Loan Party of its obligations under the Operative Documents to which it is a party, will not constitute a violation by such Loan Party of any applicable provision of existing United States or State of New York statutory law or governmental regulation or the DGCL, the DLLCA or the DRULPA, as applicable to such Loan Party, covered by this letter.

9.	Assuming (in addition to all other assumptions upon which this letter is based) that the Agent has taken possession of and is retaining in the State of New York the certificates representing the securities (as defined in Section 8-103 of the New York UCC) (but in the case of limited liability company interests and limited partnership interests, only to the extent they constitute “securities” under the New York UCC and each other applicable Uniform Commercial Code, as to which we express no opinion), excluding any securities issued by any entity not organized and existing under the laws of the United States of America or one of the fifty states or the District Columbia of the United States of America, that are certificated and pledged by the Loan Parties pursuant to the Security Agreement, as identified on the Schedule of Pledged Stock attached hereto as Schedule F (the “Pledged Stock”), duly endorsed to the Agent or in blank, (i) the security interest in favor of the Agent in such Pledged Stock represented by such certificates or instruments

January 5, 2010

(as applicable) and granted under the Security Agreement in favor of the Agent for the benefit of the Lenders is perfected under the New York UCC and (ii) the Agent, for the benefit of the Lenders, has “control” (within the meaning of Section 8-106 of the New York UCC) of such Pledged Stock. Assuming further (in addition to all other assumptions upon which this letter is based) that the Agent has taken possession of such Pledged Stock and such accompanying endorsements without notice (actual or constructive), at or prior to the time of delivery of such Pledged Stock and endorsements to the Agent, of any adverse claim within the meaning of Section 8-102(a)(1) of the New York UCC, the Agent has acquired its security interest in such Pledged Stock free of any such adverse claims, and the Agent will be a “protected purchaser” (within the meaning of Section 8-303(a) of the New York UCC) of such security interest in the Pledged Stock. Such security interest in the Pledged Stock will continue to remain a perfected security interest as long as such certificates and instruments remain in the continuous and exclusive possession of the Agent in the State of New York.

10.	With respect to each of the Loan Parties which is a “Grantor” under the Security Agreement, the Security Agreement creates a valid security interest in favor of the Agent, for the benefit of the Lenders, in such Loan Party’s collateral therein respectively described with respect to which such Loan Party has rights or has the power to transfer rights (the “Collateral”) and which constitutes property in which a security interest can be granted under Article 9 of the New York UCC. Such Collateral is referred to herein as the “Code Collateral”.

11.	(a) Under the New York UCC, the perfection of the Agent’s security interests in the Code Collateral (i) will, as a general matter and except as otherwise provided in Sections 9-301 through 9-307 of the New York UCC, be governed by the local law of the jurisdiction in which the applicable grantor is located (which in the case of (A) a registered organization (as defined in the New York UCC) such as a corporation or a limited liability company that is organized or formed under the laws of a State (as defined in the New York UCC) is the State under whose laws such registered organization is organized or formed, (B) an organization that is not a registered organization, at its chief executive office or (C) an organization whose chief executive office is located in a jurisdiction whose law does not generally require information concerning the existence of a nonpossessory security interest to be made generally available in a filing, recording, or registration system, the District of Columbia), (ii) will, in the case of a possessory security interest, generally be governed by the local law of the jurisdiction in which the collateral is located, (iii) which constitutes certificated securities will be governed by the local law of the jurisdiction in which the security certificates are located (other than perfection by filing, which is governed by the local law of the jurisdiction in which the applicable grantor is located) as specified in Section 9-305(a)(1) of the New York UCC, (iv) which constitutes uncertificated securities will be governed by the local law of the issuer’s jurisdiction as specified in Section 8-110(d) of the New York UCC pursuant to Section 9-305(a)(2) of the New York UCC (other than perfection by filing, which is governed by the local law of the jurisdiction in which the applicable grantor is located),

January 5, 2010

(v) which constitutes a security entitlement or a securities account will be governed by the local law of the securities intermediary’s jurisdiction as specified in Section 8-110(e) of the New York UCC pursuant to Section 9-305(a)(3) of the New York UCC (other than perfection by filing, which is governed by the local law of the jurisdiction in which the applicable grantor is located), (vi) which constitutes goods covered by a certificate of title will be governed by the local law of the jurisdiction under whose certificate of title the goods are covered as specified in Section 9-303 of the New York UCC, (vii) which constitutes deposit accounts will be governed by the local law of the depositary bank’s jurisdiction as specified in Section 9-304 of the New York UCC, (viii) which constitutes letter-of-credit rights will generally be governed by the local law of the issuer’s or nominated person’s jurisdiction as specified in Section 9-306 of the New York UCC, and (ix) which constitutes other categories will be governed by the laws of the jurisdiction or jurisdictions specified in Sections 9-301 through 9-307 of the New York UCC.

(b) Under the principles described in the preceding subparagraph (a)(i) of this paragraph 11 and, with respect to perfection by filing, in the preceding subparagraphs (a)(iii), (a)(iv) and (a)(v) of this paragraph 11, the perfection of the Agent’s security interests in certain of the Code Collateral (the “Filing Code Collateral”) is governed by the laws of the State of Delaware. When the Financing Statements naming each Loan Party, respectively, as debtor are duly filed with the DE Filing Office, the Agent’s security interests under the Security Agreement in the Filing Code Collateral of each such Loan Party will be perfected to the extent both (i) such Filing Code Collateral is also described in such Financing Statements in a manner that satisfies Section 9-504 of the Delaware UCC, and (ii) such security interest can be perfected by the filing of Uniform Commercial Code financing statements in such jurisdictions.
12.	To our actual knowledge, no legal or governmental investigations, actions, suits or proceedings are pending or threatened against any Loan Party which seek to restrain, enjoin or prevent the consummation on the Closing Date of or otherwise challenge or impose any adverse condition upon, the execution and delivery of the Operative Documents or the consummation on the Closing Date of the transactions contemplated by the Operative Documents.

13.	None of the Loan Parties is an “investment company” required to register under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “Investment Company Act”).
          Each opinion in this letter is subject to the General Qualifications that are recited in Schedule A to this letter to the extent relevant to that opinion. In preparing this letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this letter and upon: (i) factual information contained in certificates obtained from governmental authorities; (ii) factual information represented in the Credit Agreement and the other Operative Documents to be true; (iii) factual information provided to us in support certificates executed by each Loan Party; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have examined the originals or copies certified to our satisfaction,

January 5, 2010

of such other records of the Loan Parties as we deem necessary for or relevant to this letter, certificates of public officials and other officers of the Loan Parties and we have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.
          While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied to us in connection with the preparation of this letter is wrong. The terms “actual knowledge”, “knowledge” or “aware” whenever used in this letter with respect to our firm means conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis LLP lawyers who have had significant involvement with the negotiation or preparation of the Operative Documents executed and delivered on the date hereof (herein called our “Designated Transaction Lawyers”): Jason Kanner and Eric Wedel.
          Except as set forth in the following sentences of this paragraph, our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the State of New York, or the federal law of the United States which, in each case, is in our experience normally applicable to general business organizations not engaged in regulated business activities and to transactions of the type contemplated among the Loan Parties on the one hand, and you, on the other hand, in the Operative Documents on the date hereof (but without our having made any special investigation as to any other laws), except that (i) our opinions in paragraphs 1 through 4 and 8(b) are based on the DGCL, the DLLCA, or the DRULPA, as applicable to such Loan Party; (ii) our opinions in paragraph 11(b) with respect to the laws of the States of Delaware are based exclusively on our review of the provisions of the Uniform Commercial Code as in effect on the date hereof in the State of Delaware as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through December 8, 2009 (the “Guide”) (without regard to judicial interpretation thereof or regulations promulgated thereunder) and on the assumption that such statutory provisions are given the same interpretation and application in such states as the corresponding provisions of the New York UCC are given in the State of New York and (iii) we express no opinion or advice as to any law (a) to which the Loan Parties may be subject as a result of your legal or regulatory status, your sale or transfer of any Borrowings or other Loan Party Obligations or interests therein or your involvement in the transactions contemplated by the Operative Documents, (b) which might be violated by misrepresentations or omissions or fraudulent acts, or (c) identified on Schedule C to this letter. With respect to our opinions based on the DGCL, the DLLCA or the DRULPA, as applicable, we advise you that we do not practice law under such state and we have rendered such opinions based exclusively on our review of the statutory provisions of such statutes as published by Aspen Law & Business, as supplemented through December 22, 2009, without regard to any regulations promulgated thereunder or any judicial or administrative interpretations thereof. In regard to our opinions with respect to each Loan Party, we expressly disclaim any

January 5, 2010

opinions regarding Delaware contract law or general Delaware law that may be incorporated by reference into the DGCL, the DLLCA or the DRULPA or into any bylaws or limited liability company agreement or similar governing document. For purposes of each opinion in paragraph 1, we have relied exclusively upon certificates issued by the Secretary of State of Delaware, and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by such certificates. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our opinions are subject to all qualifications in Schedule A and do not cover or otherwise address any law or legal issue which is identified in Schedule C to this letter or any provision in the Credit Agreement or any of the other Operative Documents of any type identified in Schedule D to this letter. Provisions in the Operative Documents which are not excluded by Schedule D to this letter or any other part of this letter or its attachments are called the “Relevant Agreement Terms”.
          Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some Relevant Agreement Terms may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms.
          This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.
          You may rely upon this letter only for the purpose of, or in connection with, the lending transactions contemplated by the Operative Documents on the date hereof. Without our written consent: (i) subject to the immediately succeeding sentence, no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance. For the avoidance of doubt, you may disclose this letter (A) to bank examiners or other regulatory authorities should they so request in connection with their

January 5, 2010

examinations, (B) pursuant to orders or legal process of any court, tribunal or government agency and (C) prospective assignees and participants, in each case, so long as they are aware that they may not rely on this letter for any purpose. Notwithstanding the foregoing, any persons who are or who subsequently become Lenders in accordance with the terms of the Credit Agreement may be provided with a copy of, and rely on, this letter as of the time of its delivery on the date hereof as if this letter were addressed to them.
Sincerely,
Kirkland & Ellis LLP

Schedule A
General Qualifications
          All of our opinions (“our opinions”) in the letter to which this Schedule is attached (“our letter”) are subject to each of the qualifications set forth in this Schedule A.
1.	Bankruptcy and Insolvency Exception. Each of our opinions in our letter as to the validity, binding effect or enforceability of any Operative Document or to the availability of injunctive relief and other equitable remedies (the “Specified Opinions”) is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting creditor’s rights. This exception includes:
(a)	the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

(b)	all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

(c)	state fraudulent transfer and conveyance laws; and

(d)	judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.
2.	Equitable Principles Limitation. Each of the Specified Opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:
(a)	governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

(b)	affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

(c)	requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

(d)	requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

(e)	requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

(f)	requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

(g)	affording defenses based upon the unconscionability of the enforcing party’s conduct after the parties have entered into the contract.
3.	Other Common Qualifications. Each of the Specified Opinions is subject to the effect of rules of law that:
(a)	limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

(b)	provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

(c)	limit the availability of a remedy under certain circumstances where another remedy has been elected;

(d)	provide a time limitation after which a remedy may not be enforced;

(e)	limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

(f)	relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale;

(g)	limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, or violation of public policy, for strict product liability or for liabilities arising under securities laws or for litigation against another party determined adversely to such party;

(h)	may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

(i)	govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs;

(j)	may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;

(k)	limit the enforceability of requirements in the Operative Documents that provisions therein may only be waived or amended in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision;

(l)	may, in the absence of a waiver or consent by the guarantor, render guaranties or other similar instruments or agreements unenforceable under circumstances where your actions, failures to act or waivers, amendments or replacement of the Operative Documents evidencing or relating to the guaranteed obligation (i) so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between you and the Loan Parties which is substantially and materially different from that presently contemplated by the Operative Documents or (ii) impair the guarantor’s recourse against the primary obligor; and

(m)	we express no opinion with respect to the adequacy of the waivers set forth in any guaranty insofar as they might not be broad enough for all situations which might arise for which you would find a waiver desirable, and we express no opinion as to whether such guarantee would remain enforceable if you release the primary obligor either directly or by electing a remedy which precludes you from proceeding directly against the primary obligor.
4.	Referenced Provision Qualification. Each opinion regarding the validity, binding effect or enforceability of a provision (the “First Provision”) in any of the Operative Documents requiring any Loan Party to perform its obligations under, or to cause any other person to perform its obligations under, any other provision (a “Second Provision”) of any Operative Document or stating that any action will be taken as provided in or in accordance with such Second Provision are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect and enforceability of such Second Provision.

5.	Collateral Qualifications. The opinions and advice contained in our letter are subject to the following qualifications and advice (terms used herein which are defined in the New York UCC or any other applicable Uniform Commercial Code having the meanings for purposes hereof given to them therein):
(a)	certain rights of debtors and obligors and duties of secured parties referred to in Sections 1-102(3) and 9-602 of the New York UCC (and the corresponding sections of any other applicable Uniform Commercial Code) may not be waived, released, varied or disclaimed by agreement, and our opinions regarding any such waivers, releases, variations and disclaimers are limited accordingly;

(b)	our opinions regarding the creation and perfection of security interests are subject to the effect of (i) the limitations on the existence and perfection of security interests in proceeds resulting from the operation of Section 9-315 of any applicable Uniform Commercial Code; (ii) the limitations in favor of buyers, licensees and lessees imposed by Sections 9-320, 9-321 and 9-323 of any applicable Uniform Commercial Code; (iii) the limitations with respect to documents, instruments and securities imposed by Sections 9-331 and 8-303 of any applicable Uniform Commercial Code; (iv) other rights of persons in possession of money, instruments and proceeds constituting certificated or uncertificated securities; and (v) section 547 of the Bankruptcy Code with respect to preferential transfers and section 552 of the Bankruptcy Code with respect to any Collateral acquired by any of the Loan Parties subsequent to the commencement of a case against or by any of the Loan Parties under the Bankruptcy Code;

(c)	Article 9 of each applicable Uniform Commercial Code requires the filing of continuation statements within specified periods in order to maintain the effectiveness of the filings referred to in our letter;

(d)	additional filings may be necessary if any Loan Party changes its name, identity or corporate structure or location (as defined in any applicable Uniform Commercial Code);

(e)	your security interest in certain of the Collateral may not be perfected by the filing of financing statements under the Uniform Commercial Code;

(f)	we express no opinion regarding the perfection of any lien or security interest in any property (whether real, personal or mixed, and whether such perfection be accomplished or purport to be accomplished by filing, by possession, by control or otherwise) except as specifically set forth in our letter, or regarding the continued perfection of any possessory security interest in any Collateral (or other security interest the perfection of which depends upon the location of such Collateral) upon or following the removal of such Collateral to another jurisdiction; we express no opinion regarding the perfection of any security interest in deposit accounts, money or letter-of-credit rights or regarding the perfection of any possessory security interest in Collateral in possession of a person other than the secured party; we express no opinion with respect to the perfection by filing of any security interests and with respect to Collateral as to which the filing of a Financing Statement has not been authorized by the debtor either in an authenticated record pursuant to Section 9-509(a) or pursuant to Section 9-509(b) or (c) of any applicable Uniform Commercial Code; and we express no opinion regarding the priority of any lien or security interest;

(g)	the assignment of or creation of a security interest in any contract, lease, license, permit or other general intangible or account, chattel paper or promissory note may require the approval of the issuer thereof or the other parties thereto, except to the extent that restrictions on the creation, attachment, perfection or enforcement of a security interest therein are unenforceable under Sections 9-406 and 9-408 of the applicable Uniform Commercial Code;

(h)	we express no opinion with respect to any self-help remedies to the extent they vary from those available under the New York UCC or with respect to any remedies otherwise inconsistent with the New York UCC (to the extent that the New York UCC is applicable thereto) or other applicable law (including, without limitation, any other applicable Uniform Commercial Code);

(i)	a substantial body of case law treats guarantors as “debtors” under the New York UCC, thereby according guarantors rights and remedies of debtors established by the New York UCC;

(j)	we express no opinion with respect to (1) the creation, perfection or enforceability of agricultural liens or (2) the creation, perfection or enforceability of security interests in: property in which it is illegal or violative of governmental rules or regulations to grant a security interest (such as, for example, governmental permits and licenses); except as otherwise provided in Sections 9-406 and 9-408 of the applicable Uniform Commercial Code (i) general intangibles which terminate or become terminable if a security interest is granted therein and (ii) property subject to negative pledge clauses of which you have knowledge; vehicles, ships, vessels, barges, boats, railroad cars, locomotives or other rolling stock, aircraft, aircraft engines, propellers and related parts, and other property for which a state or federal statute or treaty (including without limitation any applicable Uniform Commercial Code) provides for registration or certification of title or specifies a place of filing different from that specified in Section 9-501 of any applicable Uniform Commercial Code; cash which is not in your possession, commercial tort claims; crops, farm products, equipment used in farming operations and accounts or general intangibles arising from or relating to the sale of farm products by a farmer; timber to be cut; fixtures; “as-extracted collateral” (including without limitation oil, gas or other minerals and accounts arising out of the sale at the wellhead or minehead of oil, gas or other minerals); consumer goods; accounts, chattel paper, documents, instruments or general intangibles with respect to which the account debtor or obligor is, or which is in the possession of, the United States of America, any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof; goods for which a negotiable document of title has been issued; and, copyrights, patents and trademarks, other intellectual property rights, service marks, know-how, processes, trade secrets, undocumented computer software, unrecorded and unwritten data and information, and rights and licenses thereunder;

(k)	we note that the remedies under the Security Agreement to sell or offer for sale the Collateral (as defined in the Security Agreement) consisting of securities are subject to compliance with applicable state and federal securities law;

(l)	we express no opinion with respect to the enforceability of any security interest in any accounts, chattel paper, documents, instruments or general intangibles with respect to which the account debtor or obligor is the United States of America, any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof;

(m)	we express no opinion with respect to the enforceability of any provision of any Operative Document which purports to authorize you to purchase at a private sale Collateral which is not subject to widely distributed standard price quotations or sold on a recognized market;

(n)	we express no opinion regarding the Borrower’s rights in or title to or power to transfer any of rights in or title to its properties, including without limitation, any of the Collateral;

(o)	we express no opinion regarding the characterization of a transaction as one involving the creation of a lien on real property, the characterization of a contract as one in a form sufficient to create a lien or a security interest in real property, the creation, perfection, priority or enforcement of a lien on real property, or matters involving ownership or title to any real property;

(p)	we note that the perfection of any security interest may be terminated as to Collateral otherwise disposed of by any Loan Party if such disposition is authorized in the Operative Documents or otherwise by the Agent or the requisite Lenders;

(q)	we express no opinion regarding the enforceability of any pre-default waiver of notification of disposition of Collateral, mandatory disposition of Collateral or redemption rights;

(r)	we express no opinion regarding the enforceability of any provisions asserting that Collateral is owned by or is property of a secured party prior to such secured party’s foreclosure of such Collateral in accordance with the applicable Uniform Commercial Code or, in the case of cash Collateral, the application of such cash Collateral in payment of the secured obligations;

(s)	we note that our opinions as to the validity, binding effect and enforceability of any Operative Document do not constitute opinions as to the creation, existence or perfection, effect of perfection or priority of any lien or security interest purported to be granted thereunder; opinions as to the creation, perfection, effect of perfection or priority of any lien or security interest are given, only to the extent set forth in paragraphs 9, 10 and 11;

(t)	we express no opinion with respect to the enforceability of any provision of any Operative Document which purports to authorize you to file financing statements under circumstances not authorized under the applicable Uniform Commercial Code;

(u)	as to the shares of stock or other equity interests issued by any issuer thereof which is organized under the laws of any jurisdiction other than the United States of America or a State thereof, we note that the creation and perfection of security interests therein may require actions in addition to those referenced in paragraphs 9, 10 and 11, and we express no opinion regarding such actions or the effect that the failure to take any such actions may have on the creation and perfection of any security interests therein created and perfected or purported to be created and perfected under the Security Agreement and any applicable Uniform Commercial Code; and

(v)	we express no opinion regarding the creation, attachment, perfection, effect of perfection or enforceability of any security interest created in Collateral described in the Security Agreement as “any property or assets whatsoever”, “all other tangible and intangible personal property”, “all other personal property of such Pledgor, whether tangible or intangible”, “all assets”, “all personal property” or words of similar import.
6.	Lender’s Regulatory Qualifications. We express no opinion with respect to, and all our opinions are subject to, the effect of the compliance or noncompliance of you with any state or federal laws or regulations applicable to you because of your legal or regulatory status or the nature of your business or requiring you to qualify to conduct business in any jurisdiction.

7.	Usury Qualification. We express no opinion with regard to usury or other laws limiting or regulating the maximum amount of interest that may be charged, collected, received or contracted for other than the internal laws of the State of New York, and, without limiting the foregoing, we expressly disclaim any opinion as to the usury or other such laws of any other jurisdiction (including laws of other states made applicable through principles of federal preemption or otherwise) which may be applicable to the transactions contemplated by the Operative Documents.

Schedule B
Assumptions
               For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:
1.	You are existing and in good standing in your jurisdiction of organization.
2.	You have the corporate power or, if you are not a corporation, other requisite power (including, without limitation, under the laws of your jurisdiction of organization) to execute, deliver and to perform your obligations under each of the Operative Documents to which you are a party, and each of the Operative Documents to which you are a party has been duly authorized by all necessary action on your part and, to the extent you are a party, has been duly executed and duly delivered by you.
3.	The Operative Documents to which you are a party constitute valid and binding obligations of yours and are enforceable against you in accordance with their terms (subject to qualifications, exclusions and other limitations similar to those applicable to this letter).
4.	You have satisfied those legal requirements that are applicable to you to the extent necessary to make the Operative Documents enforceable against you.
5.	You have complied with all legal requirements pertaining to your status as such status relates to your rights to enforce the Operative Documents against the Loan Parties.
6.	Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.
7.	There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.
8.	The conduct of the parties to the Operative Documents has complied with any requirement of good faith, fair dealing and conscionability.
9.	You have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the transactions effected under the Operative Documents (herein called the “Transactions”).
10.	There are no agreements or understandings among the parties, written or oral (other than the Operative Documents), and we have no actual knowledge of such agreements or understandings, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Credit Agreement or any of the other Operative Documents.

11.	The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.
12.	All parties to the Operative Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Operative Documents.
13.	All agreements other than the Operative Documents (if any) with respect to which we have provided an opinion or advice in our letter or reviewed in connection with our letter would be enforced as written.
14.	No Loan Party will in the future take any discretionary action (including a decision not to act) permitted under the Operative Documents that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which such Loan Party may be subject.
15.	Each natural person who is executing any Operative Document on behalf of any Loan Party has sufficient legal capacity to enter into such Operative Document, and we have no actual knowledge of any such incapacity.
16.	Each certificate obtained from a governmental authority relied on by us is accurate, complete and authentic and all relevant official public records to which each such certificate relates are accurate and complete.
17.	No Lender is subject to Regulation T of the Board of Governors of the Federal Reserve System; and no proceeds of the Borrowings will be used for any purpose which would violate or be inconsistent with the Credit Agreement.
18.	Each Loan Party will in the future obtain all permits and governmental approvals required, and will in the future take all actions required, relevant to the consummation of the Transactions or performance of the Operative Documents.
19.	Any information required to be disclosed to the Loan Parties or their governing bodies in connection with any matter relevant to any legal issue covered by our opinions has been fully and fairly disclosed to such Persons and no such disclosure contains any relevant error or omission.
20.	Each person who had taken any action relevant to any of our opinions in the capacity of director, management committee member, managing member or officer was duly elected to that director, management committee member, managing member or officer position and held that position when such action was taken.
21.	Each of the Loan Parties’ Organization Documents, all amendments to those Organization Documents, and all resolutions adopted under such Organization Documents, have been adopted in accordance with all applicable legal requirements.
22.	Collateral Assumptions. The opinions and advice contained in our letter are subject to the following assumptions:

(a)	Each of the Loan Parties which grants or purports to grant any lien or security interest in any property or Collateral (i) has the requisite title and rights to any property involved in the Transactions including without limiting the generality of the foregoing, each item of Collateral existing on the date hereof and (ii) will have the requisite title and rights to each item of Collateral arising after the date hereof.

(b)	Value (as defined in Section 1-201(44) of the New York UCC) has been given by the Lenders to the Loan Parties for the security interests and other rights in and assignments of Collateral described in or contemplated by the Security Agreement.

(c)	The descriptions of Collateral in the Operative Documents and the Financing Statements reasonably describe the property intended to be described as Collateral (this assumption being limited to the factual accuracy of such descriptions).

(d)	The representations made by each Loan Party in the Operative Documents to which it is a party with respect to its chief executive office are true and correct.

(e)	The information regarding the secured party listed on the Financing Statements is accurate and complete in all respects.

Schedule C
Excluded Law and Legal Issues
               None of the opinions or advice contained in this letter covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:
1.	Other than for the limited opinion with respect to the Investment Company Act given in paragraph 13 and for the limited opinion with respect to Regulations U or X of the Board of Governors of the Federal Reserve System given in paragraph 6, federal securities laws and regulations (including all other laws and regulations administered by the United States Securities and Exchange Commission), state “blue sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;
2.	except as specifically set forth in opinion paragraph 6, Federal Reserve Board margin regulations;
3.	pension and employee benefit laws and regulations (e.g., ERISA);
4.	federal and state antitrust and unfair competition laws and regulations;
5.	compliance with fiduciary duty requirements;
6.	fraudulent transfer and fraudulent conveyance laws;
7.	the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions and judicial decisions to the extent that they deal with any of the foregoing;
8.	federal patent, trademark and copyright, state trademark, and other federal and state intellectual property laws and regulations;
9.	federal and state environmental, tax, land use and subdivision, racketeering (e.g., RICO), health and safety (e.g., OSHA) and labor laws and regulations;
10.	federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;
11.	other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);
12.	any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act);

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13.	other than as specifically set forth in opinion paragraph 11(b), federal and state laws and regulations concerning filing and notice requirements, other than requirements applicable to charter-related documents such as a certificate of merger;
14.	the Communications Act and the rules, regulations and policies of the Federal Communications Commission promulgated thereunder;
15.	the Anti-Terrorism, Crime and Security Act of 2001 (the “Anti-Terrorism Order”), as amended, all rules and regulations promulgated thereunder and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to the Anti-Terrorism Order (including without limitation the Executive order of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit and Threaten to Commit or Support Terrorism) and the ownership and operation of, or otherwise regulation of, companies which conduct, operate or otherwise pursue the business or businesses now and in the future conducted, operated or otherwise pursued by any of the Loan Parties including, without limitation, the importation, transportation, manufacturing, dealing, purchase, use or storage of explosive materials;
16.	the USA Patriot Act of 2001 and the rules, regulations and policies promulgated thereunder and any foreign assets control regulations of the United States Treasury Department or any enabling legislation or orders relating thereto; and
17.	to the extent not otherwise specified in this Schedule C, applicable zoning and building laws, ordinances, codes, rules or regulations;
18.	the effect of any law, regulation or order which hereafter is enacted, promulgated or issued.
               We have not undertaken any research for purposes of determining whether any Loan Party or any of the transactions which may occur in connection with the Credit Agreement or any of the other Operative Documents is subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable to transactions of the type contemplated by the Operative Documents, and none of our opinions covers any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any Schedule to our letter.

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Schedule D
Excluded Provisions
               None of the opinions in the letter to which this Schedule D is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Operative Documents:
1.	Indemnification for gross negligence, willful misconduct or other wrongdoing or strict product liability for any indemnification for liabilities arising under securities laws.
2.	Provisions mandating contribution towards judgments or settlements among various parties.
3.	Waivers of (i) legal or equitable defenses, (ii) rights to damages, (iii) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (vii) broadly or vaguely stated rights, and (viii) other benefits to the extent they cannot be waived under applicable law.
4.	Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges and interest upon interest.
5.	Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction); provisions restricting access to courts; waiver of the right to jury trial, waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.
6.	Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular person will be conclusive or binding on others.
7.	Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.
8.	Provisions which purport to award attorneys’ fees solely to one party.
9.	Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.
10.	Provisions that provide for the appointment of a receiver.
11.	Provisions or agreements regarding proxies, shareholders agreements, shareholder voting rights, voting trusts, and the like.
12.	Provisions, if any, which are contrary to the public policy of any jurisdiction covered by our opinions.

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13.	Provisions of the Operative Documents insofar as they authorize you or your affiliates to set off and apply deposits at any time held, and any other indebtedness at any time owing, by you to or for the account of any Loan Party except in accordance with applicable law.
14.	Choice-of-law provisions, other than the selection of New York law by New York courts under choice of law rules in New York.
15.	Time-is-of-the-essence clauses.
16.	Provisions which provide a time limitation after which a remedy may not be enforced.
17.	Confession of judgment clauses.
18.	Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.
19.	Arbitration agreements.
20.	Provisions relating to the application of insurance proceeds and condemnation awards.
21.	Confidentiality agreements.
22.	The enforceability of any purported obligation to reimburse an issuer of a letter of credit to the extent inconsistent with Section 5-103(c) of the Uniform Commercial Code.
23.	Provisions that provide for a power of sale.

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Schedule E
Financing Statements

Schedule F
Pledged Stock

Pledgor	Issuer	Certificate #	# of Shares/Interests
Targa Resources, Inc.	Targa Resources Finance Corporation	1	1,000 shares of common stock
Targa Resources, Inc.	Targa Resources LLC	No. 1	100% of membership interests of the Issuer.
Targa Resources LLC	Targa Resources II LLC	No. 1	100% of membership interests of the Issuer.
Targa Resources LLC	Targa Resources Holdings GP LLC	No. 2	100% of membership interests of the Issuer.
Targa Resources II LLC	Targa Resources Holdings LP	No. 3	99% of the limited partner interest in the Issuer
Targa Resources Holdings GP LLC	Targa Resources Holdings LP	No. 4	1% of the limited partner interest in the Issuer
Targa Resources Holdings LP	Targa Midstream GP, LLC	No. 1	100% of membership interests of the Issuer.
Targa Midstream Services Limited Partnership	Targa LP Inc.	No. 2	1,000 shares of common stock
Targa Midstream Services Limited Partnership	Targa GP Inc.	No. 2	1,000 shares of common stock
Targa GP Inc.	Targa Resources Partners LP	ZQ00000040	5,449,338 common units
Targa GP Inc.	Targa Resources Partners LP	ZQ00000043	4,176,791 common units
Targa LP Inc.	Targa Resources Partners LP	ZQ00000042	6,078,893 common units
Targa LP Inc.	Targa Resources Partners LP	ZQ00000044	4,350,824 common units
Targa Resources GP LLC	Targa Resources Partners LP	1	629,555 General Partner Units
Targa Resources GP LLC	Targa Resources Partners LP	2	275,511 General Partner Units
Targa Resources GP LLC	Targa Resources Partners LP	3	327 General Partner Units
Targa Resources GP LLC	Targa Resources Partners LP	4	36,735 General Partner Units
Targa Resources GP LLC	Targa Resources Partners LP	5	327 General Partner Units
Targa Resources GP LLC	Targa Resources Partners LP	6	653 General Partner Units
Targa Resources GP LLC	Targa Resources Partners LP	7	140,816 General Partner Units
Targa Resources GP LLC	Targa Resources Partners LP	8	174,033 General Partner Units

Schedule of
Other Operative Documents
1.	The Security Agreement.

2.	The Guaranty.

3.	Term Note issued to Deutsche Bank Trust Company Americas on the date hereof.

4.	Revolving Note issued to Bank of America, N.A. on the date hereof.

5.	Revolving Note issued to Deutsche Bank Trust Company Americas on the date hereof.

6.	Intercreditor Agreement.

Exhibit A
Guarantors
Delaware Corporations
1.	Targa Resources Finance Corporation (DE C Corp)

2.	Targa GP Inc. (DE C Corp)

3.	Targa LP Inc. (DE C Corp)
Delaware Limited Liability Companies
1.	Targa Resources LLC (DE LLC)

2.	Targa Resources Holdings GP LLC (DE LLC)

3.	Targa Resources II LLC (DE LLC)

4.	Targa Gas Marketing LLC (DE LLC)

5.	Targa Midstream GP LLC (DE LLC)

6.	Targa Capital LLC (DE LLC)

7.	Targa Versado GP LLC (DE LLC)

8.	Targa Straddle GP LLC (DE LLC)

9.	Targa Permian GP LLC (DE LLC)

10.	Targa Resources GP LLC (DE LLC)

11.	Targa Permian Intrastate LLC (DE LLC)
Delware Limited Partnerships
1.	Targa Resources Holdings LP (DE LP)

2.	Targa Midstream Services Limited Partnership (DE LP)

3.	Targa Versado LP (DE LP)

4.	Targa Straddle LP (DE LP)

5.	Targa Permian LP (DE LP)

EXHIBIT N-1
FORM OF
NON-BANK TAX CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
     Reference is made to the Credit Agreement dated as of January 5, 2010, among Targa Resources, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Deutsche Bank Trust Company Americas, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer and Credit Suisse AG, Cayman Islands Branch as an L/C Issuer. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.
     Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
     The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and promptly provide correct documentation pursuant to Section 3.01(e) of the Credit Agreement and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.
[Signature Page Follows]

N-1-1

[Lender]
By:
Name:
Title:
[Address]

Dated: ______________________, 20[        ]

N-1-2

EXHIBIT N-2
FORM OF
NON-BANK TAX CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
     Reference is made to the Credit Agreement dated as of January 5, 2010, among Targa Resources, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Deutsche Bank Trust Company Americas, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer and Credit Suisse AG, Cayman Islands Branch as an L/C Issuer. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.
     Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
     The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN (or other appropriate forms) from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and promptly provide correct documentation pursuant to Section 3.01(e) of the Credit Agreement and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Signature Page Follows]

N-2-1

[Lender]
By:
Name:
Title:
[Address]

Dated: ______________________, 20[        ]

N-2-2

EXHIBIT N-3
FORM OF
NON-BANK TAX CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
     Reference is made to the Credit Agreement dated as of January 5, 2010, among Targa Resources, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Deutsche Bank Trust Company Americas, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer and Credit Suisse AG, Cayman Islands Branch as an L/C Issuer. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.
     Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
     The undersigned has furnished its participating Foreign Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Foreign Lender in writing and promptly provide correct documentation pursuant to Section 3.01(e) of the Credit Agreement and (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. The undersigned agrees that this certificate, together with the associated Internal Revenue Service Form W-8BEN, may be provided to the Borrower and the Administrative Agent pursuant to Section 3.01(e) of the Credit Agreement.
[Signature Page Follows]

N-3-1

[Participant]
By:
Name:
Title:
[Address]

Dated: ______________________, 20[        ]

N-3-2

EXHIBIT N-4
FORM OF
NON-BANK TAX CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
     Reference is made to the Credit Agreement dated as of January 5, 2010, among Targa Resources, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Deutsche Bank Trust Company Americas, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer and Credit Suisse AG, Cayman Islands Branch as an L/C Issuer. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.
     Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
     The undersigned has furnished its participating Foreign Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN (or other appropriate forms) from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Foreign Lender in writing and promptly provide correct documentation pursuant to Section 3.01(e) of the Credit Agreement and (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. The undersigned agrees that this certificate, together with the associated Internal Revenue Service Form W-8IMY, may be provided to the Borrower and the Administrative Agent pursuant to Section 3.01(e) of the Credit Agreement.
[Signature Page Follows]

N-4-1

[Participant]
By:
Name:
Title:
[Address]

Dated: ______________________, 20[        ]

N-4-2

EXHIBIT O
FORM OF LETTER OF CREDIT REQUEST
Dated 26
Deutsche Bank Trust Company Americas
as Administrative Agent for the Lenders party
to the Credit Agreement referred to below
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attention: Maxeen Jacques
L/C Issuer: 27
Dear Ladies and Gentlemen:
          We hereby request that the L/C Issuer, in its individual capacity, issue a standby Letter of Credit for the account of the undersigned on 28(the “Date of Issuance”), which Letter of Credit shall be denominated in United States Dollars and shall be in the aggregate amount of 29.
          For the purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement dated as of January 5, 2010 among Targa Resources, Inc., as the Borrower, Deutsche Bank Trust Company Americas, as the

[26]	Date of Letter of Credit Request. On or after the Closing Date and prior to the 9th day prior to the Revolving Loan Maturity Date.

[27]	If standby Letter of Credit is to be issued by Deutsche Bank Trust Company Americas insert: Deutsche Bank Trust Company Americas, Global Loan Operations, Standby L/C Unit, 60 Wall Street, New York, New York 10005, MS: NYC60-0926, Attention: Charles P. Ferris. For standby Letters of Credit to be issued by Credit Suisse AG insert: Credit Suisse AG, One Madison Avenue, 2nd Floor, New York, New York 10010, Attention: Trade Finance Services Department. For standby Letters of Credit to be issued by another L/C Issuer insert name and address of applicable L/C Issuer.

[28]	Date of Issuance, which shall be at least three (3) Business Days from the date hereof (or such shorter period as is reasonably acceptable to the L/C Issuer).

[29]	Aggregate initial amount of the Letter of Credit.

Administrative Agent and an L/C Issuer, Credit Suisse AG, Cayman Islands Branch, as an L/C Issuer, and the Lenders from time to time party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) shall have the respective meaning provided such terms in the Credit Agreement.
          The beneficiary of the requested Letter of Credit will be 30, and such Letter of Credit will be in support of 31 and will have a stated expiration date of 32.
          The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) of the Credit Agreement shall be satisfied on and as of the date of the issuance of the Letter of Credit requested hereby.

TARGA RESOURCES, INC.
By
Name:
Title:

[30]	Insert name and address of beneficiary.

[31]	Insert brief description of supportable obligations.

[32]	Insert the last date upon which drafts may be presented which may not be later than the dates referred to in Section 2.03(a) of the Credit Agreement.

EXHIBIT P
OFFICER’S CERTIFICATE
Reference is made to that certain Credit Agreement dated as of January 5, 2010, among Targa Resources, Inc., a Delaware corporation (the “Borrower"), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Deutsche Bank Trust Company Americas, as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer, and Credit Suisse AG, Cayman Islands Branch as an L/C Issuer (as amended, supplemented, restated, increased, renewed, extended or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not defined shall have the meanings assigned in the Credit Agreement.
     The undersigned hereby certifies, in his capacity as an officer of the Borrower and not individually, as of the date hereof, that:
(i)	The undersigned is a duly appointed Responsible Officer of the Borrower; and

(ii)	No parcel on which any Material Pipeline is located (i) has a Building located thereon that is owned, leased or otherwise held by any Loan Party or (ii) has, to the knowledge of the Borrower, a Building located thereon that is owned, leased or otherwise held by any other Person.
[The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the Borrower has caused this Officer’s Certificate to be executed by the undersigned as of this date.

TARGA RESOURCES, INC.
By:
	Name:	Joe Bob Perkins
	Title:	President

Dated: ________________, 2010

SCHEDULES TO
CREDIT AGREEMENT
Dated as of January 5, 2010
Among
TARGA RESOURCES, INC.,
as the Borrower,
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Administrative Agent,
DEUTSCHE BANK SECURITIES INC. and
CREDIT SUISSE SECURITIES (USA) LLC,
as Joint Lead Arrangers,
CREDIT SUISSE SECURITIES (USA) LLC and
CITADEL SECURITIES LLC,
as the Co-Syndication Agents,
DEUTSCHE BANK SECURITIES INC.,
CREDIT SUISSE SECURITIES (USA) LLC,
CITADEL SECURITIES LLC,
BANK OF AMERICA SECURITIES LLC, and
BARCLAYS CAPITAL PLC
as Joint Book Runners,
and
BANK OF AMERICA SECURITIES LLC, BARCLAYS CAPITAL PLC and ING CAPITAL
LLC
as the Co-Documentation Agents,
and
The Other Lenders Party Hereto

TABLE OF SCHEDULES

SCHEDULE		PAGE
1.01A	Certain Permitted Hedging Parties
1.01B	Excluded Subsidiaries
1.01C	Unrestricted Subsidiaries
1.01D	Existing Letters of Credit
1.01E	Closing Date Secured Hedge Agreement
2.01	Commitments and Pro Rata Shares
5.12	Subsidiaries; Equity Interests
5.19	Material Real Property
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.09	Affiliate Transactions
7.10	Burdensome Agreements
10.02	Administrative Agent’s Office; Certain Addresses for Notices

4

SCHEDULE 1.01A
Certain Permitted Hedging Parties*
Bank of America, NA
Bank of Montreal
Barclays Bank PLC
BP Corporation North America Inc.
Credit Suisse International
Deutsche Bank AG, New York Branch
HSH Nordbank Ag
J. Aron & Company
J.P. Morgan Ventures Energy Corporation
Merrill Lynch Capital Services, Inc.
Merrill Lynch Commodities, Inc.
Morgan Stanley Capital Group, Inc.
Royal Bank of Scotland
SMBC Capital Markets, Inc,
Societe Generale
Wachovia Bank, National Association
West LB AG, New York Branch

*	In each case, the Hedging Party shall be the appropriate trading entity of the counterparties specified below.

5

SCHEDULE l.01B
Excluded Subsidiaries
Warren Petroleum Company, LLC

6

SCHEDULE 1.01C
Unrestricted Subsidiaries
Floridian Natural Gas Storage Company, LLC

7

SCHEDULE 1.01D
Existing Letters of Credit

			Actual	Current
Issuer	Counterparty	LC NUMBER	Expiry	Amount
Credit Suisse AG	DEVON ENERGY PRODUCTION COMPANY, L.P.	TS-07003258	26-Feb-10	$1,605,000

Credit Suisse AG	SAFECO INSURANCE	TS-07003273NYBR	31-Oct-10	$1,988,700

Credit Suisse AG	TRAVELERS CASUALTY	TS-07003274	31-Oct-10	$2,471,150

Credit Suisse AG	TRAVELERS CASUALTY	TS-07003292	31-Oct-10	$2,086,000

Credit Suisse AG	NATURAL GAS PIPELINE COMPANY OF AMERICA LLC	TS-07003297	17-Nov-10	$350,000

Credit Suisse AG	TEXAS EASTERN TRANSMISSION LP	TS-07003314	1-Jun-10	$1,093,000

Credit Suisse AG	ASSOCIATED ELECTRIC & GAS INSURANCE SERVICES LIMITED	TS-07003563	20-May-10	$3,000,000

Credit Suisse AG	EOG RESOURCES, INC.	TS-07003622	29-Mar-10	$550,000

Credit Suisse AG	APACHE CORPORATION	TS-07003675	28-Feb-10	$6,415,576

Credit Suisse AG	EL PASO NATURAL GAS COMPANY (and SNGC and TGPC)	TS-07003688	2-Jan-11	$1,885,707

Credit Suisse AG	ANR PIPELINE COMPANY	TS-07003900	1-Mar-10	$300,000

Credit Suisse AG	DEVON ENERGY PRODUCTION COMPANY, L.P.	TS-07004809	26-Feb-10	$2,000,000

Credit Suisse AG	NORTHERN NATURAL GAS COMPANY	TS-07004898	15-Dec-10	$131,000

Credit Suisse AG	COLUMBIA GULF TRANSMISSION COMPANY	TS-07004965	30-Jun-10	$600,000

Credit Suisse AG	W & T OFFSHORE INC	TS-07005041	4-Feb-10	$1,000,000

Credit Suisse AG	HOUSTON PIPE LINE COMPANY LP	TS-07005088	15-Feb-10	$2,208,000

Credit Suisse AG	TRANSCONTINENTAL GAS PIPE LINE CORPORATION	TS-07005090	1-Dec-10	$100,000

Credit Suisse AG	CHEVRON NATURAL GAS, a div. of Chevron USA Inc.	TS-07005200	6-May-10	$2,260,858

Credit Suisse AG	MARINER ENERGY, INC.	TS-07005265	4-May-10	$13,700,000

Credit Suisse AG	SEQUENT ENERGY MANAGEMENT, L.P.	TS-07005301	11-Apr-10	$2,500,000

Credit Suisse AG	BG ENERGY MERCHANTS, LLC	TS-07005364	9-Mar-10	$1,000,000

Credit Suisse AG	ENBRIDGE MARKETING (U.S.) LP	TS-07005365	9-Mar-10	$500,000

Credit Suisse AG	TENASKA MARKETING VENTURES	TS-07005381	11-Feb-10	$1,000,000

				$48,744,991

8

SCHEDULE 1.01E
Closing Date Secured Hedge Agreements
     ISDA Master Agreement and Schedule to the Master Agreement, dated as of April 18, 2007, by and between Barclays Bank PLC and Targa Resources, Inc.
     ISDA Master Agreement and Schedule to the Master Agreement, dated as of May 1, 2006, by and between BP Corporation North America Inc. and Targa Resources, Inc.
     ISDA Master Agreement and Schedule to the Master Agreement, dated as of November 17, 2005, by and between Credit Suisse International (as successor-in-interest to Credit Suisse First Boston International) and Targa Resources, Inc.
     ISDA Master Agreement and Schedule to the Master Agreement, dated as of August 1, 2005, by and between J. Aron & Company and Targa Resources, Inc.
     ISDA Master Agreement and Schedule to the Master Agreement, dated as of July 1, 2009, by and between J.P. Morgan Ventures Energy Corporation and Targa Resources, Inc.

9

SCHEDULE 2.01
Commitments and Pro Rata Shares
Revolving Credit Commitments

Lender	Revolving Credit Commitment
Deutsche Bank Trust Company Americas	$25,000,000
Credit Suisse AG, Cayman Islands Branch	$22,500,000
Bank of America, N.A.	$19,000,000
ING Capital LLC	$17,500,000
Barclays Bank PLC	$16,000,000
Total	$100,000,000
Term Commitments

Lender	Term Commitment
Deutsche Bank Trust Company Americas	$500,000,000
Total	$500,000,000

10

SCHEDULE 5.12
Subsidiaries and Other Equity Investments

Jurisdiction of
	Formation/ Type of		Equity Interest
Subsidiary	Entity	Ownership	Pledged
Targa Resources LLC	Del/LLC	100% — Targa Resources, Inc.	✓

Targa Resources Finance Corporation	Del/C Corp	100% — Targa Resources, Inc.	✓

Floridian Natural Gas Storage Company, LLC	Del/LLC	98% of Class A Units — Targa Resources, Inc. 30% of Class M Units — Targa Resources, Inc.	__

Targa Resources II LLC	Del/LLC	100% — Targa Resources LLC	✓

Targa Resources Holdings GP LLC	Del/LLC	100% — Targa Resources LLC	✓

Targa Resources Holdings LP	Del/LP	99% — Targa Resources II LLC 1% — Targa Resources Holdings GP LLC	✓

Targa Midstream GP LLC	Del/LLC	100% — Targa Resources Holdings LP	✓

Targa Midstream Services Limited Partnership	Del/LP	96.6126% — Targa Resources Holdings LP 3.3874% — Tara Midstream GP LLC	✓

Targa Gas Marketing LLC	Del/LLC	100% — Targa Resources Holdings LP	✓

Targa Capital LLC	Del/LLC	100% — Targa Midstream Services Limited Partnership	✓

Venice Energy Services Company, L.L.C.	Del/LLC	53.8577% — Targa Capital LLC 22.8959% — Targa Midstream Services Limited Partnership	__

Venice Gathering System, L.L.C.	Del/LLC	100% — Venice Energy Services Company, L.L.C.	__

Versado Gas Processors, L.L.C.	Del/LLC	63% — Targa Midstream Services Limited Partnership	__

Warren Petroleum Company LLC	Del/LLC	100% — Targa Midstream Services Limited Partnership	✓

Targa GP Inc.	Del/C Corp	100% — Targa Midstream Services Limited Partnership	✓

Targa LP Inc.	Del/C Corp	100% — Targa Midstream Services Limited Partnership	✓

Targa Versado GP LLC	Del/LLC	100% — Targa GP Inc.	✓

Targa Versado LP	Del/LP	50% — Targa Versado GP LLC 50% — Targa LP Inc.	✓

Targa Straddle GP LLC	Del/LLC	100% — Targa GP Inc.	✓

11

Jurisdiction of
	Formation/ Type of		Equity Interest
Subsidiary	Entity	Ownership	Pledged
Targa Straddle LP	Del/LP	50% — Targa Straddle GP LLC 50% — Targa LP Inc.	✓

Targa Permian GP LLC	Del/LLC	100% — Targa GP Inc.	✓

Targa Permian LP	Del/LP	50% — Targa Permian GP LLC 50% — Targa LP Inc.	✓

Targa Permian Intrastate LLC	Del/LLC	100% — Targa Permian LP	✓

Targa Resources GP LLC	Del/LLC	100% — Targa GP Inc.	✓

12

SCHEDULE 5.19
Material Real Property
Material Fee Owned Property

Owner/Titleholder			County/
Lessee	Facility	Address	Parish	State
Targa Permian LP	Sand Hills Processing Plant	5880 FM 1233 Crane, Texas 79731-6514	Crane	TX
Material Leases

Property Subject to
Lease/Address	County	State	Lessor	Lessee
Barracuda Straddle Plant 5022 Gulf Beach Highway Cameron, LA 70631	Cameron	LA	Sandra Stream Investment Trust, Gray Stream Investment Trust and Harold Stream Investment Trust	Targa Midstream Services Limited Partnership

Lowry Straddle Plant 810 Lowry Highway Lake Arthur, LA 70549-6515	Cameron	LA	AMR Properties, Inc., Tenneco Oil Company and Globe-Texas Company (three aforementioned entities operating under assumed name of Walker Louisiana Properties)	Targa Midstream Services Limited Partnership

Stingray Straddle Plant 5022 Gulf Beach Highway Cameron, LA 70631	Cameron	LA	Margaret Fisk Munro, William Arthur Fisk, Barton Alan Fisk and Dianne Marie Fisk Hinch	Targa Midstream Services Limited Partnership

13

Material Pipelines

Grantor	Facility	County/Parish	State
Targa Midstream Services Limited Partnership	Pelican Pipeline	Cameron and offshore	LA

	Seahawk Pipeline	Cameron, Jefferson Davis, and offshore	LA

Targa Permian LP	Sand Hills Gathering System	Andrews, Crane, Ector, Gaines, Loving, Midland, Pecos, Reeves, Upton, Ward, Winkler	TX

14

5.19(d) — Condemnation Proceedings
None.
5.19(e) — Rights of First Refusal, Options, Etc.
None.

15

SCHEDULE 7.01
Existing Liens

								Amendment File
Loan Party	Filing Office	Type of Filing	Lienholder	Collateral	Original File Date	Original File Number	Amendment File Date	Number
Targa Resources, Inc.	Delaware SOS	UCC-1	Herc Exchange, LLC	Specific Equipment	04/27/2006	61412543

Targa Resources LLC	Delaware SOS	UCC-1	GreatAmerica Leasing Corporation	Leased Equipment	06/28/2006	62224483

Targa Resources, Inc.	Delaware SOS	UCC-1	Herc Exchange, LLC	Specific Equipment	02/01/2007	20070421783

Targa Resources LLC	Delaware SOS	UCC-1	US Express Leasing, Inc.	Leased Equipment	11/02/2007	20074189204

Targa Resources LLC	Delaware SOS	UCC-1	US Express Leasing, Inc.	Leased Equipment	11/02/2007	20074189600

Targa Resources LLC	Delaware SOS	UCC-1	US Express Leasing, Inc.	Leased Equipment	11/02/2007	20074189667

Targa Resources LLC	Delaware SOS	UCC-3 Amendment Added Collateral	US Express Leasing, Inc.	Leased Equipment	11/02/2007	20074189667	11/06/2007	20074221221

Targa Resources LLC	Delaware SOS	UCC-1	US Express Leasing, Inc.	Leased Equipment	11/02/2007	20074189691

Targa Resources LLC	Delaware SOS	UCC-1	US Express Leasing, Inc.	Leased Equipment	11/09/2007	20074288048

Targa Resources LLC	Delaware SOS	UCC-3 Amendment Amended Debtor’s information	US Express Leasing, Inc.	Leased Equipment	11/09/2007	20074288048	11/12/2007	20074295415

								Amendment File
Loan Party	Filing Office	Type of Filing	Lienholder	Collateral	Original File Date	Original File Number	Amendment File Date	Number
Targa Resources LLC	Delaware SOS	UCC-1	US Express Leasing, Inc.	Leased Equipment	01/29/2008	20080348688

Targa Resources LLC	Delaware SOS	UCC-1	US Express Leasing, Inc.	Leased Equipment	01/29/2008	20080348753

Targa Resources LLC	Delaware SOS	UCC-1	US Express Leasing, Inc.	Leased Equipment	01/29/2008	20080348878

Targa Resources LLC	Delaware SOS	UCC-1	US Express Leasing, Inc.	Leased Equipment	01/29/2008	20080348894

Targa Resources LLC	Delaware SOS	UCC-1	US Express Leasing, Inc.	Leased Equipment	01/29/2008	20080349066

Targa Resources LLC	Delaware SOS	UCC-1	US Express Leasing, Inc.	Leased Equipment	01/29/2008	20080349173

Targa Resources LLC	Delaware SOS	UCC-1	US Express Leasing, Inc.	Leased Equipment	01/29/2008	20080350197

Targa Resources LLC	Delaware SOS	UCC-1	US Express Leasing, Inc.	Leased Equipment	01/30/2008	20080361541

Targa Resources LLC	Delaware SOS	UCC-1	US Express Leasing, Inc.	Leased Equipment	01/31/2008	20080378545

Targa Resources LLC	Delaware SOS	UCC-1	US Express Leasing, Inc.	Leased Equipment	03/06/2008	20080807881

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SCHEDULE 7.02
Existing Investments
1.	The Investments of the Loan Parties set forth on Schedule 5.12.

2.	The following Investments in Targa Resources Partners LP

				Date of
Unitholder	Issuer	Type of Units	Number of Units	Issuance
Targa Resources GP LLC	Targa Resources Partners LP	General Partner Units	629,555	02-14-07
Targa Resources GP LLC	Targa Resources Partners LP	General Partner Units	275,511	10-24-07
Targa Resources GP LLC	Targa Resources Partners LP	General Partner Units	327	11-20-07
Targa Resources GP LLC	Targa Resources Partners LP	General Partner Units	36,735	11-20-07
Targa Resources GP LLC	Targa Resources Partners LP	General Partner Units	327	3-25-08
Targa Resources GP LLC	Targa Resources Partners LP	General Partner Units	653	1-22-09
Targa Resources GP LLC	Targa Resources Partners LP	General Partner Units	140,816	8-12-09
Targa Resources GP LLC	Targa Resources Partners LP	General Partner Units	174,033	9-24-09
Targa GP Inc.	Targa Resources Partners LP	Common Units	5,449,338	5-19-09
Targa LP Inc.	Targa Resources Partners LP	Common Units	6,078,893	5-19-09
Targa GP Inc.	Targa Resources Partners LP	Common Units	4,176,791	9-24-09
Targa LP Inc.	Targa Resources Partners LP	Common Units	4,350,824	9-24-09

3.	The Investment (or contemplated Investment) of the Borrower in Holdco Loans in an amount on the Closing Date equal to $186,578,172.67.

4.	The Investment (or contemplated Investment) of Targa Capital LLC in Holdco Loans in an amount on the Closing Date equal to $66,597,208.45.
SCHEDULE 7.03
Existing Indebtedness
None.

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SCHEDULE 7.09
Transactions with Affiliates
     The contents of Item 13 ( “Certain Relationships and Related Transactions, and Director Independence”) of the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2008, filed February 27, 2009, are incorporated by reference thereto.
     The contents of Note 17 (“-Related Party Transactions”) to Item 1 (“Financial Statements”) of the Borrower’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed November 9, 2009, are incorporated by reference thereto.

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SCHEDULE 7.10
Existing Restrictions
1.	The Second Amended and Restated Limited Liability Company Agreement of the Venice Energy Services Company, L.L.C. (“Venice”) (i) restricts the ability of Venice to make Restricted Payments and (ii) restricts the ability of Targa Capital LLC and Targa Midstream Services Limited Partnership to pledge their equity interests in Venice.
2.	The Limited Liability Company Agreement (of Versado Gas Processors, L.L.C. (“Versado”) (i) restricts the ability of Versado to make Restricted Payments and (ii) restricts the ability of Targa Midstream Services Limited Partnership to pledge its equity interest in Versado.

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SCHEDULE 10.02
Administrative Agent’s Office, Certain Addresses for Notices
If to any Loan Party:
Targa Resources, Inc.
1000 Louisiana, Suite 4300
Houston, TX 77002
Attn: Vice President — Finance and Treasurer
(713) 584-1000
(713) 584-1110 (Fax)
If to the Administrative Agent, Collateral Agent and Swingline Lender:
Credit Matters
Deutsche Bank Trust Company Americas
700 Louisana Street, Suite 1500
Houston, TX 77002
Attn: David Sisler- Vice President
(832) 239-4627
(832) 239-4693 (Fax)
Email: david.sisler@db.com
Operations Matters
Deutsche Bank Trust Company Americas
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attn: Maxeen Jacques- Associate
(904) 527-6411
(732) 380-3355 (Fax)
Email: maxeen.jacques@db.com
If to the L/C Issuers:
Credit Suisse AG
One Madison Avenue
2nd Floor
New York, New York 10010
Attn: Trade Finance Services Department
(212) 538-1370
(212) 325-8315 (Fax)
Email: list.ib-lettersofcredit-ny@credit-suisse.com
Deutsche Bank Trust Company Americas
60 Wall Street, N.Y. 10005
Global Loan Operations

22

Standby L/C Unit,
Attn: Charles P. Ferris
MS: NYC60-0926
(212) 250-1214
(212) 797-0403 (Fax)
Email: charles.ferris@db.com

23